                                                                    Exhibit 4(a)

--------------------------------------------------------------------------------


                                  $125,000,000

                                CREDIT AGREEMENT

                                     -AMONG-

                           REGENT BROADCASTING, INC.,
                                   AS BORROWER


                          REGENT COMMUNICATIONS, INC.,
                         AS PARENT COMPANY AND GUARANTOR


                          THE SEVERAL LENDERS FROM TIME
                         TO TIME PARTY TO THIS AGREEMENT


                              FLEET NATIONAL BANK,
                             AS ADMINISTRATIVE AGENT


                              FLEET NATIONAL BANK,
                                AS ISSUING LENDER

                      GE CAPITAL COMMERCIAL FINANCE, INC.,
                              AS SYNDICATION AGENT

                                      -AND-

              DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN BRANCHES,
                             AS DOCUMENTATION AGENT

                        --------------------------------

                         FLEET ROBERTSON STEPHENS INC.,
                                AS LEAD ARRANGER

                        --------------------------------

                          DATED AS OF JANUARY 27, 2000

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS
                                -----------------


ARTICLE I.  DEFINITIONS..............................................................................1
         1.1.  Defined Terms.........................................................................1
         1.2.  Use of Defined Terms..................................................................39
         1.3.  Cross-References......................................................................39
         1.4.  Accounting and Financial Determinations...............................................39
         1.5.  General Provisions Relating to Definitions............................................39

ARTICLE II.  THE CREDIT FACILITIES...................................................................40
         2.1.   Amounts and Terms of Commitments.....................................................40
                  (a)  The Revolving Loans...........................................................40
                  (b)  The Incremental Facility......................................................40
         2.2.   Loan Accounts; Notes.................................................................41
         2.3.   Procedure for Borrowing..............................................................41
         2.4.   Conversion and Continuation Elections for all Borrowings.............................42
         2.5.   Reduction and Termination of Commitments.............................................43
         2.6.   Voluntary Prepayments................................................................45
         2.7.   Mandatory Prepayments................................................................46
         2.8.   Repayments of Principal..............................................................49
                  (a)  The Revolving Loans...........................................................49
                  (b)  The Incremental Loans.........................................................49
                  (c)  Maturity Date.................................................................50
         2.9.   Fees.................................................................................50
                  (a)  Commitment Fees...............................................................50
                  (b)  Other Fees....................................................................50
         2.10.  Computation of Fees and Interest.....................................................51
         2.11.  Interest.............................................................................51
         2.12.  Payments by the Borrower; Pro Rata Treatment; etc....................................52
         2.13.  Payments by Lenders to the Administrative Agent......................................53
         2.14.  Sharing of Payments, etc.............................................................53
         2.15.  Collateral and Subsidiary Guaranty...................................................54
         2.16.  Procedure for Incremental Commitment Requests........................................54

ARTICLE III.  THE LETTERS OF CREDIT..................................................................55
         3.1.   Letter of Credit Subfacility.........................................................55
         3.2.   Issuance, Amendment and Renewal of Letters of Credit.................................56
         3.3.   Participations, Drawings and Reimbursement...........................................57
         3.4.   Repayment of Participation...........................................................59
         3.5.   Role of Issuing Lender...............................................................59
         3.6.   Obligations Absolute.................................................................60
         3.7.   Cash Collateral Pledge...............................................................60
         3.8.   Letter of Credit Fees................................................................61
         3.9.   Uniform Customs and Practice.........................................................61

ARTICLE IV.  TAXES, YIELD PROTECTION AND ILLEGALITY..................................................61
         4.1.   Taxes................................................................................61
         4.2.   Illegality...........................................................................65
         4.3.   Increased Costs and Reductions of Return.............................................66
         4.4.   Funding Losses.......................................................................67
         4.5.   Inability to Determine Rates.........................................................67


                                      -ii-

         4.6.   Reserves on Eurodollar Loans.........................................................68
         4.7.   Certificates of Lenders..............................................................68
         4.8.   Change of Lending Office.............................................................68

ARTICLE V.  CONDITIONS PRECEDENT.....................................................................68
         5.1.   Conditions to Making First Credit Extensions.........................................68
                  5.1.1.   Execution and Delivery of this Agreement and Notes........................68
                  5.1.2.   Pledge Agreement..........................................................69
                  5.1.3.   Security Agreement; UCC Filings; etc......................................69
                  5.1.4.   Other Loan Documents and Related Documents................................70
                  5.1.5.   Shareholders' Agreement; Tax Sharing Agreements; etc......................70
                  5.1.6.   Consummation of Certain Transactions......................................70
                  5.1.7.   Certain Financial Conditions..............................................70
                  5.1.8.   Refinancings..............................................................71
                  5.1.9.   Financial Statements......................................................72
                  5.1.10.   Certificate..............................................................72
                  5.1.11.   Solvency Certificate.....................................................72
                  5.1.12.   Certificates of Insurance................................................73
                  5.1.13.   Resolutions, etc.........................................................73
                  5.1.14.   Certificates of Good Standing, etc.......................................73
                  5.1.15.   No Materially Adverse Effect; etc........................................74
                  5.1.16.   Affiliate Transactions; Other Corporate Transactions.....................74
                  5.1.17.   Fees and Expenses........................................................74
                  5.1.18.   Opinions of Counsel......................................................74
         5.2.   All Credit Extensions................................................................75
                  5.2.1.   Compliance with Warranties; No Default; etc...............................75
                  5.2.2.   Notice of Borrowing; Continuation/Conversion Notice.......................75
                  5.2.3.   Legality of Transactions..................................................75
                  5.2.4.   Satisfactory Legal Form, etc..............................................75
                  5.2.5.   Company Financings........................................................75
                  5.2.6.   Pending Acquisitions......................................................76
                  5.2.7.   Consummation of Certain Transactions......................................77
                  5.2.8.   Compliance Certificate....................................................77

ARTICLE VI.  REPRESENTATIONS AND WARRANTIES..........................................................77
         6.1.   Corporate Existence and Power, etc...................................................77
         6.2.   Corporate Authorization; etc.........................................................78
         6.3.   Governmental Authorization...........................................................78
         6.4.   Binding Effect.......................................................................78
         6.5.   Collateral Documents.................................................................79
         6.6.   No Default...........................................................................79
         6.7.   Use of Proceeds; Margin Regulations..................................................79
         6.8.   Financial Statements, etc............................................................79
         6.9.   Materially Adverse Effect............................................................79
         6.10.   Existing Indebtedness; Absence of Defaults; etc.....................................80
         6.11.   Transactions with Affiliates........................................................80
         6.12.   Corporate Structure, etc............................................................81
         6.13.   Title to Properties.................................................................81
         6.14.   Trademarks, etc.....................................................................81
         6.15.   Litigation..........................................................................81
         6.16.   Compliance with Applicable Law, etc.................................................82



         6.17.   Governmental Regulation.............................................................82
         6.18.   Taxes...............................................................................82
         6.19.   ERISA Compliance....................................................................82
         6.20.   Hazardous Materials.................................................................83
         6.21.   Labor Controversies.................................................................83
         6.22.   Year 2000 Compliance................................................................83
         6.23.   FCC Authorizations..................................................................83

ARTICLE VII.  PARENT COMPANY GUARANTY................................................................84
         7.1.   The Guaranty.........................................................................84
         7.2.   Insolvency Proceedings...............................................................85
         7.3.   Nature of Liability..................................................................85
         7.4.   Independent Obligations, etc.........................................................85
         7.5.   Authorization, etc...................................................................86
         7.6.   Subordination........................................................................87
         7.7.   Additional Waivers...................................................................88
         7.8.   Effectiveness of Guaranty............................................................88

ARTICLE VIII.  AFFIRMATIVE COVENANTS.................................................................89
         8.1.   Financial Information, etc...........................................................89
         8.2.   Certificates; Other Information......................................................90
         8.3.   Notices..............................................................................90
         8.4.   Maintenance of Corporate Existence, etc..............................................91
         8.5.   Foreign Qualification, etc...........................................................91
         8.6.   Payment of Taxes; etc................................................................91
         8.7.   Maintenance of Property; Insurance...................................................91
         8.8.   Compliance with Laws, etc............................................................91
         8.9.   Books and Records....................................................................92
         8.10.   Use of Proceeds.....................................................................92
         8.11.   Interest Rate Protection............................................................93
         8.12.   Identification of Subsidiaries; Provision of Collateral.............................93
         8.13.   Additional Security; Further Assurances.............................................94
         8.14.   Year 2000 Compliance................................................................95

ARTICLE IX.  NEGATIVE COVENANTS......................................................................95
         9.1.   Limitations on Lines of Business.....................................................95
         9.2.   Indebtedness.........................................................................95
         9.3.   Liens................................................................................97
         9.4.   Financial Covenants..................................................................98
                  (a)  Maximum Leverage Ratio........................................................98
                  (b)  Minimum Interest Coverage Ratio...............................................98
                  (c)  Minimum Fixed Charge Coverage Ratio...........................................99
                  (d)  Maximum Consolidated Corporate Overhead.......................................99
         9.5.   Consolidations, Mergers, Sales, etc..................................................100
         9.6.   Investments and Acquisitions.........................................................101
         9.7.   Restricted Payments..................................................................101
         9.8.   Limitations on Negative Pledge Clauses...............................................103
         9.9.   Limitation on Restrictions on Subsidiary Distributions...............................103
         9.10.   Transactions with Affiliates........................................................103
         9.11.   Sale of Capital Stock, etc..........................................................104
         9.12.   Change of Control...................................................................105



         9.13.   Limitations on Optional Payments; etc...............................................105
         9.14.   Modification of other Ancillary Documents, etc......................................105
         9.15.   Maintenance of Separateness.........................................................105
         9.16.   Use of Credits; Compliance with Margin Regulations..................................105
         9.17.   Environmental Liabilities...........................................................106

ARTICLE X.  EVENTS OF DEFAULT........................................................................106
         10.1.   Events of Default...................................................................106
                  10.1.1.   Non-Payment of Obligations...............................................106
                  10.1.2.   Non-Performance of Certain Obligations...................................106
                  10.1.3.   Non-Performance of Other Obligations.....................................106
                  10.1.4.   Breach of Representation or Warranty.....................................107
                  10.1.5.   Cross-Default............................................................107
                  10.1.6.   Insolvency; Voluntary Proceedings........................................107
                  10.1.7.   Involuntary Proceedings..................................................107
                  10.1.8.   ERISA....................................................................107
                  10.1.9.   Judgments................................................................108
                  10.1.10.   Change of Control.......................................................108
                  10.1.11.   Subsidiary Guaranty.....................................................108
                  10.1.12.   Security Documents......................................................108
                  10.1.13.   Main Station Licenses...................................................108
         10.2.   Remedies............................................................................109

ARTICLE XI.  THE ADMINISTRATIVE AGENT AND OTHER AGENTS...............................................110
         11.1.   Appointment and Authorization.......................................................110
         11.2.   Delegation of Duties................................................................110
         11.3.   Liability of Administrative Agent...................................................110
         11.4.   Reliance by Administrative Agent....................................................111
         11.5.   Notice of Default...................................................................112
         11.6.   Credit Decisions....................................................................112
         11.7.   Indemnification.....................................................................112
         11.8.   Administrative Agent in its Individual Capacity.....................................113
         11.9.   Successor Administrative Agent......................................................113
         11.10.   Collateral Documents and Subsidiary Guaranty.......................................114
         11.11.   Other Agents.......................................................................115

ARTICLE XII.  MISCELLANEOUS..........................................................................115
         12.1.   Amendments and Waivers..............................................................115
         12.2.   Notices.............................................................................117
         12.3.   No Waiver; Cumulative Remedies......................................................118
         12.4.   Costs and Expenses..................................................................118
         12.5.   Indemnity...........................................................................118
         12.6.   Successors and Assigns..............................................................119
         12.7.   Assignments, Participations, etc....................................................119
         12.8.   Confidentiality.....................................................................121
         12.9.   Set-off.............................................................................121
         12.10.   Survival of Representations, Warranties and Agreements.............................122
         12.11.   Marshalling; Payments Set Aside....................................................122
         12.12.   Obligations Several; Independent Nature of Lenders' Rights.........................122
         12.13.   Notification of Addresses, Lending Offices, etc....................................123
         12.14.   Counterparts.......................................................................123


                                      -v-

         12.15.   Severability.......................................................................123
         12.16.   No Third Parties Benefited.........................................................123
         12.17.   Governing Law and Jurisdiction; Waiver of Trial by Jury............................123
         12.18.   Joinder of Additional Lenders, etc.................................................123


              [REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

                             SCHEDULES AND EXHIBITS
                             ----------------------

SCHEDULE            DESCRIPTION
--------            -----------

SCHEDULE I          LENDING OFFICES/NOTICE ADDRESSES
SCHEDULE II         COMMITMENTS OF LENDERS
SCHEDULE VI         DISCLOSURE SCHEDULE

EXHIBIT             DESCRIPTION
-------             -----------

EXHIBIT A           FORM OF REVOLVING CREDIT NOTE
EXHIBIT B           FORM OF INCREMENTAL LOAN NOTE
EXHIBIT C           FORM OF NOTICE OF BORROWING
EXHIBIT D           FORM OF NOTICE OF CONVERSION/CONTINUATION
EXHIBIT E           FORM OF PLEDGE AGREEMENT
EXHIBIT F           FORM OF SECURITY AGREEMENT
EXHIBIT G           FORM OF COPYRIGHT SECURITY AGREEMENT
EXHIBIT H           FORM OF TRADEMARK SECURITY AGREEMENT
EXHIBIT I           FORM OF SUBSIDIARY GUARANTY AGREEMENT
EXHIBIT J           FORM OF GUARANTOR SUPPLEMENT
EXHIBIT K           FORM OF LEVERAGE RATIO CERTIFICATE
EXHIBIT L           FORM OF COMPLIANCE CERTIFICATE
EXHIBIT M           FORM OF ASSIGNMENT AND ASSUMPTION
EXHIBIT N           FORM OF SOLVENCY CERTIFICATE
EXHIBIT O           FORM OF OPINION OF SPECIAL COUNSEL FOR THE PARENT COMPANY
                    AND THE BORROWER
EXHIBIT P           FORM OF OPINION OF SPECIAL FCC COUNSEL FOR THE PARENT
                    COMPANY AND THE BORROWER
EXHIBIT Q           FORM OF OPINION OF SPECIAL COUNSEL FOR ADMINISTRATIVE AGENT

                                CREDIT AGREEMENT
                                ----------------

                  CREDIT AGREEMENT, dated as of January 27, 2000, among REGENT BROADCASTING, INC., a Delaware corporation (hereinafter, together with its successors in title and assigns, called the "BORROWER"), REGENT COMMUNICATIONS, INC., a Delaware corporation (hereinafter, together with its successors in title and assigns, called the "PARENT COMPANY" and, together with the Borrower called, collectively, the "PRINCIPAL COMPANIES" and, singly, a "PRINCIPAL COMPANY"), the several financial institutions from time to time party to this Agreement as lenders hereunder ("LENDERS"), FLEET NATIONAL BANK, as Administrative Agent for the Lenders, FLEET NATIONAL BANK, as Issuing Lender, GE CAPITAL COMMERCIAL FINANCE, INC., as Syndication Agent for the Lenders, and DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN BRANCHES, as Documentation Agent for the Lenders.

                                    RECITALS:
                                    ---------

                  A. The Borrower intends to finance, in part, the Pending Acquisitions, the Refinancing and certain of the other Transactions and to pay related fees and expenses from borrowings under the senior secured credit facilities created by this Agreement.

                  B. The Lenders have agreed to make available to the Borrower senior secured credit facilities upon the terms and subject to the conditions contained in this Agreement.

                  NOW, THEREFORE, in consideration of the mutual agreements, promises and covenants contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS
                                   -----------

         1.1. DEFINED TERMS. As used in this Agreement, the capitalized terms in the Preamble hereto shall have the meanings therein given to them, and the following words and terms shall have the meanings specified below:

         "ACQUISITION" means any transaction, or any series of related transactions, in which the Parent Company, the Borrower or any of their Subsidiaries (a) acquires any business or all or any substantial part of the Property of any Person or any division or other business unit thereof, whether through purchase of assets, merger or otherwise, (b) directly or indirectly acquires ownership or control of at least a majority (in number of votes) of the Voting Interests of any Person, or (c) directly or indirectly acquires ownership or control of at least a majority of the Equity Interests of any Person.

         "ACQUISITION CERTIFICATE" means, with respect to any proposed Acquisition, a certificate signed by an Authorized Officer of each Principal Company in the form of a compliance certificate containing Acquisition Pro Formas with respect to such Acquisition and certifying: (a) as to the maximum Amount of such Acquisition; (b) as to the accuracy and completeness of the Acquisition Pro Formas attached to such certificate; (c) as to the accuracy after giving effect to the transactions contemplated by such Acquisition Pro Formas of the matters set forth in each of CLAUSES (a), (b), (c), (d) and (e) of the definition of "PERMITTED ACQUISITION CONDITIONS", and with respect to the matters set forth in CLAUSE (c) and CLAUSE (e) of such definition, the calculations in support thereof; (d) that on the date of such proposed Acquisition, both immediately before and immediately after giving effect to such Acquisition, all of the representations and warranties set forth in the Loan Documents shall be true and correct in all material respects (except as affected by such Acquisition and except for those representations and warranties that relate solely to a prior date); and (e) that no Defaults are then continuing.

         "ACQUISITION DOCUMENTATION" means, collectively, in relation to any Acquisition undertaken and completed or (as the case may be) to be undertaken and completed by the Borrower or any of its or the Parent Company's
Subsidiaries: (a) the letters of intent, agreements in principle, asset purchase agreements, securities purchase agreements, merger agreements or other similar agreements or Instruments pursuant to which such Acquisition is or (as the case may be) is to be effected; and (b) all schedules, exhibits, annexes and amendments thereto and all side letters and agreements affecting the terms thereof or to be entered into in connection therewith, in each case, as amended, supplemented or otherwise modified from time to time.

         "ACQUISITION PRO FORMAS" means, in connection with any proposed Acquisition by the Borrower or any of its or the Parent Company's Subsidiaries, a consolidated balance sheet, statement of operations and cash flow statement of the Parent Company and its Subsidiaries as of the most recent Covenant Determination Date, each in reasonable detail and prepared on a combined Pro Forma Basis after giving effect to, as applicable, (a) the proposed Acquisition and each other proposed Acquisition for which a definitive agreement has been executed at the time of delivery of the applicable Acquisition Pro Formas and any related increase in Consolidated Total Debt, or (b) solely the proposed Acquisition and any related increase in Consolidated Total Debt, in the case of each of CLAUSE (a) and CLAUSE (b) above, as if each applicable Acquisition has been consummated, and all applicable Indebtedness issued or incurred, as of the first day of such period.

         "ADDITIONAL SECURITY DOCUMENTS" has the meaning specified in Section 8.13(a).

         "ADMINISTRATIVE AGENT" means Fleet National Bank, in its capacity as administrative agent for the Agents, the Issuing Lender and the Lenders under this Agreement and the other Loan Documents, and any successor to such administrative agent.

         "ADMINISTRATIVE AGENT-RELATED PERSONS" has the meaning specified in
SECTION 11.3.

         "ADMINISTRATIVE AGENT'S PAYMENT OFFICE" means the address for payments set forth on the signature pages hereto in relation to the Administrative Agent or such other address as the Administrative Agent may from time to time specify in accordance with SECTION 12.2.

         "AFFILIATE" means, with respect to any Person, any other Person (a) directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person, or (b) that directly or indirectly owns or controls more than 10% of any class of the Capital Stock of, or Equity Interests in, such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or to cause the direction of the management and policies of such other Person, whether through the ownership of Voting Interests, by contract or otherwise. For purposes of this Agreement and the other Loan Documents, (i) the Parent Company shall be and shall be deemed to be an Affiliate of the Borrower and of each of the Borrower's Subsidiaries, (ii) the Borrower shall not be or be deemed to be an Affiliate of any of the Borrower's Subsidiaries, (iii) none of the Subsidiaries of the Borrower shall be or be deemed to be an Affiliate of the Borrower or of any of the other

Subsidiaries of the Borrower, and (iv) neither the Agents nor the Lenders shall be or be deemed to be an Affiliate of the Parent Company or the Borrower or of any of its Subsidiaries.

         "AFFILIATE TRANSACTION" means any of the following transactions or arrangements:

                  (a) the making by the Borrower or any of its Subsidiaries of any payment or prepayment (whether of principal, premium, interest or any other sum) of or on account of, or any payment or other distribution by the Borrower or any of its Subsidiaries on account of the redemption, repurchase, defeasance or other acquisition for value of, any Indebtedness of any kind whatsoever (i) of any Affiliate of the Borrower, or (ii) of the Borrower or any of its Subsidiaries to any Affiliate of the Borrower;

                  (b) the making of any loans, advances or other Investments of any kind whatsoever by the Borrower or any of its Subsidiaries to or in any Affiliate of the Borrower or to or in any holder of any Indebtedness described in CLAUSE (a) of this definition;

                  (c) the Sale by the Borrower or any of its Subsidiaries of all or any part of its Property to, or for the direct or indirect benefit of, any Affiliate of the Borrower;

                  (d) the incurrence by the Borrower or any of its Subsidiaries of any Indebtedness to any Affiliate of the Borrower;

                  (e) the declaration or payment by the Borrower or any of its Subsidiaries of any dividends or other distributions on account of, or the making by the Borrower or any of its Subsidiaries of any payment or other distribution on account of the purchase, repurchase, redemption or other acquisition for value of, any shares of Capital Stock or any other Equity Interests or Securities of any Affiliate of the Borrower;

                  (f) the payment by the Borrower or any of its Subsidiaries to any Affiliate of the Borrower of any fees or commissions of any kind, including, without limitation, management or consulting fees, non-competition payments or other similar fees, investment banking or underwriting fees or commissions, arrangement, placement or syndication fees, or brokers', finders' or other transaction fees or commissions; or

                  (g) any other transaction or Contractual Obligation between any Affiliate of the Borrower, on the one hand, and the Borrower, on the other hand, or between any Affiliate of the Borrower, on the one hand, and any Subsidiary of the Borrower, on the other hand.

         "AGENTS" means, collectively, the Administrative Agent, the Collateral Agent, the Syndication Agent, the Documentation Agent, and the Lead Arranger.

         "AGGREGATE COMMITMENTS" means (a) the Aggregate Revolving Commitment, and (b) Aggregate Incremental Commitment.

         "AGGREGATE INCREMENTAL COMMITMENT" means the combined Incremental Commitments of the Lenders in the initial aggregate amount equal to zero, as such amount may be increased pursuant to SECTION 2.1(b) (in an aggregate amount not to exceed the Maximum Incremental Amount), and as such amount may be reduced from time to time pursuant to this Agreement.

         "AGGREGATE REVOLVING COMMITMENT" means the combined Revolving Commitments of all of the Lenders, in the initial aggregate amount of $125,000,000, as such amount may be reduced from time to time pursuant to this Agreement.

          "AGREEMENT" means this Credit Agreement as amended, supplemented or otherwise modified from time to time.

         "ALTERNATE BASE RATE" means, for any day, the GREATER of (a) the Base Rate in effect on such day, or (b) the Federal Funds Rate, in effect on such day, PLUS 1/2%.

         "AMOUNT" means, with respect to any Acquisition, all consideration paid in respect thereof, including consideration in the form of cash, Property (as valued at the time of such Acquisition), or the assumption of Indebtedness or other obligations or liabilities.

         "ANCILLARY DOCUMENTS" means, collectively, the Governing Documents of each of the Parent Company, the Borrower and their Subsidiaries, the Pending Acquisition Documents, the other Transaction Documents, the Tax Sharing Agreements, and all other Instruments that shall from time to time be identified by the Borrower and the Administrative Agent in writing as "ANCILLARY DOCUMENTS" for purposes of this Agreement and the other Loan Documents.

         "ANTICIPATED REINVESTMENT AMOUNT" means, with respect to any Reinvestment Election, the amount specified in the Reinvestment Notice delivered by the Principal Companies in connection therewith as the aggregate amount of the Net Cash Proceeds or (as the case may be) Net Issuance Proceeds from the related Reinvestment Event that the Parent Company or the Borrower intends to use, or (as the case may be) intends to cause one or more Subsidiaries of the Parent Company or of the Borrower to use, to purchase, construct or otherwise acquire Reinvestment Assets.

         "APPLICABLE COMMITMENT FEE PERCENTAGE" means, with respect to the Aggregate Revolving Commitment and the Aggregate Incremental Commitment, a percentage, per annum, (a) determined by reference to the Consolidated Leverage Ratio in effect from time to time as set forth in the pricing grid below, and
(b) also determined by reference (i) in the case of the Aggregate Revolving Commitment, to the Usage applicable to the Aggregate Revolving Commitment for any period, and (ii) in the case of the Aggregate Incremental Commitment, to the Usage applicable to the Aggregate Incremental Commitment for any period, all as set forth in the pricing grid below:



               ======================== ================================== =====================
                CONSOLIDATED LEVERAGE             COMMITMENT FEE              COMMITMENT FEE
                        RATIO           USAGE GREATER THAN OR EQUAL TO 50%  USAGE LESS THAN 50%
               ------------------------ ---------------------------------- ---------------------
                greater than or equal
                      to 5.00:1.00                    0.500%                       0.750%

               ------------------------ ---------------------------------- ---------------------

                   less than 5.00:1.00                0.375%                       0.500%
               ======================== ================================== =====================

The "APPLICABLE COMMITMENT FEE PERCENTAGE" shall be determined by reference to the Consolidated Leverage Ratio set forth in the most recent Leverage Ratio Certificate delivered pursuant to SECTION 8.2(b). No change in the Applicable Commitment Fee Percentage shall be effective until three (3) Business Days after the date on which the Administrative Agent shall have received the applicable financial statements and a Leverage Ratio Certificate pursuant to SECTION 8.2(b) calculating such new Consolidated Leverage Ratio. If the Principal Companies shall have not submitted to the Administrative Agent the applicable information within fifteen (15) days after the same is required under SECTION 8.2(b), the Applicable Commitment Fee Percentage shall be determined, from and after the expiration of such period of fifteen (15) days and until the applicable information has been submitted, as if the Consolidated Leverage Ratio were in excess of 5.00:1.00. Promptly following receipt of the applicable information as and when required under SECTION 8.2(b), the Administrative Agent shall give each Lender facsimile or telephonic notice (confirmed in writing) of the Applicable Commitment Fee Percentage in effect from such date. The "APPLICABLE COMMITMENT FEE PERCENTAGE" applicable to any Aggregate Commitment for any particular period shall also be determined by reference to the Usage of such Aggregate Commitment for such period as set forth in the pricing grid above.

         "APPLICABLE LAW" means, in relation to any Person or its Property, statutes and rules and regulations thereunder and interpretations thereof by any Governmental Authority charged with the administration or the interpretation thereof, and orders, requests, directives, instructions and notices of any Governmental Authority, in each case, applicable to or binding upon such Person or any of its Property.

         "APPLICABLE MARGIN" means, with respect to any of the Loans (whether Revolving Loans or Incremental Loans), a percentage, PER ANNUM, determined by reference to the Consolidated Leverage Ratio in effect from time to time as set forth in the pricing grid below:


         ========================================================================================
                                              PRICING GRID
         ------------------------------ ---------------------------- ----------------------------
                 CONSOLIDATED
                   LEVERAGE                      BASE RATE                   EURODOLLAR
                     RATIO                         LOANS                        LOANS
         ------------------------------ ---------------------------- ----------------------------
              Greater than 6.75: 1.00              1.750%                       3.250%
              or equal to
         ------------------------------ ---------------------------- ----------------------------
              Less than 6.75: 1.00                 1.500%                       3.000%
              Greater than 6.50: 1.00
              or equal to
         ------------------------------ ---------------------------- ----------------------------
              Less than 6.50: 1.00                 1.250%                       2.750%
              Greater than 6.00: 1.00
              or equal to
         ------------------------------ ---------------------------- ----------------------------
              Less than 6.00: 1.00                 1.000%                       2.500%
              Greater than 5.50: 1.00
              or equal to
         ------------------------------ ---------------------------- ----------------------------
              Less than 5.50: 1.00                 0.750%                       2.250%
              Greater than 5.00: 1.00
              or equal to
         ------------------------------ ---------------------------- ----------------------------
              Less than 5.00: 1.00                 0.375%                       1.875%
              Greater than 4.50: 1.00
              or equal to
         ------------------------------ ---------------------------- ----------------------------
              Less than 4.50: 1.00                 0.000%                       1.500%
              Greater than 4.00: 1.00
              or equal to
         ------------------------------ ---------------------------- ----------------------------
              Less than 4.00: 1.00                 0.000%                       1.250%
         ========================================================================================


The "APPLICABLE MARGIN" shall be determined by reference to the Consolidated Leverage Ratio set forth in the most recent Leverage Ratio Certificate delivered pursuant to SECTION 8.2(b). No change in the Applicable Margin with respect to any of the Loans shall be effective until three (3) Business Days after the date on which the Administrative Agent shall have received the applicable financial statements and a Leverage Ratio Certificate pursuant to SECTION 8.2(b) calculating such new Consolidated Leverage Ratio. If the Principal Companies shall have not submitted to the Administrative Agent the applicable information within fifteen (15) days after the same is required under SECTION 8.2(b), the Applicable Margin shall be determined, from and after the expiration of such period of fifteen (15) days and until the applicable information has been submitted, as if the Consolidated Leverage Ratio were in excess of 6.75:1.00. Promptly following receipt of the applicable information as and when required under SECTION 8.2(b), the Administrative Agent shall give each Lender facsimile or telephonic notice (confirmed in writing) of the Applicable Margin in effect from such date.

         "ASSET SALE" means any direct or indirect Sale (including any Sale of all or any part of any Subsidiary of the Parent Company or of the Borrower by or through the issue or Sale of any Equity Interests of such Subsidiary, and also including any Sale pursuant to a sale and leaseback transaction), whether in a single transaction or in a series of related transactions, by the Parent Company or the Borrower or by any of their Subsidiaries of any businesses or Property of the Parent Company or the Borrower or of any of their Subsidiaries, whether now owned or from time to time hereafter created, arising or acquired, including Equity Interests (including Equity Interests of any such Subsidiaries, but excluding Equity Interests of the Parent Company or the Borrower); PROVIDED, HOWEVER, that the term "ASSET SALE" shall not include any Permitted Dispositions.

         "ASSIGNEE" has the meaning specified in SECTION 12.7(a).

         "ASSIGNMENT AND ASSUMPTION" has the meaning specified in SECTION
12.7(a).

         "ATTORNEY COSTS" means and includes all reasonable fees and disbursements of any law firm or other external legal counsel and, without duplication, the reasonable allocated cost of internal legal counsel and other internal legal services, and all reasonable disbursements of internal legal counsel and other internal legal services.

         "AUTHORIZED OFFICERS" has the meaning specified in SECTION 5.1.13(a).

         "BANKRUPTCY CODE" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C.section 101, ET SEQ.), as amended from time to time.

         "BASE RATE" means the rate of interest publicly announced from time to time by Fleet National Bank at its head office in Boston, Massachusetts as its "base rate". Any change in the Base Rate announced by Fleet Bank shall take effect at the opening of business on the day specified in the public announcement of such change.

         "BASE RATE LOAN" means any Loan that bears interest at an interest rate based on the Alternate Base Rate.

         "BORROWER" has the meaning specified in the PREAMBLE hereto.

         "BORROWING" means any borrowing hereunder consisting of one or more Loans made or to be made to the Borrower on the same Borrowing Date by Lenders pursuant to SECTION 2.1.

         "BORROWING DATE" means, in relation to any Loan, the date of the borrowing of such Loan, as specified in the relevant Notice of Borrowing for such Loan.

         "BRIDGE COMMITMENT LETTER" and "BRIDGE NOTE PURCHASE AGREEMENT" have the meanings specified in the definition of the term "BRIDGE NOTES".

         "BRIDGE FINANCING" means the unsecured senior financing, in the maximum aggregate amount of $25,500,000, to be obtained by the Parent Company through the issuance of its Bridge Notes upon the terms and subject to the conditions contained in the Bridge Commitment Letter and the Bridge Note Purchase Agreement.

         "BRIDGE FINANCING DOCUMENTS" means, collectively, the Bridge Note Purchase Agreement, the Bridge Notes, the Bridge Commitment Letter, the Exchange Notes and the Exchange Note Indenture.

         "BRIDGE NOTES" means, collectively, the unsecured Senior Increasing Rate Notes of the Parent Company, in the maximum aggregate principal amount of $25,500,000, to be issued by the Parent Company upon the terms and subject to the conditions contained in (a) the Bridge Commitment Letter, dated as of December 30, 1999, between Prudential Securities Credit Corp. ("PRU BRIDGE") and the Parent Company (such letter, together with the annexes and exhibits thereto, each as amended from time to time, being herein called the "BRIDGE COMMITMENT LETTER"), and (b) the definitive bridge note purchase agreement to be executed and delivered by the Parent Company and the several purchasers of the Bridge Notes (such agreement, together with the schedules and exhibits thereto, each as amended from time to time, being herein called the "BRIDGE NOTE PURCHASE AGREEMENT").

         "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks in Boston, Massachusetts, New York City or Covington, Kentucky are authorized or required by law to close, so long as, if such term shall be used in relation to any Eurodollar Loan or any Interest Period relating thereto, on such day dealings are also carried on by and between banks in Dollar deposits in the applicable interbank market.

         "CAPITAL ADEQUACY REGULATION" means any guideline, request or directive of any central bank or other Governmental Authority, whether or not having the force of law, and any other Applicable Law regarding or affecting the capital adequacy of any bank or of any corporation controlling a bank.

         "CAPITAL ASSETS" means, with respect to any Person, all equipment, fixed assets and real Property or improvements of such Person, or replacements or substitutions therefor or additions thereto, that, in accordance with GAAP, have been or should be reflected as additions to Property, plant or equipment on the balance sheet of such Person.

         "CAPITAL EXPENDITURES" means, with respect to any Person for any period, all expenditures made directly or indirectly by such Person during such period for Capital Assets (whether paid in cash or other consideration or accrued as a liability and, including, without limitation, all expenditures for maintenance and repairs which are required, in accordance with GAAP, to be capitalized on the books of such Person).

         "CAPITAL LEASE" has the meaning specified in the definition of the term "CAPITAL LEASE OBLIGATIONS".

         "CAPITAL LEASE OBLIGATIONS" means, with respect to any Person, all obligations of such Person to pay rent or other amounts under any lease of (or other arrangements conveying the right to use) real or personal Property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases (each, a "CAPITAL LEASE") on a balance sheet of such Person under GAAP, and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

         "CAPITAL STOCK" means (a) in the case of any corporation, any corporate capital stock of any class or series, (b) in the case of any association or business entity, any shares, interests, participations, rights or other equivalents (howsoever designated) of corporate capital stock, and (c) in the case of any partnership or limited liability company, partnership or membership interests (whether general or limited).

         "CASH COLLATERALIZE" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Agents, the Issuing Lender and the Lenders, as collateral for Letter of Credit Obligations, cash or deposit account balances pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the Issuing Lender. Derivatives of such term shall have corresponding meanings. Each of the Principal Companies hereby grants to the Administrative Agent, for the benefit of the Agents, the Issuing Lender and the Lenders, a security interest in and Lien upon all such cash and deposit account balances. Cash Collateral shall be invested in Cash Equivalents of a tenor reasonably satisfactory to the Administrative Agent as instructed by the Principal Companies from time to time, which Cash Equivalents shall be held in the name of the Parent Company or the Borrower and under the control of the Administrative Agent in a manner reasonably satisfactory to the Administrative Agent.

         "CASH EQUIVALENTS" means any or all of the following: (a) obligations of, or guaranteed as to principal and interest by, the United States government or any agency thereof maturing within one year after the date on which such obligations are purchased; (b) open market commercial paper of any corporation (other than the Parent Company, the Borrower or any of their respective Subsidiaries) incorporated under the laws of the United States or any State thereof or the District of Columbia rated P-1 or its equivalent or higher by Moody's or A-1 or its equivalent or higher by S&P; (c) time deposits, certificates of deposit or bankers' acceptances maturing within one year after the acquisition thereof issued by commercial banks organized under the laws of any country which is a member of the OECD and having a combined capital and surplus in excess of $250,000,000 or which is a Lender; (d) repurchase agreements with respect to Securities described in CLAUSE (a) above entered into with an office of a bank or trust company meeting the criteria specified in CLAUSE (c); (e) money market funds investing only in Investments described in CLAUSES (a) through (d); and (f) direct obligations of, or obligations the principal and interest of which are unconditionally guaranteed by any State of the United States or any foreign state having, at the date of its acquisition by the Parent Company, the Borrower or any of their Subsidiaries, a rating of at least AA by S&P or Aa by Moody's, in each case maturing within one year from the date of the acquisition.

         "CHANGE OF CONTROL" means any event or series of related events (including the Sale or issuance (or series of Sales or issuances) of Equity Interests of the Borrower by the Borrower or by any holder or holders thereof, or any merger, consolidation, recapitalization, reorganization or other transaction or arrangement) as a result of which: (a) the Parent Company shall cease to own and control (both legally and beneficially) 100% of the Voting Stock and 100% of all of the other Equity Interests in the Borrower; (b) any "person" or "group" (as such terms are used in Sections

13(d) and 14(d) of the Exchange Act), excluding the JS Group, shall become the "beneficial owner" (as defined in Rules 13(d)-3 and13(d)-5 under the Exchange
Act), directly or indirectly, of more than the greater of (i) 25% of the then outstanding Voting Stock of the Parent Company, or (ii) the percentage of the then outstanding Voting Stock of the Parent Company then owned by the JS Group;
(c) the Board of Directors of the Parent Company shall at any time cease to consist of a majority of Continuing Directors; or (d) any "Change of Control" or any other similar event under and as defined in any of the Instruments governing any Indebtedness of the Parent Company or of any of its Subsidiaries in an aggregate principal amount exceeding $10,000,000 shall at any time occur.

         "CLOSING DATE" means the Borrowing Date on which the first Credit Extensions are made or to be made by the Lenders to the Borrower hereunder.

         "CODE" means the Internal Revenue Code of 1986, and the rules and regulations promulgated thereunder as from time to time in effect.

         "COLLATERAL" means, collectively, any and all collateral provided by the Parent Company or the Borrower or by any of their Subsidiaries to the Agents, the Issuing Lender and the Lenders from time to time pursuant to the Collateral Documents and the other Loan Documents.

         "COLLATERAL AGENT" means Fleet National Bank, in its capacity as collateral agent or pledgee for the Agents, the Issuing Lender and the Lenders under this Agreement, the Collateral Documents and the other Loan Documents, and any successor to such collateral agent or pledgee.

         "COLLATERAL DOCUMENTS" means, collectively, the Security Agreement, the Pledge Agreement, the Copyright Security Agreements, the Trademark Security Agreements, the Additional Security Documents, all other Instruments executed and delivered to the Administrative Agent or the Collateral Agent on the Effective Date or from time to time thereafter pursuant to SECTION 2.15, SECTION
8.12 or SECTION 8.13, and all other Security Instruments executed and/or delivered from time to time pursuant to any of the foregoing.

         "COMMITMENT" means, for each Lender, the sum of its Revolving Commitment and Incremental Commitment.

         "COMMITMENT PERCENTAGE" means, as to any Lender (a) its Revolving Commitment Percentage or its Incremental Commitment Percentage, or (b) as the context may require, the percentage equivalent of such Lender's Commitment divided by the Aggregate Commitment; PROVIDED, HOWEVER, that, if the Aggregate Commitment has terminated in full, then such Commitment Percentage shall be determined by dividing such Lender's Commitment in effect immediately prior to such termination by the Aggregate Commitment in effect immediately prior to such termination.

         "COMMITMENT REDUCTION AMOUNTS" has the meaning specified in SECTION 2.5(b).

         "COMMITMENT REDUCTION DATES" has the meaning specified in SECTION
2.5(b).

         "COMMUNICATIONS ACT" has the meaning specified in SECTION 6.23.

         "COMPANY FINANCINGS" means, collectively, (a) the IPO, and (b) the Bridge Financing.

         "COMPLIANCE CERTIFICATE" means a compliance certificate, in or substantially in the form of EXHIBIT L, duly executed by the chief financial officer of each Principal Company and delivered pursuant to SECTION 8.2(a).

         "CONSOLIDATED ADJUSTED CURRENT ASSETS" means, in relation to any Person and its Subsidiaries as at any date, all amounts (other than cash and Cash Equivalents) which would, in conformity with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of such Person and its Subsidiaries as at such date.

         "CONSOLIDATED ADJUSTED CURRENT LIABILITIES" means, in relation to any Person and its Subsidiaries as at any date, all amounts which would, in conformity with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of such Person and its Subsidiaries as at such date, but excluding the current portion of any Indebtedness of such Person and its Subsidiaries.

         "CONSOLIDATED ADJUSTED EBITDA" means, in relation to the Parent Company and its Subsidiaries for any period, the Consolidated EBITDA of the Parent Company and its Subsidiaries for such period; PROVIDED, HOWEVER, that, for purposes of calculating Consolidated Adjusted EBITDA of the Parent Company and its Subsidiaries for any period: (a) there shall be added to such Consolidated EBITDA for such period all (if any) (i) Consolidated Cost Savings for such period, and (ii) Consolidated Eligible Charges for such period; (b) the Consolidated EBITDA of any Person or attributable to any business acquired by the Borrower or by any of its Subsidiaries during such period shall be included on a Pro Forma Basis for such period (assuming the consummation of such Acquisition occurred on the first day of such period), if the consolidated balance sheet of such acquired Person or business, as the case may be, and its consolidated Subsidiaries as at the end of the period preceding the Acquisition of such Person and the related consolidated statements of income and stockholders' equity and of cash flows for the period in respect of which Consolidated EBITDA is to be calculated (i) have been previously provided to the Administrative Agent, and (ii) either (A) have been reported on without a qualification arising out of the scope of the audit by independent certified public accountants of nationally recognized standing, or (B) have been found acceptable by the Administrative Agent; and (c) the Consolidated EBITDA of any Person or attributable to any business sold or otherwise disposed of by the Borrower or any of its or the Parent Company's Subsidiaries during such period shall be excluded on a Pro Forma Basis for such period (assuming the consummation of such disposition occurred on the first day of such period).

         "CONSOLIDATED BROADCAST CASH FLOW" means, in relation to the Parent Company and its Subsidiaries for any period, the SUM of (a) the Consolidated Adjusted EBITDA of the Parent Company and its Subsidiaries for such period, PLUS
(b) the Consolidated Corporate Overhead of the Parent Company and its Subsidiaries for such period, to the extent, but only to the extent, that such Consolidated Corporate Overhead was deducted in determining Consolidated Adjusted EBITDA for such period.

         "CONSOLIDATED CAPITAL EXPENDITURES" means, in relation to any Person and its Subsidiaries for any period, all Capital Expenditures by such Person and its Subsidiaries for such period, all as determined on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED CASH INTEREST EXPENSE" means, in relation to any Person and its Subsidiaries for any period, Consolidated Interest Expense of such Person and its Subsidiaries for such period, but excluding, to the extent otherwise included therein, interest expense to the extent not paid and not required to be paid in cash in such period, all as determined on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED CORPORATE OVERHEAD" means, in relation to the Parent Company and its Subsidiaries for any period, the portion of the corporate overhead of the Parent Company and its Subsidiaries for such period not directly allocable to the operation of Radio Stations or other operating assets, all as determined on a consolidated basis in accordance with GAAP; PROVIDED, HOWEVER, that, for purposes of calculating the Consolidated Corporate Overhead of the Parent Company and its Subsidiaries for any period, there shall be excluded from such Consolidated Corporate Overhead for such period, the SUM (without duplication) of Consolidated Eligible Charges for such period of the kind described in PARAGRAPH (a), (b) or (c) of the definition of that term.

         "CONSOLIDATED COST SAVINGS" means, in relation to the Parent Company and its Subsidiaries for any period and for any Acquisitions completed by the Borrower or by any of its or the Parent Company's Subsidiaries during such period, the SUM, determined on a consolidated basis and without duplication, of all cost savings resulting from employee terminations, facilities consolidations and closings, standardization of employee benefits and compensation practices, consolidation of property, casualty and other insurance coverage and policies, standardization of sales representation commissions and other contract rates, and reductions in taxes other than income taxes, which cost savings the Principal Companies reasonably believe in good faith would have been achieved during such period as a result of such Acquisitions (regardless of whether such cost savings could then be reflected in pro forma financial statements under
GAAP); PROVIDED, HOWEVER, that (a) such cost savings were identified and such cost savings were quantified in the Acquisition Certificates delivered to the Administrative Agent by the Principal Companies in connection with such Acquisitions, (b) if the aggregate amount of all of such cost savings for any period shall not exceed ten percent (10%) of Consolidated Adjusted EBITDA for such period, then the Principal Companies shall have obtained the prior written approval of the Administrative Agent for such cost savings (which approval shall not be unreasonably withheld or delayed by the Administrative Agent), (c) if the aggregate amount of all of such cost savings for any period shall exceed ten percent (10%) of Consolidated Adjusted EBITDA for such period, then the Principal Companies shall have obtained the prior written approval of the Required Lenders for such cost savings, and (d) with respect to each Acquisition completed prior to the 90th day preceding any date of determination, actions have been commenced or initiated by the Principal Companies or their Subsidiaries within 90 days after the completion of such Acquisition to effect the cost savings identified in the related Acquisition Certificate (regardless, however, of whether the corresponding cost savings were ultimately achieved).

         "CONSOLIDATED EBITDA" means, in relation to any Person and its Subsidiaries for any period, Consolidated Net Income of such Person and its Subsidiaries for such period, PLUS, without duplication, and only to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the SUM of (a) provisions for income tax expense (including, without limitation, any franchise taxes imposed in lieu of income taxes), PLUS (b) Consolidated Interest Expense, amortization or write-off of deferred financing fees, debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness, PLUS (c) depreciation and amortization expense, PLUS (d) amortization of intangibles (including, without limitation, goodwill) and organization costs, and PLUS (e) any non-cash charges or expenses or non-cash losses (including non-cash losses on Sales of assets outside of the ordinary course of business), and MINUS, without duplication, and only to the extent included in the statement of such Consolidated Net Income for such period, the SUM of (i) any extraordinary, unusual or non-recurring income or gains (including gains on the Sales of assets outside of the ordinary course of business), PLUS (ii) any other non-cash income, all as determined on a consolidated basis and in accordance with GAAP.

         "CONSOLIDATED ELIGIBLE CHARGES" means, in relation to the Parent Company and its Subsidiaries for any period, the SUM, determined on a consolidated basis, without duplication, and only to the extent included in the statement of Consolidated Net Income of the Parent Company and its Subsidiaries for such period, of: (a) all transaction costs and expenses, including commissions, legal, advisory and other fees and related expenses, incurred or sustained by the Parent Company or by any of its Subsidiaries in connection with good faith efforts made on a reasonable basis to complete any Acquisition which has been abandoned or which cannot otherwise be completed by the Borrower or by any of its or the Parent Company's Subsidiaries; PROVIDED, HOWEVER, that the maximum aggregate amount of all of such transaction costs that may be included in "CONSOLIDATED ELIGIBLE CHARGES" for any Measurement Period shall not exceed $500,000; (b) consulting fees and other payments made by the Parent Company to Joel Fairman; PROVIDED, HOWEVER, that the maximum aggregate amount of all of such fees and other payments that may be included in "CONSOLIDATED ELIGIBLE CHARGES" for any Measurement Period shall not exceed $275,000; and (c) all transaction costs and expenses, including all underwriting, brokerage or selling commissions and legal, advisory and other fees and related expenses incurred by the Parent Company in connection with the consummation of the IPO.

         "CONSOLIDATED EXCESS CASH FLOW" means, for any Fiscal Year of the Parent Company, the EXCESS, if any, of (a) the SUM of (i) the Consolidated Adjusted EBITDA of the Parent Company and its Subsidiaries for such Fiscal Year, and (ii) the Consolidated Working Capital Adjustment of the Parent Company and its Subsidiaries for such Fiscal Year, OVER (b) the SUM, without duplication, of
(i) the aggregate amount of all prepayments of Loans during such Fiscal Year but only if and to the extent accompanied by permanent reductions of Aggregate Commitments, and the aggregate amount of all prepayments of the Incremental Loans during such Fiscal Year made after the Incremental Commitment Termination Date pursuant to SECTION 2.6 or SECTION 2.7, (ii) without duplication of any items in clause (i), Consolidated Fixed Charges of the Parent Company and its Subsidiaries for such period, and (iii) the sum of $1,000,000.

         "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" means, as of the last day of any Fiscal Quarter, the RATIO of (a) Consolidated Adjusted EBITDA of the Parent Company and its Subsidiaries for the Measurement Period ending on such date, to
(b) Consolidated Fixed Charges of the Parent Company and its Subsidiaries for such Measurement Period.

         "CONSOLIDATED FIXED CHARGES" means, in relation to any Person and its Subsidiaries for any period, the SUM (without duplication) of (a) Consolidated Cash Interest Expense of such Person and its Subsidiaries for such period, PLUS
(b) the aggregate amount paid or required to be paid in cash in respect of income taxes by such Person or any of its Subsidiaries on a consolidated basis during such period, PLUS (c) Consolidated Capital Expenditures of such Person and its Subsidiaries for such period, PLUS (d) all regularly scheduled payments required to be made during such period on account of principal of Indebtedness of such Person or of any of its Subsidiaries (including regularly scheduled principal payments in respect of the Loans, and also including the principal component of any scheduled payments in respect of Capital Lease Obligations), all as determined on a consolidated basis in accordance with GAAP; PROVIDED, HOWEVER, that, for purposes of calculating the Consolidated Fixed Charges of the Parent Company and its Subsidiaries for any period, there shall be included in such Consolidated Fixed Charges for such period, the SUM (without duplication) of (i) the Consolidated Eligible Charges for such period of the kind described in PARAGRAPH (a) or (b) of the definition of that term, PLUS (ii) the aggregate amount of all Restricted Payments made in cash during such period on or in respect of the Permitted Equity Interests of the Parent Company but only if and to the extent that such Restricted Payments are permitted by SECTION 9.7.

         "CONSOLIDATED INTEREST COVERAGE RATIO" means, as of the last day of any Fiscal Quarter, the RATIO of (a) Consolidated Adjusted EBITDA of the Parent Company and its Subsidiaries for the Measurement Period ending on such date, to
(b) Consolidated Cash Interest Expense of the Parent Company and its Subsidiaries for such Measurement Period.

         "CONSOLIDATED INTEREST EXPENSE" means, in relation to any Person and its Subsidiaries for any period, (a) interest expense on all Indebtedness of such Person or of any of its Subsidiaries for such period, whether paid or accrued, all as determined on a consolidated basis in accordance with GAAP, and including: (i) interest expense in respect of Indebtedness (including the Obligations), (ii) the interest component of Capital Lease Obligations, (iii) commissions, discounts and other fees and charges payable in connection with letters of credit and bankers' acceptances, (iv) the net payment, if any, payable in connection with Interest Rate Protection Agreements, less the net credit, if any, received in connection with Interest Rate Protection Agreements, and (v) all Fees payable by such Person, LESS (b) interest income of such Person and its Subsidiaries for such period, determined on a consolidated basis and in accordance with GAAP.

         "CONSOLIDATED LEVERAGE RATIO" means, as of the last day of any Fiscal Quarter, the RATIO of (a) Consolidated Total Debt of the Parent Company and its Subsidiaries as of such date, to (b) Consolidated Adjusted EBITDA of the Parent Company and its Subsidiaries for the Measurement Period ending on such date.

         "CONSOLIDATED NET INCOME" means, in relation to any Person and its Subsidiaries for any period, the consolidated net income (or loss) of such Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED SENIOR LEVERAGE RATIO" means, as of the last day of any Fiscal Quarter, the RATIO of (a) Consolidated Total Senior Debt of the Parent Company and its Subsidiaries as at such date, to (b) Consolidated Adjusted EBITDA of the Parent Company and its Subsidiaries for the Measurement Period ending on such date.

         "CONSOLIDATED TOTAL DEBT" means, in relation to any Person and its Subsidiaries as at any date, the aggregate amount of all of the Indebtedness of such Person and its Subsidiaries as at such date, determined on a consolidated basis; PROVIDED, HOWEVER, that, for purposes only of calculating the Consolidated Total Debt of the Parent Company and its Subsidiaries as at any date: (a) there shall be excluded from the Indebtedness of the Parent Company or of any of its Subsidiaries as at any date falling prior to January 31, 2005 any Other Senior Debt so long as neither the Parent Company nor any of its Subsidiaries shall have any obligations of any kind to make any payments in cash prior to January 31, 2005 of or on account of interest on such Other Senior Debt; and (b) from and after the date hereof and until the earlier to occur of
(i) the completion of the Sale of the two FM and one AM Radio Stations owned by Subsidiaries of the Parent Company in Flagstaff, Arizona ("FLAGSTAFF SALE"), or
(ii) the termination, expiration or cancellation of the agreement governing the Flagstaff Sale prior to the completion thereof, the Indebtedness of the Parent Company and its Subsidiaries as at such date under or in respect of the aggregate principal amount of all Revolving Loans outstanding as at such date shall be reduced on a Pro Forma Basis as if the aggregate amount of all of the Net Cash Proceeds which, in the judgment of the Principal Companies made on a reasonable basis and in good faith, will be received by Subsidiaries of the Parent Company from the Flagstaff Sale had been paid to the Administrative Agent immediately prior to such date for application towards unpaid principal of Revolving Loans.

         "CONSOLIDATED TOTAL SENIOR DEBT" means, in relation to the Parent Company and its Subsidiaries as at any date, the Consolidated Total Debt of the Parent Company and its Subsidiaries as at such date, LESS the aggregate principal amount of all of the Other Senior Debt and Permitted Subordinated Debt of the Parent Company and its Subsidiaries as at such date, determined on a consolidated basis.

         "CONSOLIDATED WORKING CAPITAL" means, in relation to any Person and its Subsidiaries as at any date, the EXCESS of the Consolidated Adjusted Current Assets of such Person and its Subsidiaries as at such date, OVER the Consolidated Adjusted Current Liabilities of such Person and its Subsidiaries as at such date.

         "CONSOLIDATED WORKING CAPITAL ADJUSTMENT" means, in relation to any Person and its Subsidiaries for any period, the amount (which may be a negative number) by which Consolidated Working Capital of such Person and its Subsidiaries as of the beginning of such period exceeds (or is less than) Consolidated Working Capital of such Person and its Subsidiaries as of the end of such period.

         "CONTINUATION DATE" means any date on which a Eurodollar Loan is to be continued as a Eurodollar Loan for a further Interest Period, in each case, in accordance with the provisions of SECTION 2.4.

         "CONTINUING DIRECTORS" shall mean, collectively, directors of the Parent Company on December 31, 1999, and each other director of the Parent Company from time to time, if such other director's nomination for election to the Board of Directors of the Parent Company was recommended by a majority of the then Continuing Directors or by the JS Group.

         "CONTRACTUAL OBLIGATION" means, as to any Person, any agreement or obligation under any Security issued by such Person or under any agreement, undertaking, contract or other Instrument to which such Person is a party or by which it or any of its Property is bound.

         "CONVERSION DATE" means any date on which a Base Rate Loan is to be converted to a Eurodollar Loan, or a Eurodollar Loan is to be converted to a Base Rate Loan, in each case, in accordance with the provisions of SECTION 2.4.

         "COPYRIGHT SECURITY AGREEMENT" means a Copyright Security Agreement, in or substantially in the form of EXHIBIT G, to be executed and delivered by each of the Parent Company and certain of their Subsidiaries in favor of the Collateral Agent in compliance with the terms of this Agreement and the Security Agreement.

         "COVENANT DETERMINATION DATE" means, at any particular time, the last day of the then most recent Fiscal Quarter of the Parent Company for which financial statements of the Parent Company have been furnished to the Administrative Agent pursuant to SECTION 8.1(a) or SECTION 8.1(b).

         "CREDIT EXTENSION" means (a) the making of any Loan to the Borrower pursuant to this Agreement, or (b) the issuance, amendment or renewal of any Letter of Credit by the Issuing Lender pursuant to this Agreement.

         "CREDIT PARTIES" means, collectively, the Parent Company, the Borrower and the Subsidiary Guarantors.

         "DEFAULT" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

         "DISBURSEMENT DATE" has the meaning specified in SECTION 3.3(b).

         "DISCLOSURE SCHEDULE" means SCHEDULE VI, dated as of the Effective Date, prepared and completed by the Parent Company and the Borrower, and delivered by the Parent Company and the Borrower to the Administrative Agent in connection with this Agreement and identified as the "DISCLOSURE SCHEDULE".

         "DISPOSITION" has the meaning specified for that term in the Subsidiary Guaranty.

         "DOCUMENTATION AGENT" means Dresdner Bank AG, New York and Grand Cayman Branches, in its capacity as documentation agent for the Agents, the Issuing Lender and the Lenders under this Agreement and the other Loan Documents, and any successor to such documentation agent.

         "DOLLARS" and "$" mean lawful money of the United States.

         "DOMESTIC LENDING OFFICE" has the meaning specified in the definition of the term "LENDING OFFICE".

         "EFFECTIVE DATE" means January 27, 2000, the date of this Agreement.

         "ELIGIBLE ASSIGNEE" means and includes (a) any Lender or any Affiliate of any Lender, and (b) any commercial bank, insurance company, investment or mutual fund or other entity that is an "accredited investor" (as defined in Regulation D under the Securities Act of 1933) and that extends credit or buys loans as one of its businesses; PROVIDED, HOWEVER, that none of the Parent Company, the Borrower or any of their Subsidiaries or Affiliates shall be an Eligible Assignee for purposes of this Agreement or any of the other Loan Documents.

         "EMPLOYMENT AGREEMENTS" has the meaning specified in SECTION 5.1.5.

         "ENVIRONMENTAL CLAIMS" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, Liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any violation of, or liability under, any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "CLAIMS"),including, without limitation, (a) any and all Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party or other Person seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

         "ENVIRONMENTAL LAW" has the meaning specified in the definition of the term "HAZARDOUS MATERIAL".

         "EQUITY INTERESTS" means and includes Capital Stock and all warrants, options or other rights to purchase or otherwise acquire Capital Stock (but excluding any debt Securities that are convertible into, or exchangeable for, Capital Stock).

         "ERISA" means the Employee Retirement Income Security Act of 1974, and the rules and regulations promulgated thereunder as from time to time in effect.

         "ERISA AFFILIATE" means any trade or business (whether or not incorporated) under common control with the Parent Company, the Borrower or any of their Subsidiaries within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) for purposes of provisions relating to Sections 412, 414(t)(2) and 4971 of the Code).

         "ERISA EVENT" means: (a) a Reportable Event with respect to a Pension Plan or Multiemployer Plan which could reasonably be expected to result in a material liability to the Parent Company, the Borrower or any of their Subsidiaries; (b) a withdrawal by the Parent Company, the Borrower, any of their Subsidiaries or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA where such withdrawal or cessation could reasonably be expected to result in a material liability to the Parent Company, the Borrower or any of their Subsidiaries; (c) a complete or partial withdrawal by the Parent Company, the Borrower, any of their Subsidiaries or any ERISA Affiliate from a Multiemployer Plan which could reasonably be expected to result in a material liability to the Parent Company, the Borrower and/or any of their Subsidiaries or notification that a Multiemployer Plan is insolvent or in reorganization; (d) the filing of a notice of intent to terminate other than under a standard termination pursuant to
Section 4041(b) of ERISA where such standard termination or the process of affecting such standard termination will not result in a material liability to the Parent Company, the Borrower, any of their Subsidiaries or an ERISA Affiliate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) a failure by the Parent Company, the Borrower, any of their Subsidiaries or any ERISA Affiliate to make required contributions to a Pension Plan, Multiemployer Plan or other Plan subject to
Section 412 of the Code; (f) an event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (g) the imposition of any material liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Parent Company, the Borrower, any of their Subsidiaries or any ERISA Affiliate; or (h) an application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Plan.

         "EURODOLLAR LENDING OFFICE" has the meaning specified in the definition of the term "LENDING OFFICE".

         "EURODOLLAR LOAN" means any Loan that bears interest at an interest rate based on the Eurodollar Rate.

         "EURODOLLAR RATE" means, for any Eurodollar Loan and for any Interest Period relating thereto, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If, for any reason, such rate is not available, the term "EURODOLLAR RATE" shall mean, for any Eurodollar Loan for any Interest Period relating thereto, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; PROVIDED that if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

         "EVENT OF DEFAULT" has the meaning specified in SECTION 10.1.

         "EXCESS CASH FLOW APPLICATION DATES" means (a) April 30, 2001, and (b) April 30 of each calendar year thereafter.

         "EXCHANGE NOTE INDENTURE" has the meaning specified in the definition of the term "EXCHANGE NOTES".

         "EXCHANGE NOTES" means, collectively, the unsecured senior exchange notes of the Parent Company to be issued in exchange for the Bridge Notes pursuant to the terms of an Indenture containing the terms summarized in ANNEX 2 to the Bridge Commitment Letter (such Indenture, together with the exhibits thereto, each as amended from time to time, being herein called the "EXCHANGE
NOTE INDENTURE".

         "EXISTING BMO CREDIT FACILITIES" means, collectively, all of the credit facilities, extensions of credit and other financial accommodation from time to time provided to the Parent Company or to any of its Subsidiaries under or pursuant to (a) the Credit Agreement, dated as of November 14, 1997, among the Parent Company, various lenders from time to time party thereto, General Electric Capital Corporation, as Documentation Agent, and Bank of Montreal, Chicago Branch, as Agent, as amended from time to time, and (b) all of the agreements and Instruments from time to time executed and/or delivered pursuant to or in connection with such Credit Agreement.

         "EXISTING INDEBTEDNESS" has the meaning specified in SECTION 5.1.8(c).

         "FAIR MARKET VALUE" means, with respect to any Property, the price which could be negotiated in an arm's length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

         "FCC" means the Federal Communications Commission or any successor thereto.

         "FCC AUTHORIZATIONS" has the meaning specified in SECTION 6.23.

         "FEDERAL FUNDS RATE" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such day opposite the caption "Federal Funds (Effective)." If, on any relevant day, the appropriate rate for such previous day is not yet published in H.15(519), the rate for such day will be the arithmetic mean of the rates for the last transaction in overnight federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of federal funds transactions in New York City selected by the Administrative Agent.

         "FEDERAL RESERVE BOARD" means the Board of Governors of the Federal Reserve System or any successor thereto.

         "FEES" means, collectively, (a) the Revolving Commitment Fees, (b) the Letter of Credit Fees, (c) all other fees payable to the Issuing Lender from time to time pursuant to SECTION 3.8, and (d) all other fees payable to any of the Agents or the Lenders from time to time pursuant to Section 2.9.

         "FINANCING EVENT" has the meaning specified in the definition of the term "NET ISSUANCE PROCEEDS".

         "FISCAL QUARTER" means any fiscal quarter of any Fiscal Year of the Parent Company.

         "FISCAL YEAR" means the fiscal year of the Parent Company ending on December 31 of each calendar year.

         "FLEET BANK" means Fleet National Bank, a national banking association organized under the laws of the United States.

         "FOREVER ACQUISITION" means the acquisition by the Borrower or by any of its Subsidiaries of substantially all of the assets of five FM and four AM radio stations serving the Utica/Rome and Watertown, New York markets, such acquisition to be made upon the terms and subject to the conditions contained in the Asset Purchase Agreement, dated as of July 29, 1999, among (a) Forever of NY, Inc., Forever of NY, LLC and Forever Broadcasting, LLC, as "Sellers", (b) Regent Broadcasting of Utica/Rome, Inc., Regent Broadcasting of Watertown, Inc. Regent Licensee of Utica/Rome, Inc. and Regent Licensee of Watertown, Inc., as "Buyers", and (c) the Parent Company (such Asset Purchase Agreement, as amended, modified or supplemented from time to time, together with all agreements, Instruments and other documents executed and/or delivered in connection therewith, being herein called, collectively, the "FOREVER ACQUISITION DOCUMENTS").

         "FOREVER ACQUISITION DOCUMENTS" has the meaning specified in the definition of the term "FOREVER ACQUISITION."

         "FORM W-8BEN" has the meaning specified in SECTION 4.1(f)(i).

         "FORM W-8ECI" has the meaning specified in SECTION 4.1(f)(i).

         "GAAP" has the meaning specified in SECTION 1.4.

         "GOVERNING DOCUMENTS" means, with respect to any Person, the certificate of incorporation or registration (including, if applicable, certificate of change of name), articles of incorporation or association, memorandum of association, charter, bylaws, partnership agreement, trust agreement, joint venture agreement, limited liability company operating or members agreement, or any one or more similar agreements, Instruments or documents constituting the organization or formation of such Person. For purposes of this Agreement, the term "GOVERNING DOCUMENTS", when used with respect to the Parent Company, the Borrower or any of their Subsidiaries, shall include the Stockholder Agreement and any other Shareholders' Agreements by which the Parent Company or the Borrower shall at any time be bound. If any provision of any of the Loan Documents requires any Governing Document to be certified by any Governmental Authority, the reference to any such "Governing Document" shall only be to a document of a type customarily certified by such Governmental Authority.

         "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "GUARANTEED OBLIGATIONS" has the meaning specified for that term in the Subsidiary Guaranty.

         "GUARANTIES" means, collectively, (a) the Parent Company Guaranty, and
(b) the Subsidiary Guaranty; and the term "GUARANTY" means either of the Guaranties.

         "GUARANTORS" means, collectively, the Parent Company and the Subsidiary Guarantors.

         "GUARANTOR SUPPLEMENT" means a supplement to the Subsidiary Guaranty, in or substantially in the form of EXHIBIT J.

         "GUARANTY OBLIGATIONS" means, as applied to any Person, any direct or indirect liability of that Person with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "PRIMARY OBLIGATIONS") of another Person (the "PRIMARY OBLIGOR"), including any obligation of that Person, whether or not contingent, without duplication: (a) to purchase, repurchase or otherwise acquire such primary obligations or any Property constituting direct or indirect security therefor; (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor; (c) to purchase Property, Securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; or (d) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof; in each case, including arrangements ("NON-RECOURSE GUARANTY ARRANGEMENTS") in which the rights and remedies of the holder of the primary obligation are limited to repossession or Sale of certain Property of such Person. The amount of any Guaranty Obligation shall be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made (or, if less, the stated or determinable amount of such Guaranty Obligation) or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof; PROVIDED, HOWEVER, that the amount of any non-recourse guaranty arrangement shall not be deemed to exceed the Fair Market Value of the Property which may be repossessed or sold by the holder of the primary obligation in question.

         "HAZARDOUS MATERIAL" means and includes (a) any asbestos, urea-formaldehyde, PCBs or dioxins or insulation or other material composed of or containing asbestos, PCBs or dioxins, (b) crude oil, any fraction thereof, and any petroleum product, (c) any natural gas, natural gas liquids, liquefied natural gas or other natural gas product or synthetic gas, and (d) any hazardous or toxic waste, substance or material or pollutant or contaminant defined as such in (or for purposes of), or that may result in the imposition of liability under, any "ENVIRONMENTAL LAW", which means the Comprehensive Environmental Response, Compensation and Liability Act, any so-called "SUPERFUND" or any other Applicable Law, as now or at any time hereafter in effect, regulating, relating to, or imposing liability concerning the environment, the impact of the environment on human health, or any hazardous or toxic waste, substance or material or pollutant or contaminant.

         "IMPERMISSIBLE QUALIFICATION" means, relative to the opinion or certification of the Independent Public Accountant as to any financial statements of the Parent Company, the Borrower or any of their Subsidiaries, any qualification or exception to such opinion or certification: (a) which is of a "going concern" or similar nature; (b) which relates to the limited scope of examination of matters relevant to such financial statement; or (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Principal Companies to be in default of any of their Obligations under SECTION 9.4.

         "INACTIVE SUBSIDIARY" means, in relation to any Subsidiary of the Parent Company or of the Borrower at any particular time, any such Subsidiary that conducts no business, holds no assets (other than insubstantial and immaterial assets), and has no liabilities (other than insubstantial and immaterial liabilities), in each case, as at such time. For purposes of this Agreement, any Inactive Subsidiary shall cease to be an "INACTIVE SUBSIDIARY" if and when such Subsidiary commences the conduct of business, acquires assets (other than insubstantial and immaterial assets), or incurs liabilities (other than insubstantial and immaterial liabilities).

         "INCREMENTAL COMMITMENT" of any Lender means (a) the amount set forth opposite such Lender's name under the caption "INCREMENTAL COMMITMENT" on
SCHEDULE II (as such Schedule shall be deemed to have been amended pursuant to SECTION 2.1(b)(ii)), as such amount may be reduced from time to time pursuant to the provisions hereof, or (b) as the context may require, the obligation of such Lender to make Incremental Loans in an aggregate unpaid principal amount not exceeding such amount.

         "INCREMENTAL COMMITMENT FEES" has the meaning specified in SECTION 2.9(a).

         "INCREMENTAL COMMITMENT PERCENTAGE" means, as to any Lender, the percentage equivalent of such Lender's Incremental Commitment divided by the Aggregate Incremental Commitment; PROVIDED, HOWEVER, that if the Aggregate Incremental Commitment has been terminated in full, the "INCREMENTAL COMMITMENT PERCENTAGE" of each Lender shall be determined by dividing such Lender's Incremental Commitment in effect immediately prior to such termination by the Aggregate Incremental Commitment in effect immediately prior to such termination.

         "INCREMENTAL COMMITMENT TERMINATION DATE" means 5:00 p.m. (Boston, Massachusetts time) on the second anniversary of the Effective Date.

         "INCREMENTAL FACILITY" has the meaning specified in SECTION 2.1(b)(i).

         "INCREMENTAL FACILITY EFFECTIVE DATE" means the date on which the Incremental Facility shall first become effective hereunder.

         "INCREMENTAL LENDER" means any Lender that has an Incremental Commitment or that has made any Incremental Loans to the Borrower.

         "INCREMENTAL LOAN" means any Loan by an Incremental Lender to the Borrower, which may be a Eurodollar Loan or a Base Rate Loan.

         "INCREMENTAL LOAN BALANCE" has the meaning specified in SECTION 2.8(b).

         "INCREMENTAL LOAN NOTE" has the meaning specified in SECTION 2.2(b).

         "INCREMENTAL UPFRONT FEES" has the meaning specified in SECTION
2,16(a).

         "INDEBTEDNESS" of any Person means, without duplication: (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of Property or services (other than (i) trade payables entered into in the ordinary course of business pursuant to ordinary terms, and (ii) ordinary course purchase price adjustments); (c) all reimbursement or payment obligations with respect to letters of credit or reimbursement or other payment obligations with respect to bankers' acceptances, surety bonds and other similar documents; (d) all obligations evidenced by promissory notes, bonds, debentures or other similar Instruments, including obligations so evidenced incurred in connection with the acquisition of Property or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreements or Sales of accounts receivable, in any such case, with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreements in the event of default are limited to repossession or Sale of such Property); (f) all Capital Lease Obligations; (g) all net obligations with respect to Interest Rate Protection Agreements; (h) all indebtedness referred to in CLAUSE (a) through CLAUSE (g) secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in Property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (in which event the amount of such indebtedness shall not be deemed to exceed the Fair Market Value of such Property); and (i) all Guaranty Obligations in respect of indebtedness and obligations of the kinds referred to in CLAUSE (a) through CLAUSE (h) above.

         "INDEBTEDNESS TO BE REFINANCED" has the meaning specified in SECTION 6.10(c).

         "INDEMNIFIED LIABILITIES" has the meaning specified in SECTION 12.5.

         "INDEMNIFIED PERSON" has the meaning specified in SECTION 12.5.

         "INDEPENDENT PUBLIC ACCOUNTANT" means any one of the so-called "big-five" firms of certified public accountants or any other firm of certified public accountants of recognized standing selected by the Principal Companies.

         "INSOLVENCY PROCEEDING" means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other similar arrangements in respect of its creditors, generally; in each case, undertaken under U.S. Federal, State or foreign law, including the Bankruptcy Code.

         "INSTRUMENT" means any contract, agreement, indenture, mortgage or other document or writing (whether a formal agreement, letter or otherwise) under which any obligation is evidenced, assumed or undertaken, or any right to any Lien is granted or perfected.

         "INTEREST PAYMENT DATE" means (a) with respect to each Base Rate Loan, the last day of each calendar quarter and also the Maturity Date, and (b) with respect to each Eurodollar Loan, the last day of each Interest Period applicable to such Eurodollar Loan and also the date on which such Eurodollar Loan shall be repaid or prepaid; PROVIDED, HOWEVER, that, if any Interest Period for any Eurodollar Loan exceeds three (3) months, then also the date which falls three
(3) months after the beginning of such Interest Period, and, if applicable, the last day of each three-month interval thereafter, shall also be an "INTEREST PAYMENT DATE".

         "INTEREST PERIOD" means, in relation to any Eurodollar Loan, the period commencing on the applicable Borrowing Date or any Conversion Date or Continuation Date with respect thereto and ending on the date one, two, three or six months thereafter, as selected or deemed to be selected by the Borrower in its Notice of Borrowing or Notice of Conversion/Continuation; PROVIDED, HOWEVER, that:

                  (a) if any Interest Period would otherwise end on a day which is not a Business Day, then such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

                  (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month which is one, two, three, six months, as the case may be, after the calendar month in which such Interest Period began; and

                  (c) no Interest Period for any Loan shall extend beyond the Maturity Date.

         "INTEREST RATE PROTECTION AGREEMENT" means any interest rate swap, cap, collar or similar arrangement entered into to hedge interest rate risk (and not for speculative purposes).

         "INVESTMENT" means, in relation to any Person:

                  (a) any loan, advance or other extension of credit made by such Person to any other Person;

                  (b) the creation of any Guaranty Obligation of such Person to support any of the Indebtedness of any other Person; or

                  (c) any capital contribution by such Person to, or purchase by such Person of any Equity Interests or other Securities of, any other Person, or any other investment evidencing an ownership or other similar interest of such Person in any other Person.

         "IPO" means an initial public offering of the Parent Company's Common Stock which generates, for the account of the Parent Company, at least $80,000,000 of gross cash proceeds.

         "IPO DOCUMENTS" means all agreements, Instruments and other documents executed and/or delivered in connection with or otherwise related to the IPO.

         "ISSUING LENDER" means Fleet National Bank, in its capacity as issuer of one or more Letters of Credit pursuant to this Agreement.

         "JS GROUP" means, collectively, the following Persons and each of their Affiliates (other than the Parent Company and its Subsidiaries) taken as a whole: (a) Terry S. Jacobs; (b) William L. Stakelin; and (c) each of the other Persons who is at the time a party to or otherwise bound by the Stockholder Agreement as a "Stockholder" thereunder.

         "KZAP ACQUISITION" means the acquisition by the Borrower or by any of its Subsidiaries of radio station KZAP(FM) located in Chico, California, such acquisition to be made substantially in accordance with the terms and subject to the conditions contained in the draft dated December 19, 1999 of the Agreement of Merger, among KZAP, Inc., Robb Cheal, Regent Broadcasting West Coast, Inc., and the Parent Company (such Agreement of Merger, as amended, modified or supplemented from time to time, together with all agreements, Instruments and other documents executed and/or delivered in connection therewith, being herein called, collectively, the "KZAP ACQUISITION DOCUMENTS").

         "KZAP ACQUISITION DOCUMENTS" has the meaning specified in the definition of the term "KZAP ACQUISITION."

         "LEAD ARRANGER" means Fleet Robertson Stephens Inc., in its capacity as Lead Arranger for the Agents, the Issuing Lender and the Lenders under this Agreement.

         "LENDER AFFILIATE" means any Person engaged primarily in the business of commercial banking that is an Affiliate of any Lender.

         "LENDERS" has the meaning specified in the PREAMBLE hereto.

         "LENDING OFFICE" means, with respect to any Lender, the office or offices of such Lender specified as ITS "LENDING OFFICE", "DOMESTIC LENDING OFFICE" or "EURODOLLAR LENDING OFFICE", as the case may be, on SCHEDULE I, or such other office or offices of such Lender as such Lender may from time to time specify in a written notice to the Borrower and the Administrative Agent.

         "LETTER OF CREDIT" means any letter of credit issued or to be issued by the Issuing Lender pursuant to ARTICLE III.

         "LETTER OF CREDIT AMENDMENT APPLICATION" means any application form for amendment of outstanding standby or commercial documentary letters of credit as shall from time to time be specified by the Issuing Lender.

         "LETTER OF CREDIT APPLICATION" means any application form for issuances of standby or commercial documentary letters of credit as shall from time to time be specified by the Issuing Lender.

         "LETTER OF CREDIT BORROWING" means any extension of credit (other than any Revolving Loan) resulting from a drawing under any Letter of Credit which shall not have been reimbursed by the Borrower on the Disbursement Date when made.

         "LETTER OF CREDIT COMMITMENT" means the commitment of the Issuing Lender hereunder to issue Letters of Credit. The Letter of Credit Commitment shall be in the initial amount of $25,000,000, and such amount shall be subject to reduction from time to time pursuant to and in accordance with this Agreement. The Letter of Credit Obligations shall not exceed in aggregate amount at any time the LESSER of (a) the Aggregate Revolving Commitment in effect at such time, or (b) the amount of the Letter of Credit Commitment in effect at such time.

         "LETTER OF CREDIT FEES" has the meaning specified in SECTION 3.8.

         "LETTER OF CREDIT OBLIGATIONS" means, at any time of determination, the SUM of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, PLUS (b) the aggregate amount of all Letter of Credit Borrowings then outstanding.

         "LETTER OF CREDIT RELATED DOCUMENTS" means, collectively, the Letters of Credit, the Letter of Credit Applications, the Letter of Credit Amendment Applications and any other Instruments or documents relating to any Letters of Credit, including the Issuing Lender's standard form documents for letter of credit issuances.

         "LEVERAGE RATIO CERTIFICATE" means a certificate duly executed by the chief financial officer of each Principal Company, in or substantially in the form of EXHIBIT K (with such changes thereto as may be agreed upon from time to time by the Administrative Agent and the Principal Companies), and including therein, among other things, calculations supporting the information contained in such certificate relating to the Consolidated Leverage Ratio.

         "LIEN" means any interest in any real or personal Property or fixture which secures payment or performance of any obligation or liability, and shall include any mortgage, lien (statutory, judgment or otherwise), pledge, encumbrance, charge or other security interest of any kind, whether arising under a Security Instrument or as a matter of law, judicial process or otherwise, including the retained security title of a conditional vendor or lessor.

         "LINE OF BUSINESS" means, collectively, the businesses conducted by the Principal Companies or by any of their Subsidiaries on and as of the Effective Date, and shall in any event include any business involving the ownership, management or operation of Radio Stations in the United States, together with any business related thereto.

         "LOAN" means any extension of credit by any Lender to the Borrower pursuant to ARTICLE II and shall include any Revolving Loan or Incremental Loan.

         "LOAN DOCUMENTS" means, collectively, this Agreement, the Notes, the Subsidiary Guaranty, the Collateral Documents and all other agreements, Instruments, certificates or other documents (a) evidencing or securing all or any part of any of the Obligations or other liabilities of the Borrower or the Parent Company or of any of their Subsidiaries under this Agreement, the Notes, the Collateral Documents or any of the other Loan Documents, or (b) otherwise executed and/or delivered by the Borrower or the Parent Company or by any of their Subsidiaries pursuant to or in connection with this Agreement, the Notes, any of the Collateral Documents or any of the other Loan Documents.

         "MAIN STATION LICENSES" has the meaning specified in SECTION 6.23.

         "MANAGEMENT AGREEMENTS" has the meaning specified in SECTION 5.1.5.

         "MARKET" means any U.S. Metropolitan Statistical Area.

         "MARGIN STOCK" means "margin stock" as such term is defined in Regulation T, U or X of the Federal Reserve Board.

         "MATERIAL CONTRACT" means any contract or other arrangement to which the Parent Company, the Borrower or any of their Subsidiaries is a party (other than any of the Loan Documents) for which breach, nonperformance, cancellation or failure to renew has had or could reasonably be expected to have a Materially Adverse Effect.

         "MATERIAL EVENT OF DEFAULT" means any of the following events occurring or existing at any time on or after the Effective Date: (a) any Events of Default of the kind described in any of SECTIONS 10.1.1, 10.1.2, 10.1.5, 10.1.10 and 10.1.13 shall occur and shall be continuing for more than seven (7) days; or
(b) any Events of Default of the kind described in any of SECTIONS 10.1.6, 10.1.7, 10.1.9, 10.1.11 and 10.1.12 shall at any time occur, arise or (as the case may be) develop.

         "MATERIALLY ADVERSE EFFECT" means, in relation to any event, occurrence or development of whatsoever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding):

                  (a) any materially adverse effect on the business, Property, results of operations or condition, financial or otherwise, of the Parent Company, the Borrower and their Subsidiaries, taken as a whole;

                  (b) any materially adverse effect on the ability of the Parent Company, the Borrower or any of their Subsidiaries to perform any of its payment or other material Obligations under any of the Loan Documents to which it is a party; or

                  (c) any material impairment of the validity or enforceability of any of the Loan Documents or any material impairment of any of the material rights or remedies available to any of the Agents, the Issuing Lender or the Lenders under any of the Loan Documents.

         "MATURITY DATE" means December 31, 2006.

         "MAXIMUM INCREMENTAL AMOUNT" has the meaning specified in SECTION 2.1(b), as such amount may be reduced from time to time pursuant to this Agreement.

         "MEASUREMENT PERIOD" means any period of four consecutive Fiscal Quarters of the Parent Company.

         "MEDIA ASSET" means any radio station or related asset that is located in a Market.

         "MOODY'S" means Moody's Investors Service, Inc., and its successors.

         "MULTIEMPLOYER PLAN" means a "multiemployer plan" (within the meaning of Section 4001(a)(3) of ERISA) and to which the Parent Company or any Subsidiary of the Parent Company or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three (3) calendar years, has made, or has been obligated to make, contributions.

         "NET CASH PROCEEDS" means, in connection with any Asset Sale or Recovery Event, the cash proceeds (including any cash payments received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received in cash) of such Asset Sale or Recovery Event, net of
(a) reasonable transaction costs (including any underwriting, brokerage or other selling commissions and reasonable legal, advisory and other fees and expenses, including title and recording expenses, associated therewith, in each case, actually incurred and satisfactorily documented), (b) required debt payments (other than pursuant hereto), (c) taxes reasonably estimated to be payable as a result of such Asset Sale or Recovery Event, and (d) any portion of such cash proceeds which the Borrower determines in good faith should be reserved for post-closing adjustments or liabilities (to the extent the Borrower delivers to the Administrative Agent a certificate signed by its chief financial officer as to such determination), it being understood and agreed that on the day all of such post-closing adjustments and liabilities have been determined, (i) the amount (if any) by which the reserved amount of the cash proceeds of such Asset Sale or Recovery Event exceeds the actual post-closing adjustments or liabilities payable by the Parent Company, the Borrower or any of their Subsidiaries shall constitute Net Cash Proceeds on such date, and (ii) the amount (if any) by which the actual post-closing adjustments or other liabilities payable by the Parent Company, the Borrower or any of their Subsidiaries exceeds the reserved amount of the cash proceeds of such Asset Sale or Recovery Event on such date shall be credited against any subsequent Net Cash Proceeds that the Parent Company, the Borrower or any of their Subsidiaries are required to apply to prepay the Loans pursuant to SECTION 2.7(b).

         "NET ISSUANCE PROCEEDS" means, with respect to the issuance or Sale by the Parent Company or the Borrower or by any of their Subsidiaries, in each case, for the account of the Parent Company or the Borrower or of any of their Subsidiaries, of any Permitted Equity Interests of the Parent Company (otherwise than in connection with employee benefit plans) or of any Permitted Subordinated Debt of the Parent Company or the Borrower to any Person or Persons other than the Borrower or any of its Subsidiaries (each such issuance or sale of any Permitted Equity Interests or Permitted Subordinated Debt being herein called a "FINANCING EVENT"): (a) the gross cash proceeds received in connection with such issuance or Sale, as and when received; MINUS (b) all of the reasonable transaction costs (including legal, investment banking and other fees and disbursements) payable or incurred in connection therewith in favor of any Person not an Affiliate of the Parent Company or of the Borrower and the reasonable out-of-pocket disbursements payable in favor of any such Person.

         "NEW WAVE ACQUISITION" means the acquisition by the Borrower or by any of its Subsidiaries of substantially all of the assets of two FM and one AM radio stations in El Paso, Texas, such acquisition to be made upon the terms and subject to the conditions contained in the Asset Purchase Agreement, dated as of September 13, 1999, among (a) New Wave Broadcasting, L.P., as "Seller", and (b) Regent Broadcasting of El Paso, Inc. and Regent Licensee of El Paso, Inc., as "Buyers" (such Asset Purchase Agreement, as amended, modified or supplemented from time to time, together with all agreements, Instruments and other documents executed and/or delivered in connection therewith, being herein called, collectively, the "NEW WAVE ACQUISITION DOCUMENTS").

         "NEW WAVE ACQUISITION DOCUMENTS" has the meaning specified in the definition of the term "NEW WAVE ACQUISITION".

         "NOTES" means, collectively, the Revolving Credit Notes and the Incremental Loan Notes.

         "NOTICE OF BORROWING" means a written notice given by the Borrower to the Administrative Agent pursuant to SECTION 2.3(a), in or substantially in the form of EXHIBIT C.

         "NOTICE OF CONVERSION/CONTINUATION" means a written notice given by the Borrower to the Administrative Agent pursuant to SECTION 2.4(b), in or substantially in the form of EXHIBIT D.

         "OBLIGATIONS" means, collectively, all Loans, Letter of Credit Borrowings, reimbursement obligations under Letters of Credit and other Indebtedness, advances, debts, liabilities, obligations, interest, fees, costs and expenses (including, without limitation, Attorney Costs), covenants and duties, of any kind or nature, owing by the Parent Company or the Borrower or by any other Credit Party to any Lender (or any Lender Affiliate (or any Affiliate of such Lender engaged in capital market transactions generally)), any Agent or the Issuing Lender pursuant to or in connection with (a) this Agreement, or (b) any of the other Loan Documents, in each case, whether direct or indirect, absolute or contingent, due or to become due, now existing or at any time hereafter arising, and howsoever acquired (including those acquired by assignment) created or arising, and whether or not for the payment of money or evidenced by any note, guarantee or other Instrument.

         "OECD" means the Organization for Economic Cooperation and Development.

         "ORIGINATING LENDER" has the meaning specified in SECTION 12.7(d).

         "OTHER SENIOR DEBT" means, collectively, Indebtedness of the Parent Company or of any of its Subsidiaries under or in respect of the Bridge Notes, the Exchange Notes or any of the other Bridge Financing Documents.

         "OTHER TAXES" has the meaning specified in SECTION 4.1(b).

         "PARENT COMPANY" has the meaning specified in the PREAMBLE hereto.

         "PARENT COMPANY FINANCINGS" means, collectively, (a) the IPO, and (b) the Bridge Financing.

         "PARENT COMPANY GUARANTY" means the guaranty of the Parent Company set forth in Article VII.

         "PARTICIPANT" has the meaning specified in SECTION 12.7(d).

         "PENDING ACQUISITION DOCUMENTS" means, collectively, the Forever Acquisition Documents, the New Wave Acquisition Documents, and the KZAP Acquisition Documents.

         "PENDING ACQUISITIONS" means, collectively, (a) the Forever Acquisition, (b) the New Wave Acquisition, and (c) the KZAP Acquisition.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any of its principal functions under ERISA.

         "PENSION PLAN" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Parent Company or any Subsidiary of the Parent Company or any ERISA Affiliate sponsors or maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years, but excluding any Multiemployer Plan.

         "PERMITTED ACQUISITION" means any Acquisition by the Borrower or by any of its Subsidiaries of any Media Assets; PROVIDED, HOWEVER, that, with respect to each Acquisition of Media Assets, each of the applicable Permitted Acquisition Conditions with respect to such Acquisition shall have been satisfied.

         "PERMITTED ACQUISITION CONDITIONS" means, collectively, in relation to any particular Acquisition, each of the following conditions:

                  (a) The Principal Companies shall have furnished to the Administrative Agent (i) as soon as practicable following the execution of any Acquisition Documentation and, in any event, not less than fourteen (14) days prior to completion of such Acquisition, (A) an Acquisition Certificate containing Acquisition Pro Formas showing the proposed Acquisition and each other Acquisition for which a definitive agreement has been executed at the time of delivery of such Acquisition Certificate, (B) in the case of any Acquisition in the Amount of $25,000,000 or more, a due diligence report for such Acquisition, and up-dated financial projections of the kind described in SECTION 6.8(b) revised to reflect on a Pro Forma Basis the proposed Acquisition, and
(ii) on the closing date for such Acquisition (or as soon prior to such date as practicable), an Acquisition Certificate containing Acquisition Pro Formas showing solely the proposed Acquisition. The Principal Companies shall also have furnished to the Administrative Agent copies of the Acquisition Documentation for such Acquisition and all material related documentation as soon as practicable prior to the consummation of such Acquisition.

                  (b) The Principal Companies, a Subsidiary of the Principal Companies and/or the entity to be acquired, as appropriate, shall have executed and delivered and furnished to the Administrative Agent, concurrently with the consummation of such Acquisition, such Instruments and other documents as shall be required pursuant to SECTION 8.12.

                  (c) After giving effect to such Acquisition, (i) the Consolidated Leverage Ratio as of the most recent Covenant Determination Date, as determined on a Pro Forma Basis in accordance with the Acquisition Pro Formas for such Acquisition, shall not exceed the maximum Consolidated Leverage Ratio permitted as of such Covenant Determination Date by SECTION 9.4(a), and (ii) the Principal Companies shall not be in violation of any other financial covenant contained in SECTION 9.4 as of such covenant Determination Date, in each case as determined on a Pro Forma Basis based upon the Acquisition Pro Formas contained in the Acquisition Certificate in which the Principal Companies shall have certified as to satisfaction of the conditions set forth in this PARAGRAPH (c).

                  (d) Both immediately before and immediately after giving effect to such Acquisition, no Default shall be continuing or shall result therefrom.

                  (e) If, after giving effect to such Acquisition, the Consolidated Leverage Ratio as of the then most recent Covenant Determination Date, as determined on a Pro Forma Basis in accordance with the Acquisition Pro Formas for such Acquisition, shall be equal to or greater than 5.50:1.00, then each of the following conditions shall also constitute Permitted Acquisition Conditions applicable to such Acquisition:

                  (i) the portion of Consolidated Broadcast Cash Flow attributable to the Media Assets to be acquired in connection with such Acquisition, as determined on a Pro Forma Basis as of the then most recent Covenant Determination Date after giving effect to such Acquisition, shall not be less than ($1,000,000);

                  (ii) the Consolidated Broadcast Cash Flow of the Parent Company and its Subsidiaries as of the then most recent Covenant Determination Date derived from one Market, determined on a Pro Forma Basis after giving effect to such Acquisition, shall not exceed thirty percent (30%) of all of the Consolidated Broadcast Cash Flow of the Parent Company and its Subsidiaries as of the then most recent Covenant Determination Date derived from all Markets, determined on a Pro Forma Basis after giving effect to such Acquisition;

                  (iii) the Amount of such Acquisition shall not exceed $25,000,000; and

                  (iv) immediately after giving effect to such Acquisition and all of the other transactions related thereto, the Aggregate Revolving Commitment then in effect shall exceed the Total Revolver Utilization then outstanding by at least $5,000,000.

                  (f) If the Amount of such Acquisition shall exceed $50,000,000, then the Principal Companies shall have obtained the prior written approval of the Required Lenders for such Acquisition.

          "PERMITTED ACQUISITION DEBT" means, collectively, any Indebtedness of the Parent Company or of the Borrower incurred, created, issued or assumed as the deferred purchase price of any Property (including Equity Interests) acquired by the Borrower or any of its or the Parent Company's Subsidiaries in connection with any Acquisition permitted by SECTION 9.6; PROVIDED, HOWEVER, that: (a) the aggregate principal amount of all of such Indebtedness outstanding shall not exceed $10,000,000 at any time; (b) none of the Subsidiaries of the Parent Company (other than the Borrower) or of the Borrower shall at any time have any Guaranty Obligations under or with respect to any such Indebtedness;
(c) no part of such Indebtedness shall be secured by any security interests in or Liens on any Property (including Equity Interests) of the Parent Company, the Borrower or any of their Subsidiaries other than the Property acquired in connection with such Acquisition, and the rights and remedies of the holders of such Indebtedness shall be limited to repossession or Sale of the Property so acquired and shall otherwise be without recourse to the Parent Company, the Borrower or any of their Subsidiaries; (d) the unpaid principal of any such Indebtedness shall be subject to mandatory repayment, prepayment or redemption on terms of amortization that are not more accelerated than straight-line amortization over a period of five (5) years commencing on the date of the incurrence of such Indebtedness; (e) no part of such Indebtedness shall bear interest paid or required to be paid in cash at an annual rate in excess of nine percent (9%); and (f) both before and after giving effect on a Pro Forma Basis to the incurrence of any such Indebtedness: (i) the Principal Companies shall not be in violation of any of the financial covenants contained in SECTION 9.4 as of the most recent Covenant Determination Date; and (ii) no Default shall be continuing or shall result therefrom.

         "PERMITTED ACQUISITION DOCUMENTS" means, collectively, in relation to any Permitted Acquisition, all of the Acquisition Documentation for such Permitted Acquisition.

         "PERMITTED DISPOSITION" means:

                  (a) any Sale by the Parent Company or the Borrower or by any of their Subsidiaries of any of its inventory or other Property in the ordinary course of its business;

                  (b) any Sale by the Parent Company or the Borrower or by any of their Subsidiaries in the ordinary course of its business of its equipment or other Property that is obsolete or no longer useful in or necessary to its business;

                  (c) any Sale by the Parent Company or the Borrower or by any of their Subsidiaries in the ordinary course of its business, and in a manner consistent with its customary and usual cash management and other similar investment practices, of its Permitted Investments;

                  (d) any Sale by any Subsidiary of the Parent Company or of the Borrower of all or any part of its Property to the Borrower or to any Wholly-Owned Subsidiary of the Borrower;

                  (e) any Sale by the Parent Company or the Borrower or by any of their Subsidiaries, in the ordinary course of its business and in a manner consistent with its usual and customary business practices, of Property to the Borrower or to any of its Subsidiaries; and

                  (f) the creation or incurrence by the Parent Company or the Borrower or by any of their Subsidiaries of any Liens expressly permitted by
SECTION 9.3.

         "PERMITTED EQUITY INTERESTS" means any Equity Interests of any Person on account of or with respect to which such Person has no obligation to (a) declare or pay any dividends at any time on or prior to January 31, 2005, (b) make (except upon liquidation of such Person) any redemption, repurchase, retirement or acquisition, whether through a Subsidiary of such Person or otherwise, at any time on or prior to December 31, 2007 (other than DE MINIMIS cash payments in connection with conversion of Indebtedness of such Person into Equity Interests of such Person), (c) make (except upon liquidation of such Person) any return of capital to the holder thereof at any time on or prior to December 31, 2007, or (d) make (except upon liquidation of such Person) any other distributions of any kind at any time on or prior to December 31, 2007, EXCEPT, in the case of each of CLAUSES (a), (b), (c) and (d), in Permitted Equity Interests of such Person.

         "PERMITTED INDEBTEDNESS" means any of the following Indebtedness:

                  (a) Indebtedness of the Parent Company, the Borrower or any of their Subsidiaries in respect of taxes, assessments, levies or other governmental charges, and Indebtedness of any such Person in respect of accounts payable or other Indebtedness to trade creditors incurred in the ordinary course of business or in respect of claims against it for labor, materials or supplies;

                  (b) Indebtedness of the Parent Company, the Borrower or any of their Subsidiaries secured by Liens of carriers, warehousemen, mechanics, landlords, materialmen, laborers, suppliers and the like that constitute Permitted Liens under CLAUSE (a) or (d) of the definition thereof;

                  (c) Indebtedness of the Parent Company, the Borrower or any of their Subsidiaries in respect of judgments or awards which have been in force for less than the applicable appeal period so long as (i) (in each case) such Person shall at the time in good faith be prosecuting an appeal or proceedings for review and execution thereof shall have been effectively stayed pending such appeal or review, and (ii) the aggregate principal amount of all such Indebtedness of the Parent Company, the Borrower or any of their Subsidiaries outstanding at any time (determined on a consolidated basis in accordance with GAAP) shall not exceed $2,000,000;

                  (d) Indebtedness under or in respect of Guaranty Obligations of the Parent Company, the Borrower or any of their Subsidiaries in respect of letters of credit or bankers' acceptances or surety or other bonds issued in the ordinary course of business of such Person in connection with Liens that constitute Permitted Liens under CLAUSE (b) of the definition thereof;

                  (e) Indebtedness of the Parent Company, the Borrower or any of their Subsidiaries that (i) is existing on the Closing Date, and (ii) is specifically identified as Existing Indebtedness in SECTION 6.10(a) of the DISCLOSURE SCHEDULE; and

                  (f) any Indebtedness of the Parent Company or the Borrower or of any of their Subsidiaries extending, renewing, refinancing, replacing or refunding any Indebtedness of the kind described in CLAUSE (e) of this definition; PROVIDED, HOWEVER, that the initial principal amount of any such Indebtedness described in this CLAUSE (f) shall not exceed the principal amount of, PLUS accrued and unpaid interest on, the Indebtedness so extended, renewed, refinanced, replaced or refunded (PLUS the amount of reasonable fees and expenses incurred in connection therewith).

         "PERMITTED INVESTMENTS" means any of the following Investments by the Parent Company or the Borrower or by any of their Subsidiaries:

                  (a) Investments that (i) are owned or held by the Parent Company or the Borrower or by any of their Subsidiaries on the Closing Date, and
(ii) are identified, unless immaterial and insubstantial, in SECTION 6.10(d) to the DISCLOSURE SCHEDULE;

                  (b) Investments in cash or in Cash Equivalents;

                  (c) Investments in the form of accounts receivable or in the form of notes receivable arising in the ordinary course of business;

                  (d) Investments in the form of advances or prepayments to suppliers or other vendors made in the ordinary course of business and in all material respects consistent with the Parent Company's or the Borrower's usual and customary business practices;

                  (e) Investments in the form of advances to directors, managers, officers or employees in the ordinary course of business and in all material respects consistent with the Parent Company's or the Borrower's usual and customary business practices for travel expenses, entertainment expenses, relocation expenses, drawing accounts or other similar business-related expenses;

                  (f) subject always to the limitations set forth in SECTION 9.6(f), Investments by the Parent Company, the Borrower or any of their Subsidiaries if and to the extent that all or substantially all of the consideration payable therefor is in the form of Permitted Equity Interests of the Parent Company;

                  (g) Investments by the Borrower or any of its Subsidiaries made in the ordinary course of its business in Capital Assets (subject always to the limitations set forth in SECTIONS 9.2 and 9.3); and

                  (h) other Investments (other than Acquisitions) by the Borrower or by any of its Subsidiaries made in any Person or Persons (other than the Borrower or any of its Affiliates or Subsidiaries) from time to time after the date hereof and not otherwise described in any of CLAUSES (a) through (g) of this definition; PROVIDED, HOWEVER, that the aggregate amount of all of such Investments so made from time to time during the period from the Effective Date to the Maturity Date shall not exceed $2,000,000, such aggregate amount to be determined on a consolidated basis (exclusive of any consideration in the form of Permitted Equity Interests of the Parent Company) and on the basis of the original cost of each of such Investments and determined before giving any effect to any write-offs or write-downs of any of such Investments or to any decreases or losses (whether partial or complete) in the Fair Market Value thereof.

         "PERMITTED LIENS" means any of the following Liens:

                  (a) Liens to secure taxes, assessments, levies or other governmental charges imposed upon the Parent Company, the Borrower or any of their Subsidiaries, and Liens to secure claims against the Parent Company, the Borrower or any of their Subsidiaries for labor, materials or supplies;

                  (b) deposits or pledges made by the Parent Company, the Borrower or any of their Subsidiaries in the ordinary course of its business (i) in connection with, or to secure payment or performance of, (A) workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, or (B) liability to insurance carriers under insurance or self-insurance arrangements, (ii) to secure the performance of bids, tenders, statutory obligations, leases, contracts (other than contracts relating to borrowed money) or other obligations of like nature, or (iii) to secure surety, appeal, indemnity or performance bonds, in each case, in the ordinary course of the business of such Person;

                  (c) Liens in respect of judgments or awards against the Parent Company, the Borrower or any of their Subsidiaries to the extent that such judgments or awards constitute Permitted Indebtedness under CLAUSE (c) of the definition thereof;

                  (d) Liens of carriers, warehousemen, mechanics, landlords, materialmen, laborers, suppliers and the like incurred in the ordinary course of the business of the Parent Company, the Borrower or any of their Subsidiaries, in each case, for sums not overdue or being contested in good faith by appropriate proceedings, and for which appropriate reserves with respect thereto have been established and maintained on the consolidated books of the Parent Company and its Subsidiaries in accordance with GAAP to the extent required by GAAP;

                  (e) easements, rights-of-way, zoning and other similar restrictions and covenants and other similar encumbrances or title defects which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from or interfere with the ordinary conduct of the business of the Parent Company, the Borrower or any of their Subsidiaries;

                  (f) Liens that are in existence on the Closing Date and are disclosed in SECTION 6.10(b) to the DISCLOSURE SCHEDULE;

                  (g) extensions, renewals and replacements of Liens described in CLAUSE (f) of this definition or of Liens permitted by CLAUSE (c) or by CLAUSE (d) of SECTION 9.3; PROVIDED, HOWEVER, that (i) each such extension, renewal or replacement Lien is limited to the Property covered by the Lien so extended, renewed or replaced, and (ii) does not secure any Indebtedness other than (A) Indebtedness that constitutes Permitted Indebtedness under CLAUSE (e) of the definition thereof, or (as the case may be) (B) Indebtedness permitted by CLAUSE (h) or CLAUSE (k) of SECTION 9.2; and

                  (h) Liens arising by virtue of statutory, common law or contractual provisions relating to bankers' Liens, rights of set-off and similar remedies as to deposit or similar accounts.

                  "PERMITTED SUBORDINATED DEBT" means, collectively, any Indebtedness of the Parent Company or of the Borrower; PROVIDED, HOWEVER, that:
(a) none of the Subsidiaries of the Parent Company (other than the Borrower) or of the Borrower shall at any time have any Guaranty Obligations under or with respect to any of such Indebtedness; (b) no part of such Indebtedness shall be secured by any security interests in or Liens on any Property (including any Equity Interests) of the Parent Company, the Borrower or any of their Subsidiaries; (c) no portion of the principal of such Indebtedness shall mature or shall be mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or be redeemable at the option of the holder thereof, in whole or in part, on or prior to December 31, 2007; (d) no part of such Indebtedness shall bear interest paid or required to be paid in cash at an annual rate in excess of twelve percent (12%); (e) all of such Indebtedness shall be subordinated, and made junior in right of payment, to all of the Obligations of the Parent Company, the Borrower and the other Credit Parties under this Agreement, the Notes and the other Loan Documents on terms and conditions reasonably satisfactory to the Administrative Agent, as evidenced by its prior written approval thereof; (f) all of the other terms and conditions of such Indebtedness shall be reasonably satisfactory to the Administrative Agent, as evidenced by its prior written approval thereof; (g) all of the Bridge Notes and Exchange Notes shall have been paid in full; and (h) both before and after giving effect on a Pro Forma Basis to the incurrence of any such Indebtedness: (i) the Principal Companies shall not be in violation of any of the financial covenants contained in SECTION 9.4 as of the then most recent Covenant Determination Date; and (ii) no Default shall be continuing or shall result therefrom.

         "PERSON" means any natural person, corporation, firm, limited liability company, partnership, business trust, association, government, Governmental Authority, or any other entity, whether acting in an individual, fiduciary or other capacity.

         "PLAN" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Parent Company or any Subsidiary of the Parent Company or any ERISA Affiliate sponsors or maintains or to which the Parent Company or any of its Subsidiaries or any ERISA Affiliate makes, is making, or is obligated to make contributions and includes any Pension Plan or Multiemployer Plan.

         "PLEDGE AGREEMENT" means the Pledge Agreement, in or substantially in the form of Exhibit E.

         "PLEDGED COLLATERAL" has the meaning specified in the Pledge Agreement for the defined term "COLLATERAL".

         "PRINCIPAL COMPANIES" means, collectively, the Parent Company and the Borrower.

         "PRINCIPAL PAYMENT DATES" means, collectively, the dates specified by
SECTION 2.8(b) for the repayment of principal of the Incremental Loans in installments.

         "PRO FORMA BASIS" means, with respect to compliance with any test or covenant for any period hereunder, compliance with such test or covenant after giving effect to any proposed Acquisition, disposition, incurrence of Indebtedness or other action which requires compliance on a PRO FORMA basis, giving effect (among other things) to adjustments to increase Consolidated Adjusted EBITDA, to account for all (if any) Consolidated Eligible Charges for such period, and using, for purposes of determining such compliance, the historical financial statements of all entities or assets so acquired or to be acquired and the consolidated financial statements of the Parent Company and its Subsidiaries which shall be reformulated (a) as if such Acquisition, disposition, incurrence of Indebtedness or other action, and any other such action which has been consummated during such period, and any Indebtedness or other liabilities incurred in connection with any such actions, had been consummated at the beginning of such period (and assuming that such Indebtedness bears interest during any portion of the applicable measurement period prior to the relevant action at the weighted average of the interest rates applicable to outstanding Loans during such period), and (b) otherwise in conformity with such reasonable procedures as may be agreed upon between Administrative Agent and the Principal Companies; PROVIDED, HOWEVER, that all of the calculations referred to herein shall be in reasonable detail and shall be in form and substance reasonably satisfactory to Administrative Agent in all material respects.

         "PROPERTY" means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

         "PRU BRIDGE" has the meaning specified in the definition of the term "BRIDGE NOTES".

         "PURCHASE MONEY LIENS" has the meaning specified in SECTION 9.3(c).

         "RADIO STATIONS" means and includes, collectively, (a) all of the AM and FM radio stations owned and operated by the Parent Company, the Borrower or any of their Subsidiaries as of the Closing Date, after giving effect to all elements of the Transactions that are closing or being consummated as of or on the Closing Date, and (b) all radio stations from time to time acquired after the Closing Date by the Parent Company, the Borrower or any of their Subsidiaries.

         "REAL PROPERTY" of any Person means all of the right, title and interest of such Person in and to any land, improvements and fixtures, including leaseholds.

         "RECOVERY EVENT" means the receipt by the Parent Company or the Borrower or by any of their Subsidiaries of any insurance or other cash proceeds payable by reason of theft, loss, physical destruction, condemnation or damage or any other similar event with respect to any Property of the Parent Company or the Borrower or of any of their Subsidiaries.

         "REFINANCING" means the repayment in full of the Indebtedness to be Refinanced.

         "REFINANCING DOCUMENTS" means all agreements and other documents relating to the Refinancing.

         "REINVESTMENT ASSETS" means, collectively, (a) any Capital Assets or other Property to be used or otherwise employed by the Parent Company or the Borrower or by any of their Subsidiaries in the Line of Business, and (b) any Acquisition permitted by SECTION 9.6.

         "REINVESTMENT ELECTION" has the meaning specified in each of SECTION 2.7(b)(i), (ii) and (iii).

         "REINVESTMENT EVENT" means any Asset Sale, Financing Event or Recovery Event in respect of which the Principal Companies shall have made a Reinvestment Election by delivering a Reinvestment Notice with respect thereto.

         "REINVESTMENT NOTICE" means a written notice duly executed by an Authorized Officer of each of the Principal Companies stating that (a) on and as of the date of such notice, no Event of Default is continuing, and (b) the Principal Companies reasonably expect to use or to cause Subsidiaries of the Principal Companies to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event or the Net Issuance Proceeds of a Financing Event to purchase, construct or otherwise acquire Reinvestment Assets.

         "REINVESTMENT PERIOD" means, with respect to any Reinvestment Election and the related Anticipated Reinvestment Amount, the period commencing on the date of the Reinvestment Event to which such Reinvestment Election relates and terminating on the later to occur of (a) the expiration of the period of 270 days commencing on the date of such Reinvestment Event, or (b) if, prior to the expiration of such 270-day period, the Parent Company, the Borrower or any of their Subsidiaries shall have entered into a binding agreement to reinvest all or any part of such Anticipated Reinvestment Amount in Reinvestment Assets, then the expiration of the period of 450 days commencing on the date of such Reinvestment Event.

         "REINVESTMENT PREPAYMENT AMOUNT" means, with respect to any Reinvestment Election, the amount, if any, on any Reinvestment Prepayment Date relating thereto, by which (a) the Anticipated Reinvestment Amount in respect of such Reinvestment Election EXCEEDS (b) the aggregate amount thereof which the Parent Company, the Borrower or any of their Subsidiaries have expended or have entered into legal and binding commitments to expend prior to such date to acquire Reinvestment Assets.

         "REINVESTMENT PREPAYMENT DATE" means, with respect to any Reinvestment Election, the earliest to occur of: (a) the date, if any, upon which the Administrative Agent, on behalf of the Required Lenders, shall have delivered a written termination notice to the Principal Companies; PROVIDED, HOWEVER, that such notice may only be given by the Administrative Agent to the Principal Companies while any Event of Default shall be continuing; (b) the last day of the relevant Reinvestment Period; or (c) the date on which the Parent Company or the Borrower shall have determined not to, or shall have otherwise ceased to, proceed with the purchase, construction or other acquisition of Reinvestment Assets with all or any part of the related Anticipated Reinvestment Amount.

         "REPORTABLE EVENT" means, any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

         "REQUIRED LENDERS" means, at any time, Lenders holding more than 50% of the Aggregate Commitment in effect at such time; PROVIDED, HOWEVER, that if the Commitments shall have terminated in full, the term "REQUIRED LENDERS" shall mean Lenders holding (including as a result of participations pursuant to SECTIONS 3.3(a) and 3.3(d)) more than 50% of the aggregate amount of the Total Exposure at such time.

         "RESPONSIBLE OFFICER" means, in relation to the Parent Company, the Borrower or any of their Subsidiaries, its chief executive officer, its president, any vice president, its chief financial officer, treasurer or any other officer having substantially the same authority and responsibility, in each case, acting solely in such capacity and without personal liability.

         "RESTRICTED PAYMENTS" means, in relation to the Parent Company, the Borrower and their Subsidiaries:

                  (a) any payment, prepayment, distribution, loan, advance, Investment or Sale by the Borrower or by any of its Subsidiaries which constitutes an Affiliate Transaction described in CLAUSE (a), (b), (c), (d),
(e), (f) or (g) of the definition "AFFILIATE TRANSACTION";

                  (b) any declaration or payment by the Borrower or by any of its Subsidiaries of any dividends or other distributions on account of, or any payment or other distribution by the Borrower or by any of its Subsidiaries on account of the purchase, repurchase, redemption, retirement or other acquisition for value of, any Capital Stock of or any other Equity Interests in the Borrower; and

                  (c) any declaration or payment by the Parent Company or by any of its Subsidiaries of any dividends or other distributions on account of, or any payment or other distribution by the Parent Company or by any of its Subsidiaries on account of the purchase, repurchase, redemption, retirement or other acquisition for value of, any Capital Stock of or any other Equity Interests in the Parent Company.

         "REVOLVING COMMITMENT" means, for each Lender, the amount set forth opposite such Lender's name under the caption "REVOLVING COMMITMENT" on SCHEDULE II, as such amount may be reduced from time to time pursuant to and in accordance with the provisions hereof.

         "REVOLVING COMMITMENT FEES" has the meaning specified in SECTION
2.9(a).

         "REVOLVING COMMITMENT PERCENTAGE" means, as to any Lender, the percentage equivalent of such Lender's Revolving Commitment divided by the Aggregate Revolving Commitment; PROVIDED, HOWEVER, that if the Revolving Commitments have terminated in full, the "REVOLVING COMMITMENT PERCENTAGE" of each Lender shall be determined by dividing such Lender's Revolving Commitment in effect immediately prior to such termination by the Aggregate Revolving Commitment in effect immediately prior to such termination.

         "REVOLVING COMMITMENT TERMINATION DATE" means 5:00 p.m. (Boston, Massachusetts time) on the first Business Day immediately preceding the Maturity Date.

         "REVOLVING CREDIT NOTE" has the meaning specified in SECTION 2.2(b).

         "REVOLVING LOAN" means any Loan by a Lender to the Borrower under
SECTION 2.1(a), which may be a Eurodollar Loan or a Base Rate Loan.

         "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc., and its successors.

         "SALE" means any sale, conveyance, exchange, swap, trade, transfer or other disposition of any Property, including any sale, transfer or other disposition of copyrights, trademarks and other intellectual Property made by or through license agreements or other similar arrangements.

         "SECURED CREDITORS" has the meaning specified for the term "CREDITORS" in the Subsidiary Guaranty.

         "SECURITIES" means any Capital Stock, Equity Interests, bonds, debentures, promissory notes or other evidences of Indebtedness, secured or unsecured, convertible, subordinated or otherwise, or, in general, any Instruments commonly known as "securities".

         "SECURITY AGREEMENT" means the Security Agreement, in or substantially in the form of EXHIBIT F, pursuant to which each of the Parent Company, the Borrower and their Subsidiaries from time to time party thereto shall grant to the Collateral Agent security interests in and to tangible and intangible personal Property of such Person in accordance with the terms thereof.

         "SECURITY AGREEMENT COLLATERAL" has the meaning specified in the Security Agreement.

         "SECURITY INSTRUMENT" means any security agreement, assignment, pledge agreement, financing or other similar statement or notice, continuation statement, other agreement or Instrument, or any amendment or supplement to any thereof, creating, governing or providing for, evidencing or perfecting any security interest or Lien.

         "SHAREHOLDERS' AGREEMENTS" has the meaning specified in SECTION 5.1.5.

         "SOLVENCY CERTIFICATE" means the solvency certificate in or substantially in the form of EXHIBIT N, to be executed by the chief financial officer of each Principal Company and delivered pursuant to SECTION 5.1.11.

         "STOCKHOLDER AGREEMENT" means the Third Amended and Restated Stockholders' Agreement, dated as of December 13, 1999, among the Parent Company, Terry S. Jacobs, William L. Stakelin, and each of the several other Persons from time to time party thereto as a "Stockholder" thereunder, as amended, modified or otherwise supplemented from time to time.

         "SUBSIDIARY" means, in relation to any Person (in this paragraph called the "PARENT") at any time, any corporation, limited liability company, partnership or other Person (a) of which shares of Capital Stock or other Equity Interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, limited liability company, partnership or other Person, or representing a majority of the Equity Interests in such corporation, limited liability company, partnership or other Person, are at the time owned, controlled or held, directly or indirectly, by the parent, or
(b) the management of which is otherwise controlled, directly or indirectly, by the parent.

         "SUBSIDIARY GUARANTORS" means, collectively, each of the Domestic Subsidiaries of the Parent Company and the Borrower identified in SECTION 6.12 to the DISCLOSURE SCHEDULE as a "SUBSIDIARY GUARANTOR", and each of the other Subsidiaries of the Parent Company or of the

Borrower that at any time after the Closing Date shall execute and deliver to the Administrative Agent a Guarantor Supplement.

         "SUBSIDIARY GUARANTY" means the Subsidiary Guaranty Agreement, in or substantially in the form of EXHIBIT I, pursuant to which, in accordance with the terms hereof, certain Subsidiaries of Parent Company and the Borrower shall guaranty the payment and performance of all of the Obligations.

         "SYNDICATION AGENT" means GE Capital Commercial Finance, Inc., in its capacity as syndication agent for the Agents, the Issuing Lender and the Lenders under this Agreement and the other Loan Documents, and any successor to such syndication agent.

         "SYNDICATION PERIOD" has the meaning specified in SECTION 12.18.

         "TAXES" has the meaning specified in SECTION 4.1(a).

         "TAX SHARING AGREEMENTS" has the meaning specified in SECTION 5.1.5.

         "TOTAL EXPOSURE" means, at any time of determination, the SUM of (a) the aggregate principal amount of all of the Loans outstanding at such time, PLUS (b) the aggregate amount of all of the Letter of Credit Obligations at such time.

         "TOTAL INCREMENTAL UTILIZATION" means, at any time of determination, the aggregate principal amount of all outstanding Incremental Loans.

         "TOTAL REVOLVER UTILIZATION" means, at any time of determination, the SUM of (a) the aggregate principal amount of all outstanding Revolving Loans (other than Revolving Loans made for the purpose of reimbursing the Issuing Lender for any amounts drawn under any Letters of Credit, but not yet so applied), PLUS (b) the Letter of Credit Obligations then outstanding.

         "TRADEMARK SECURITY AGREEMENT" means a Trademark Security Agreement, in or substantially in the form of EXHIBIT H, to be executed and delivered by each of the Principal Companies and certain of their Subsidiaries in favor of the Collateral Agent in compliance with the terms of this Agreement and the Security Agreement.

         "TRANSACTION DOCUMENTS" means and includes, collectively, (a) the Loan Documents, (b) the Pending Acquisition Documents, (c) the IPO Documents, (d) the Bridge Financing Documents, and (e) the Refinancing Documents.

         "TRANSACTIONS" means, collectively, (a) the entering into of the Loan Documents and the borrowing of Loans on the Closing Date, (b) the consummation of the Pending Acquisitions, (c) the consummation of the IPO, (d) the consummation of the Bridge Financing, (e) the consummation of the Refinancing, and (f) the payment of fees and expenses in connection with the foregoing.

         "UNFUNDED PENSION LIABILITY" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

         "UNITED STATES" and "U.S." mean the United States of America.

         "USAGE" means (a) in relation to the Aggregate Revolving Commitment for any period, the average for such period of the quotient, determined daily, of the Total Revolver Utilization from time to time outstanding during such period, divided by the Aggregate Revolver Commitment from time to time in effect during such period, and (b) in relation to the Aggregate Incremental Commitment for any period, the average for such period of the quotient, determined daily, of the Total Incremental Utilization from time to time outstanding during such period, divided by the Aggregate Incremental Commitment from time to time in effect during such period.

         "VOTING INTERESTS" means, in relation to any Person at any particular date, any Capital Stock or other Equity Interests of the class or classes having general voting power under ordinary circumstances to elect the board of directors, managers or trustees (or any other Persons performing similar functions) of such Person (irrespective of whether or not at the time Capital Stock or other Equity Interests of any other classes shall have or might have voting power by reason of the happening of any contingency).

         "WHOLLY-OWNED SUBSIDIARY" means, in relation to any Person, any Subsidiary of such Person, all of the Equity Interests in which (other than directors' qualifying shares) are owned by such Person or by another Wholly-Owned Subsidiary of such Person.

         "YEAR 2000 COMPLIANT" has the meaning specified in SECTION 6.22.

         1.2. USE OF DEFINED TERMS. Terms for which meanings are provided in this Agreement shall, unless otherwise defined or the context otherwise requires, have such meanings when used in the Notes, the SCHEDULES and EXHIBITS, each of the other Loan Documents, and each notice or other communication delivered from time to time in connection with this Agreement or any Instrument executed pursuant hereto.

         1.3. CROSS-REFERENCES. Unless otherwise specified, references in this Agreement or in any of the other Loan Documents to any SCHEDULE, EXHIBIT, ARTICLE or SECTION are references to such SCHEDULE, EXHIBIT, ARTICLE or SECTION of this Agreement or of such other Loan Document, as the case may be, and, unless otherwise specified, references in any SCHEDULE, EXHIBIT, ARTICLE, SECTION or definition to any PARAGRAPH or CLAUSE are references to such paragraph or clause of such SCHEDULE, EXHIBIT, ARTICLE, SECTION or definition.

         1.4. ACCOUNTING AND FINANCIAL DETERMINATIONS. Where the character or amount of any asset or liability or item of income of expense is required to be determined, or any accounting computation is required to be made, for the purposes of this Agreement or any of the other Loan Documents, such determination or calculation shall, to the extent applicable, be made in accordance with generally accepted accounting principles, as consistently applied by each of the Principal Companies ("GAAP").

         1.5. GENERAL PROVISIONS RELATING TO DEFINITIONS. Terms for which meanings are defined in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The term "INCLUDING" means including, without limiting the generality of any description preceding such term. References to any Instrument defined in this Agreement or any of the other Loan Documents refer to such Instrument as originally executed, or, if subsequently amended or supplemented from time to time, as so amended or supplemented and in effect at the relevant time of reference thereto. Each reference herein to any Person shall include a reference to such Person's successors and assigns.

                                   ARTICLE II.

                              THE CREDIT FACILITIES
                              ---------------------

         2.1.  AMOUNTS AND TERMS OF COMMITMENTS.

         (a) THE REVOLVING LOANS. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Revolving Loans to the Borrower from time to time on any Business Day during the period from the Closing Date to the Revolving Commitment Termination Date, in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Revolving Commitment and in a combined amount for all Lenders not to exceed at any time outstanding $125,000,000; PROVIDED, HOWEVER, that, immediately after giving effect to any Borrowing of Revolving Loans, the SUM of the aggregate principal amount of all of the outstanding Revolving Loans, PLUS the aggregate amount of all of the outstanding Letter of Credit Obligations shall not exceed the Aggregate Revolving Commitment then in effect. Within such limits, and subject to the other terms and conditions hereof, the Borrower may borrow Revolving Loans under this SECTION 2.1(a), prepay Revolving Loans pursuant to SECTION 2.6, 2.7(a) or 2.7(d) and reborrow Revolving Loans pursuant to this SECTION 2.1(a).

         (b)  THE INCREMENTAL FACILITY.

                  (i) At any time prior to the Incremental Commitment Termination Date, the Borrower may request, pursuant to the procedures set forth in SECTION 2.16, one or more of the Lenders to provide commitments, in the amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof, and in the aggregate for all such commitments in an amount not in excess of $50,000,000 (the "MAXIMUM INCREMENTAL AMOUNT"), for an additional revolving credit facility (an "INCREMENTAL FACILITY") to be provided to the Borrower hereunder on the terms and conditions for the Incremental Commitments, the Incremental Loans and the Incremental Facility set forth in this Agreement and in the other Loan Documents (including, but not limited to, sharing on a PARI PASSU basis the Parent Company Guaranty, the Subsidiary Guaranty, the Collateral Documents and the Collateral); PROVIDED, HOWEVER, that, in any event, the mandatory termination of the Incremental Commitments and the mandatory repayment of the Incremental Loans shall be as set forth in SECTION 2.5(a) and in SECTION 2.8(b). No Lender, by virtue of its being a party hereto, shall have any obligations of any kind to provide commitments for the Incremental Facility, and each Lender may determine in its sole, absolute and complete discretion whether to provide such commitments. Within such limits, and subject to the other terms and conditions hereof, from time to time prior to the Incremental Commitment Termination Date, the Borrower may borrow Incremental Loans under this SECTION 2.1(b), prepay Incremental Loans pursuant to SECTION 2.6, SECTION 2.7(a) or SECTION 2.7(d), and reborrow Incremental Loans pursuant to this SECTION 2.1(b).

                  (ii) When the Incremental Facility shall become effective in accordance with the terms of SECTION 2.16, SCHEDULE II shall be deemed amended to reflect each of the Incremental Commitments comprising the Incremental Facility. In the event that an Incremental Facility shall have become effective, each Incremental Lender shall be deemed to have agreed, upon the terms and subject to the conditions contained in this

         Agreement, to make from time to time during the period from the date of such effectiveness through the Incremental Commitment Termination Date one or more Incremental Loans to the Borrower in an aggregate unpaid principal amount not exceeding at any time such Incremental Lender's Incremental Commitment in effect at such time.

         2.2.  LOAN ACCOUNTS; NOTES.

         (a) The Loans made by each Lender shall be evidenced by one or more loan accounts maintained by such Lender and by the Administrative Agent in the ordinary course of business. The loan accounts maintained by the Administrative Agent shall, in the event of any discrepancy between the entries in the Administrative Agent's books and any Lender's books relating to such loan accounts, be controlling and, absent manifest error, shall be prima facie evidence of the amount of the Loans made by the Lenders to the Borrower, the principal and interest payments thereon and any other amounts owing in respect of this Agreement or any of the other Loan Documents. Any failure to make a notation in any such loan account or any error in doing so shall not limit or otherwise affect the Obligations of the Borrower hereunder to pay any amounts owing with respect to the Loans.

         (b) If requested by any Lender, the Borrower shall execute and deliver to such Lender (and deliver a copy thereof to the Administrative Agent) one or more promissory notes evidencing the Loans owing to such Lender pursuant to this Agreement. Each such note evidencing Revolving Credit Loans shall be in or substantially in the form of EXHIBIT A (as amended, endorsed, replaced or otherwise modified from time to time, a "REVOLVING CREDIT NOTE". Each such note evidencing Incremental Loans shall be substantially in the form of EXHIBIT B with such conforming changes thereto as shall be specified by the Administrative Agent (as amended, endorsed, replaced or otherwise modified from time to time, an "INCREMENTAL LOAN NOTE"). All of the Notes shall be entitled to all of the rights and benefits of this Agreement, the other Loan Documents and the Collateral.

         2.3. PROCEDURE FOR BORROWING.

         (a) Each Borrowing of Loans (other than a Borrowing of Revolving Loans pursuant to SECTION 3.3(b)) shall be made upon the Borrower's irrevocable written notice (or telephonic notice immediately confirmed in writing) delivered to the Administrative Agent in accordance with SECTION 12.2 in the form of a Notice of Borrowing, which notice must be received by the Administrative Agent
(i) prior to 12:00 p.m. (Boston, Massachusetts time) not less than three (3) Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, and (ii) prior to 12:00 p.m. (Boston, Massachusetts time) not less than one (1) Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans, specifying:

                  (A) the amount of the Borrowing, which shall be in a minimum aggregate principal amount of $500,000 or any multiple of $500,000 in excess thereof;

                  (B) the requested Borrowing Date, which shall be a Business
         Day;

                  (C) whether the Borrowing is to be comprised of Eurodollar Loans or Base Rate Loans, PROVIDED that until the earlier of the consummation of (1) the IPO, or (2) the Bridge Financing, all Borrowings shall be Base Rate Loans; and

                  (D) in the case of a Eurodollar Loan, the duration of the Interest Period to be applicable to such Eurodollar Loan. If the Notice of Borrowing shall fail to specify the duration of the Interest Period for any Eurodollar Loan which is part of any Borrowing, such Interest Period shall be of three (3) months' duration.

         (b) Upon receipt of the Notice of Borrowing, the Administrative Agent will promptly notify each Lender thereof and of each such Lender's proportionate share thereof.

         (c) Each Lender will make its proportionate share of each Borrowing available to the Administrative Agent for the account of the Borrower at the Administrative Agent's Payment Office by 2:00 p.m. (Boston, Massachusetts time) on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Unless any applicable condition of ARTICLE V has not been satisfied, the proceeds of all Loans comprising such Borrowing will then be made available to the Borrower by the Administrative Agent by wire transfer in accordance with written instructions provided to the Administrative Agent by the Borrower.

         (d) During the continuation of any Event of Default, the Borrower may not elect to have any Loan made as a Eurodollar Loan.

         (e) After giving effect to any Borrowing, there shall not be more than twelve (12) different Interest Periods in effect in respect of all Loans which are Eurodollar Loans.

         2.4. CONVERSION AND CONTINUATION ELECTIONS FOR ALL BORROWINGS.

         (a) The Borrower may upon irrevocable written notice (or telephonic notice immediately confirmed in writing) to the Administrative Agent in accordance with PARAGRAPH (b):

                  (i) elect to convert on any Business Day, any Base Rate Loans (or any part thereof in an amount of not less than $500,000 or an integral multiple of $500,000 in excess thereof) into Eurodollar Loans;

                  (ii) elect to convert on the last day of any Interest Period with respect thereto, any Eurodollar Loans (or any part thereof in an amount of not less than $500,000 or an integral multiple of $500,000 in excess thereof) into Base Rate Loans; or

                  (iii) elect to continue on the last day of any Interest Period with respect thereto, any Eurodollar Loans (or any part thereof in an amount of not less than $500,000 or an integral multiple of $500,000 in excess thereof) as Eurodollar Loans;

PROVIDED, HOWEVER, that, if any Borrowing comprised of Eurodollar Loans shall have been reduced, by payment, prepayment or conversion, to an amount that is less than $1,000,000 then the Eurodollar Loans comprising such Borrowing shall automatically convert into Base Rate Loans on the last day of the then-current Interest Period relating thereto.

         (b) The Borrower shall deliver a Notice of Conversion/Continuation in accordance with SECTION 12.2 to be received by the Administrative Agent not later than (i) 12:00 p.m. (Boston, Massachusetts time) not less than three (3) Business Days in advance of the Conversion Date or Continuation Date, if the Loans are to be converted into or continued as Eurodollar Loans, and (ii) 12:00 p.m. (Boston, Massachusetts time) not less than one (1) Business Day in advance of the Conversion Date, if the Loans are to be converted into Base Rate Loans, specifying:

                  (A) the proposed Conversion Date or Continuation Date, which shall in each case be a Business Day;

                  (B) the aggregate principal amount of all Loans to be converted or continued;

                  (C) the nature of the proposed conversion or continuation; and

                  (D) the duration of the requested Interest Periods, if applicable.

         (c) If, upon the expiration of any Interest Periods applicable to any Eurodollar Loans, the Borrower shall have failed to select on a timely basis new Interest Periods to be applicable thereto, such Eurodollar Loans shall automatically convert into Base Rate Loans upon the expiration of such periods.

         (d) Upon receipt of a Notice of Conversion/Continuation, the Administrative Agent will promptly notify each Lender thereof, or, if no timely notice is provided by the Borrower, the Administrative Agent will promptly notify each Lender of the details of any automatic conversion. All conversions and continuations shall be made pro rata according to the respective outstanding principal amounts of the Loans with respect to which the notice was given.

         (e) During the continuation of any Default, the Borrower may not elect to have any Loan converted into or continued as a Eurodollar Loan.

         (f) Notwithstanding any other provisions contained in this Agreement, after giving effect to any conversion or continuation of any Loans, there shall not be more than twelve (12) different Interest Periods in effect in respect of all Loans which are Eurodollar Loans.

         2.5.  REDUCTION AND TERMINATION OF COMMITMENTS.

                  (a)(i) Each of the Revolving Commitments shall in any event automatically and permanently terminate in full on the Revolving Commitment Termination Date. The Borrower may, upon not less than three
         (3) Business Days' prior written notice to the Administrative Agent, permanently terminate the Aggregate Revolving Commitment (including the Letter of Credit Commitment) or permanently reduce the Aggregate Revolving Commitment (including the Letter of Credit Commitment), without premium or penalty, by a minimum aggregate amount of $1,000,000 or any multiple of $500,000 in excess thereof; PROVIDED, HOWEVER, that no such reduction or termination shall be permitted if, immediately after giving effect thereto and to any prepayment of Revolving Loans made on the effective date thereof, (A) the then outstanding principal amount of the Revolving Loans, PLUS the then outstanding Letter of Credit Obligations, will exceed the Aggregate Revolving Commitment then in effect, or (B) the then outstanding Letter of Credit Obligations will exceed the Letter of Credit Commitment then in effect; and, PROVIDED, FURTHER, that once reduced in accordance with this SECTION 2.5, the Aggregate Revolving Commitment (including the Letter of Credit Commitment) may not be increased.

                 (ii) Each of the Incremental Commitments shall in any event automatically and permanently terminate in full on the Incremental Commitment Termination Date. The Borrower may, upon not less than three
         (3) Business Days' prior written notice to the Administrative Agent, permanently terminate the Aggregate Incremental Commitment or permanently reduce the Aggregate Incremental Commitment by a minimum aggregate amount of $1,000,000 or any multiple of $500,000 in excess thereof; PROVIDED, HOWEVER, that no such reduction or termination shall be permitted if, immediately after giving effect thereto and to any prepayment of Incremental Loans made on the effective date thereof, the then outstanding principal amount of the Incremental Loans will exceed the Aggregate Incremental Commitment then in effect; and, PROVIDED, FURTHER, that once reduced in accordance with this SECTION 2.5, the Aggregate Incremental Commitment may not be increased.

         (b)......Each of the Aggregate Revolving Commitment and the Letter of
Credit Commitment shall be automatically and permanently reduced on the following dates ("COMMITMENT REDUCTION DATES") in the amounts (collectively, the "COMMITMENT REDUCTION AMOUNTS") set forth below opposite such dates:

                                     AGGREGATE              LETTER OF CREDIT
                                REVOLVING COMMITMENT      COMMITMENT REDUCTION
           COMMITMENT             REDUCTION AMOUNT               AMOUNT
         REDUCTION DATE         --------------------      --------------------
         --------------

            03/31/02                 $4,687,500                 $937,500
            06/30/02                 $4,687,500                 $937,500
            09/30/02                 $4,687,500                 $937,500
            12/31/02                 $4,687,500                 $937,500
            03/31/03                 $4,687,500                 $937,500
            06/30/03                 $4,687,500                 $937,500
            09/30/03                 $4,687,500                 $937,500
            12/31/03                 $4,687,500                 $937,500
            03/31/04                 $6,250,000               $1,250,000
            06/30/04                 $6,250,000               $1,250,000
            09/30/04                 $6,250,000
            12/31/04                 $6,250,000
            03/31/05                 $6,250,000
            06/30/05                 $6,250,000
            09/30/05                 $6,250,000
            12/31/05                 $6,250,000
            03/31/06                 $9,375,000
            06/30/06                 $9,375,000
            09/30/06                 $9,375,000
            12/31/06                 $9,375,000


The Aggregate Revolving Commitment and the Revolving Commitments of the Lenders, and the Letter of Credit Commitment of the Issuing Lender, shall in any event terminate in full on the Revolving Commitment Termination Date and shall be of no further force or effect whatsoever from and after that date.

         (c) On each date on which the Borrower shall become obligated to prepay any principal of the Loans pursuant to SECTION 2.7(b) or SECTION 2.7(c), all as provided by SECTION 2.7(f), then the Aggregate Revolving Commitment and the Aggregate Incremental Commitment shall be automatically and permanently reduced on each such date by an amount equal to (i) in the case of the Aggregate Revolving Commitment, the aggregate principal amount of all of the Revolving Loans so required to be prepaid on such date, and (ii) in the case of the Aggregate Incremental Commitment, the aggregate principal amount of all of the Incremental Loans so required to be prepaid on such date. Each mandatory reduction of the Aggregate Revolving Commitment pursuant to this PARAGRAPH (c) shall be applied towards reduction of the remaining Commitment Reduction Amounts applicable to the Aggregate Revolving Commitment on a pro rata basis in accordance with the then remaining balance of each of such Commitment Reduction Amounts. Upon each reduction of the remaining Commitment Reduction Amounts applicable to the Aggregate Revolving Commitment pursuant to this PARAGRAPH (c), the then remaining Commitment Reduction Amounts applicable to the Letter of Credit Commitment shall also be simultaneously automatically and permanently reduced on a proportional basis; PROVIDED, HOWEVER that the Letter of Credit Commitment shall not, except as otherwise provided in PARAGRAPH (d), at any time be automatically reduced below $15,000,000.

         (d) The Letter of Credit Commitment shall be automatically and permanently terminated in full upon termination of the Aggregate Revolving Commitment. If the Letter of Credit Commitment shall at any time exceed the Aggregate Revolving Commitment then in effect, then the Letter of Credit Commitment shall immediately be automatically and permanently reduced to the amount of the Aggregate Revolving Commitment then in effect.

         (e) Each reduction of the Aggregate Revolving Commitment or the Aggregate Incremental Commitment pursuant to this SECTION 2.5 shall be applied PRO RATA to each Lender's Revolving Commitment or Incremental Commitment, as the case may be, in accordance with such Lender's applicable Commitment Percentage. The amount of any reduction of the Aggregate Revolving Commitment shall not be applied to the Letter of Credit Commitment unless otherwise specified by the Borrower or unless otherwise required by the terms of SECTION 2.5(c). All accrued Fees to the effective date of each reduction or termination of the Aggregate Revolving Commitment or the Aggregate Incremental Commitment shall be paid on the effective date of each such reduction or termination. The Administrative Agent shall promptly notify the Lenders of each reduction or termination of any of the Aggregate Revolving Commitment or the Aggregate Incremental Commitment, as the case may be.

         2.6. VOLUNTARY PREPAYMENTS.

         (a) The Borrower may, upon at least three (3) Business Days' prior written notice by the Borrower to the Administrative Agent in the case of Eurodollar Loans, and upon at least one (1) Business Day's prior written notice by the Borrower to the Administrative Agent in the case of Base Rate Loans, ratably prepay Revolving Loans or Incremental Loans, as the Borrower may elect, in whole or in part, in amounts of $500,000 or an integral multiple of $500,000 in excess thereof.

         (b) Any notice of prepayment delivered pursuant to this SECTION 2.6 shall be irrevocable and shall specify the date and amount of such prepayment and the type of Loans to be prepaid, including whether such prepayment is of Base Rate Loans or Eurodollar Loans or any combination thereof. The Administrative Agent will promptly notify each Lender thereof and of such Lender's applicable Commitment Percentage of such prepayment. If any such notice is given by the Borrower, the Borrower shall be absolutely and unconditionally obligated to make such prepayment, and the prepayment amount specified in such notice shall become and be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid and the amounts, if any, required to be paid by the Borrower pursuant to SECTION 4.4.

         (c) Each prepayment of Incremental Loans made after the Incremental Commitment Termination Date pursuant to this SECTION 2.6 shall be applied to the remaining scheduled installments of the Incremental Loans pursuant to SECTION 2.8(b), in each case PRO RATA (based on the principal amount then remaining unpaid of each of the scheduled installments of the Incremental Loans).

         2.7. MANDATORY PREPAYMENTS.

                  (a)(i) If, on any date, the SUM of (A) the aggregate unpaid principal amount of all Revolving Loans then outstanding, PLUS (B) all of the Letter of Credit Obligations then outstanding (to the extent not Cash Collateralized pursuant to CLAUSE (ii) below or as provided for in
         SECTION 3.7) shall exceed the Aggregate Revolving Commitment then in effect, the Borrower shall immediately prepay principal of the Revolving Loans in the amount of such excess.

                  (ii) If, on any date, the aggregate amount of all Letter of Credit Obligations then outstanding shall exceed the Letter of Credit Commitment then in effect, the Borrower shall Cash Collateralize on such date such Letter of Credit Obligations in an amount equal to such excess.

                  (iii) If, on any date on or prior to the Incremental Commitment Termination Date, the aggregate unpaid principal amount of all Incremental Loans then outstanding shall exceed the Aggregate Incremental Commitment then in effect, the Borrower shall immediately prepay principal of the Incremental Loans in the amount of such excess.

                  (b)(i) If on any date the Parent Company, the Borrower or any of their Subsidiaries shall receive Net Cash Proceeds from any Asset Sale or Recovery Event, then an amount equal to 100% of the Net Cash Proceeds from such Asset Sale or Recovery Event shall be applied upon receipt to prepay principal of the outstanding Loans, all as provided by SECTION 2.7(f); PROVIDED, HOWEVER, that the Parent Company, the Borrower and their Subsidiaries shall be required to apply Net Cash Proceeds received from any Asset Sale or Recovery Event towards prepayment of principal as provided above only (A) if any Event of Default shall be continuing at the time of the receipt of such Net Cash Proceeds, or (B) if and to the extent that such Net Cash Proceeds, when added to the aggregate amount of all other Net Cash Proceeds received from Asset Sales or Recovery Events in the same Fiscal Year, shall exceed $5,000,000; and PROVIDED, FURTHER, that the requirements for mandatory prepayment set forth above in this CLAUSE (i) shall be reduced if and to the extent that the Principal Companies elect, as hereinafter provided, to cause all or part of such Net Cash Proceeds to be reinvested by the Parent Company or the Borrower or by one or more of their Subsidiaries in Reinvestment Assets on or prior to the end of the applicable Reinvestment Period (herein called a "REINVESTMENT ELECTION"). The Principal Companies may exercise the Reinvestment Election with respect to any Asset Sale or Recovery Event only if (1) no Event of Default shall be continuing at the time of such Asset Sale or Recovery Event, and (2) the

         Principal Companies deliver a Reinvestment Notice with respect to such Asset Sale or Recovery Event to the Administrative Agent not later than the fifth Business Day following the date of such Reinvestment Event, with such Reinvestment Election being effective with respect to the Anticipated Reinvestment Amount specified in such Reinvestment Notice.

                  (ii) If on any date the Parent Company, the Borrower or any of their Subsidiaries shall receive Net Issuance Proceeds from any Financing Event involving the issuance of Permitted Subordinated Debt, then an amount equal to 100% of the Net Issuance Proceeds from such Financing Event shall be applied upon receipt to prepay principal of the outstanding Loans, all as provided by SECTION 2.7(f); PROVIDED, HOWEVER, that the requirements for mandatory prepayment set forth above in this CLAUSE (ii) shall be reduced: (A) if and to the extent that the aggregate amount of such Net Issuance Proceeds exceeds (such excess being herein called "EXCESS PROCEEDS") the aggregate principal amount (if any) of the outstanding Loans that would need to be prepaid in order to cause the Consolidated Senior Leverage Ratio, determined as of the most recent Covenant Determination Date on a Pro Forma Basis after giving effect to any such Financing Event and any such prepayment, to be not greater than 4.00:1.00; and (B) if and to the extent that the Principal Companies make an election (herein called a "REINVESTMENT ELECTION"), as hereinafter provided, to cause all or any part of such Excess Proceeds (if any) to be reinvested by the Parent Company, the Borrower or one or more of their Subsidiaries in Reinvestment Assets on or prior to the end of the applicable Reinvestment Period. The Principal Companies may exercise the Reinvestment Election with respect to the Excess Proceeds from any such Financing Event only if (1) no Event of Default shall be continuing at the time of such Financing Event, and (2) the Borrower delivers a Reinvestment Notice with respect to the Excess Proceeds from such Financing Event to the Administrative Agent not later than the fifth Business Day following the date of such Reinvestment Event, with such Reinvestment Election being effective with respect to the Anticipated Reinvestment Amount specified in such Reinvestment Notice.

                  (iii) If the Parent Company, the Borrower or any of their Subsidiaries shall at any time receive Net Issuance Proceeds from any Financing Event involving the issuance of Permitted Equity Interests (other than the IPO), then an amount equal to 100% of the Net Issuance Proceeds from such Financing Event shall be applied upon receipt to prepay principal of the outstanding Loans, all as provided by SECTION 2.7(f); PROVIDED, HOWEVER, that the requirements for mandatory prepayment set forth above in this CLAUSE (iii) shall be reduced: (A) if and to the extent that the Principal Companies make an election (herein called a "REINVESTMENT ELECTION"), as hereinafter provided, to cause all or any part of such Net Issuance Proceeds to be reinvested by the Parent Company, the Borrower or one or more of their Subsidiaries in Reinvestment Assets on or prior to the end of the applicable Reinvestment Period; and (B) if and to the extent that the aggregate amount of the Net Issuance Proceeds not covered by any such Reinvestment Election exceeds the aggregate principal amount (if any) of the outstanding Loans that would need to be prepaid in order to cause the Consolidated Senior Leverage Ratio, determined as of the most recent Covenant Determination Date on a Pro Forma Basis after giving effect to any such Financing Event and any such prepayment, to be not greater than 4.00:1.00. The Principal Companies may exercise the Reinvestment Election with respect to such Net Issuance Proceeds from any such Financing Event only if (1) no Event of Default shall be continuing at the time of such Financing Event, and (2) the Borrower delivers a Reinvestment Notice with respect to the Net Issuance Proceeds from such Financing

         Event to the Administrative Agent not later than the fifth Business Day following the date of such Reinvestment Event, with such Reinvestment Election being effective with respect to the Anticipated Reinvestment Amount specified in such Reinvestment Notice.

                  (iv) Nothing in this PARAGRAPH (b) shall be construed as a consent for, or be deemed to permit, any Asset Sale or Financing Event not otherwise permitted by this Agreement.

                  (v) On the Reinvestment Prepayment Date with respect to any Reinvestment Election made pursuant to CLAUSE (i), (ii) or (iii), an amount equal to the Reinvestment Prepayment Amount, if any, for such Reinvestment Election shall be applied as a mandatory prepayment of principal of the outstanding Loans, all as provided by SECTION 2.7(f).

         (c) On each Excess Cash Flow Application Date (commencing with the Excess Cash Flow Application Date falling on April 30, 2001), an amount equal to 50% of the Consolidated Excess Cash Flow for the Fiscal Year last ended shall be applied as a mandatory prepayment of principal of the outstanding Loans, all as provided by SECTION 2.7(f); PROVIDED, HOWEVER, that if the Consolidated Leverage Ratio as of the last day of such Fiscal Year is (i) less than 5.00:1.00, but equal to or greater than 4:00:1.00, then only an amount equal to 25% of the Consolidated Excess Cash Flow for such Fiscal Year shall be required to be so applied, or (ii) less than 4.00:1.00, then no payment in respect of the Consolidated Excess Cash Flow for such Fiscal Year shall be required pursuant to this SECTION 2.7(c).

         (d) The Net Issuance Proceeds from the IPO remaining after: (i) the payment by the Principal Company of the Other Senior Debt; (ii) the redemption by the Parent Company of the Parent Company's Series B Preferred Stock for an aggregate amount in cash which shall not exceed $5,900,000; (iii) the payment by the Parent Company of all accrued unpaid dividends on the Parent Company's outstanding preferred Capital Stock of any class other than Series B, which dividend payments shall not exceed an aggregate amount in cash equal to $7,300,000; and (iv) the purchase by the Parent Company from Pru Bridge or its Affiliates of certain of the Parent Company's Equity Interests in such amounts or shall be necessary to permit Pru Bridge or its Affiliates to comply with certain NASD regulations applicable to compensation of underwriters; shall be contributed by the Parent Company to the capital of the Borrower and applied by the Borrower towards prepayment of principal of the outstanding Revolving Loans. The Net Issuance Proceeds from the Bridge Financing remaining after application towards proceeds required in connection with the implementation of the Transactions shall be contributed by the Parent Company to the capital of the Borrower and applied by the Borrower towards prepayment of principal of the outstanding Revolving Loans. There shall be no reduction of the Aggregate Revolving Commitment in connection with any such prepayment pursuant to this paragraph (d).

         (e) The Borrower shall pay, together with each principal prepayment under this SECTION 2.7, accrued interest on the amount prepaid and any amounts required pursuant to SECTION 4.4. Any prepayments pursuant to this SECTION 2.7 made on any day other than an Interest Payment Date for any Loan shall be applied: FIRST, to any Base Rate Loans then outstanding; and, THEN, to Eurodollar Loans with the shortest Interest Periods remaining; PROVIDED, HOWEVER, that, so long as no Event of Default shall then be continuing, the Administrative Agent shall, upon the request of the Borrower, apply any such prepayments to Eurodollar Loans only on the last day of each of the respective Interest Periods relating thereto, and, until such application of any such prepayments, the Administrative Agent shall hold the amount thereof as cash Collateral for the Obligations upon the terms contained in the Collateral Documents.

         (f) Each prepayment of principal of the outstanding Loans required pursuant to SECTION 2.7(b) or 2.7(c) shall be applied as follows: (i) at any time prior to the Incremental Facility Effective Date, to principal of the Revolving Loans only, and (ii) at any time on or after the Incremental Facility Effective Date, to principal of both the Revolving Loans and the Incremental Loans on a PRO RATA basis (A) if prior to the Incremental Commitment Termination Date, then in accordance with the respective amounts of the Aggregate Revolving Commitment and the Aggregate Incremental Commitment from time to time in effect, and (B) if on or after the Incremental Commitment Termination Date, then in accordance with the respective aggregate principal amounts thereof outstanding at the time of prepayment.

         (g) Each prepayment of Incremental Loans required to be made pursuant to this SECTION 2.7 after the Incremental Commitment Termination Date shall be applied to the remaining scheduled installments of the Incremental Loans pursuant to SECTION 2.8(b) on a PRO RATA basis in accordance with the then remaining unpaid amounts of such remaining installments.

         2.8. REPAYMENTS OF PRINCIPAL.

         (a) THE REVOLVING LOANS. The Borrower shall repay to the Lenders in full on the Maturity Date the entire unpaid principal amount of each of the Revolving Loans outstanding on the Maturity Date.

         (b) THE INCREMENTAL LOANS. The Borrower shall repay the aggregate unpaid principal amount of all of the Incremental Loans outstanding on the Incremental Commitment Termination Date (the "INCREMENTAL LOAN BALANCE") in installments, payable on the Principal Payment Dates specified in the table below, in an amount for each such installment equal to the Incremental Loan Balance multiplied by the percentage set forth opposite the Principal Payment Date for such installment in the table below:

                                                        PERCENTAGE OF
                                                         INCREMENTAL
                PRINCIPAL PAYMENT DATE                  LOAN BALANCE
                ----------------------                  ------------

                      03/31/02                               3.75%
                      06/30/02                               3.75%
                      09/30/02                               3.75%
                      12/31/02                               3.75%
                      03/31/03                               3.75%
                      06/30/03                               3.75%
                      09/30/03                               3.75%
                      12/31/03                               3.75%
                      03/31/04                               5.00%
                      06/30/04                               5.00%
                      09/30/04                               5.00%
                      12/31/04                               5.00%
                      03/31/05                               5.00%
                      06/30/05                               5.00%
                      09/30/05                               5.00%

                      12/31/05                               5.00%
                      03/31/06                               7.50%
                      06/30/06                               7.50%
                      09/30/06                               7.50%
                      12/31/06                               7.50%

         (c) MATURITY DATE. Anything herein express or implied to the contrary notwithstanding, there shall become and be absolutely and unconditionally due and payable on the Maturity Date, and the Borrower hereby promises to pay on the Maturity Date, the entire principal of each of the Revolving Loans and Incremental Loans then remaining unpaid, all of the unpaid interest accrued thereon, all of the unpaid Fees accrued hereunder and all other unpaid sums and other Obligations owing under this Agreement or any of the other Loan Documents.

         2.9. FEES. In addition to the fees described in SECTION 3.8:

         (a) COMMITMENT FEES. (i) The Borrower shall pay to the Administrative Agent for the ratable account of each Lender with a Revolving Commitment, on the last day of each March, June, September and December in each year and on the earlier of the Maturity Date or the date on which the Aggregate Revolving Commitment shall terminate in full, commitment fees ("REVOLVING COMMITMENT FEES") equal to the product of (A) the average of the daily EXCESS of the Aggregate Revolving Commitment from time to time in effect from and after the Effective Date, OVER the Total Revolver Utilization from time to time outstanding from and after the Effective Date, TIMES (B) the Applicable Commitment Fee Percentage. The Revolving Commitment Fees shall begin to accrue on the Effective Date and shall cease to accrue on the earlier of the Maturity Date or the date on which the Aggregate Revolving Commitment shall terminate in full.

         (ii) The Borrower shall pay to the Administrative Agent for the ratable account of each Incremental Lender, on the last day of each March, June, September and December in each year and on the earlier of the Incremental Commitment Termination Date or the date on which the Aggregate Incremental Commitment shall terminate in full, commitment fees ("INCREMENTAL COMMITMENT FEES") equal to the product of (A) the average of the daily EXCESS of the Aggregate Incremental Commitment from time to time in effect from and after the Incremental Facility Effective Date, OVER the Total Incremental Utilization from time to time outstanding from and after the Incremental Facility Effective Date, TIMES (B) the Applicable Commitment Fee Percentage. The Incremental Commitment Fees shall begin to accrue on Incremental Facility Effective Date and shall cease to accrue on the earlier of the Incremental Commitment Termination Date or the date on which the Aggregate Incremental Commitment shall terminate in full.

         (b) OTHER FEES. On each anniversary of the Effective Date, beginning on the first anniversary thereof, the Borrower shall pay to the Administrative Agent, a non-refundable Administrative Agent's fee of $25,000 per year, which fee shall be fully earned on each occasion when paid. The Principal Companies shall pay to the Administrative Agent such other fees, in such amounts and on such dates as have been agreed or may be agreed between the Parent Company or the Borrower and the Administrative Agent from time to time, including the unpaid balance of the fees payable to the Administrative Agent pursuant to
SECTION 1 of the Fee Letter of December 7, 1999 among the Principal Companies, the Lead Arranger and the Administrative Agent, which unpaid balance shall be due and payable in full on the Effective Date.

         2.10.  COMPUTATION OF FEES AND INTEREST.

         (a) All computations of interest payable in respect of Base Rate Loans based upon the Base Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest under this Agreement shall be made on the basis of a 360-day year and actual days elapsed. Interest and fees shall accrue during each period during which interest or fees are computed from the first day thereof to the last day thereof.

         (b) The Administrative Agent will promptly notify the Borrower and the Lenders of each determination of the Eurodollar Rate; PROVIDED, HOWEVER, that any failure to do so shall not relieve the Borrower of any liability hereunder. Any change in the interest rate or any fees resulting from a change in the Applicable Margin or (as the case may be) in the Applicable Commitment Fee Percentage shall become effective as of the opening of business on the relevant date of such change. The Administrative Agent will promptly notify the Borrower and the Lenders of the effective date and the amount of each such change; PROVIDED, HOWEVER, that any failure to do so shall not relieve the Borrower of any liability hereunder.

         (c) Each determination of interest rates or fees by the Administrative Agent shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.

         2.11. INTEREST.

         (a) Except as and to the extent otherwise expressly provided by this Agreement, each Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) thereof as follows:

                  (i) if a Base Rate Loan, at the Alternate Base Rate PLUS the Applicable Margin for Base Rate Loans; or

                  (ii) if a Eurodollar Loan, at the Eurodollar Rate PLUS the Applicable Margin for Eurodollar Loans.

         (b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of any principal of Loans for the principal of such Loans so prepaid. During the continuation of any Events of Default, interest shall be paid on demand.

         (c) So long as any one or more of the Material Events of Default shall be continuing, the Parent Company, the Borrower and each of the other Credit Parties shall, except as and to the extent that the Required Lenders shall otherwise expressly consent in writing, pay interest (after as well as before judgment) (i) on the entire unpaid principal amount of all of the Loans from time to time outstanding at the applicable rate PER ANNUM provided in PARAGRAPH
(a) of this SECTION 2.11 PLUS 2%, and (ii) on all other unpaid amounts (including interest) from time to time overdue, at a rate PER ANNUM equal to the Alternate Base Rate PLUS the Applicable Margin for Base Rate Loans PLUS 2%.

         (d) Anything herein to the contrary notwithstanding, the Obligations of the Parent Company, the Borrower and the other Credit Parties under this Agreement and the other Loan Documents shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by a particular Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest which may be lawfully contracted for, charged or received by such Lender, and in such event the Parent Company, the Borrower or (as the case may be) such other Credit Parties shall pay such Lender interest at the highest rate permitted by Applicable Law.

         2.12. PAYMENTS BY THE BORROWER; PRO RATA TREATMENT; ETC.

         (a) All payments (including prepayments) required to be made by the Parent Company, the Borrower or any other Credit Party on account of principal, interest, drawings under Letters of Credit, Fees and other amounts required to be paid under this Agreement or any of the other Loan Documents shall be made without set-off or counterclaim and shall, except as otherwise expressly provided with respect to drawings under Letters of Credit and elsewhere in the Loan Documents, be made to the Administrative Agent for the ratable account of the Lenders at the Administrative Agent's Payment Office, and shall be made in Dollars and in immediately available funds, no later than 12:00 p.m. (Boston, Massachusetts time) on the date specified in this Agreement or (as the case may
be) in any of the other Loan Documents. The Administrative Agent will promptly distribute to each Lender its PRO RATA share, if any, of such principal, interest, Fees or other amounts, in like funds as received. Any payment which is received by the Administrative Agent later than 12:00 p.m. (Boston, Massachusetts time) shall be deemed to have been received on the immediately succeeding Business Day, and any applicable interest or Fees shall continue to accrue until such payment shall be deemed to have been received.

         (b) Whenever any payment under this Agreement or any other Loan Document hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, as the case may be (subject to the provisions set forth in the definition of the term of "INTEREST PERIOD").

         (c) Unless the Administrative Agent shall have received notice from the Parent Company, the Borrower or any other Credit Party prior to the date on which any payment is due to the Lenders under this Agreement or any other Loan Document that such Credit Party will not make such payment in full, the Administrative Agent may assume that such Credit Party will make such payment in full to the Administrative Agent on such date in immediately available funds, as required by the Loan Documents, and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Parent Company, the Borrower or (as the case may be) such Credit Party shall not have made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent on demand such amount distributed to such Lender, together with interest thereon for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate as in effect for each such day.

         (d) Each Borrowing by the Borrower from the Lenders hereunder, and any reduction of the Commitments of the Lenders, shall be made PRO RATA according to the respective Revolving Commitments or Incremental Commitments (if any), as the case may be, of the relevant Lenders. Each payment in respect of principal or interest in respect of the Loans, each payment in respect of Fees payable hereunder and each payment in respect of Letter of Credit Obligations, shall be applied to the amounts of such Obligations owing to the Lenders PRO RATA according to the respective amounts then due and owing to the Lenders.

         (e) Each payment (including each prepayment) on account of principal of or interest on the Revolving Loans shall be allocated among the Lenders holding such Revolving Loans PRO RATA based on the principal amount of such Revolving Loans then held by such Lenders. Each payment (including each prepayment) on account of principal of and interest on the Incremental Loans shall be allocated among the Lenders holding such Incremental Loans PRO RATA based on the principal amount of such Incremental Loans then held by such Lenders.

         2.13. PAYMENTS BY LENDERS TO THE ADMINISTRATIVE AGENT.

         (a) Unless the Administrative Agent shall have received notice from any Lender, at least one (1) Business Day prior to the date of any proposed Borrowing, that such Lender will not make available to the Administrative Agent for the account of the Borrower the amount of such Lender's Revolving Commitment Percentage or Incremental Commitment Percentage, as the case may be, of the Loans included in such Borrowing, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent as required hereunder on the Borrowing Date, and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that any Lender shall not have made its full amount available to the Administrative Agent in immediately available funds and the Administrative Agent in such circumstances has made available to the Borrower such amount, such Lender shall immediately make such amount available to the Administrative Agent, together with interest at the Federal Funds Rate from the date of such Borrowing to the date on which the Administrative Agent recovers such amount from such Lender or the Borrower. A notice from the Administrative Agent submitted to any Lender with respect to amounts owing under this SECTION 2.13(a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Administrative Agent shall constitute such Lender's Loan on the Borrowing Date for all purposes of this Agreement. If such amount is not made available to the Administrative Agent on the next Business Day following such Borrowing Date, the Administrative Agent shall notify the Borrower of such failure to fund and, upon demand by the Administrative Agent, the Borrower shall pay such amount to the Administrative Agent for the Administrative Agent's account, together with interest thereon for each day elapsed since such Borrowing Date, at a rate PER ANNUM equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

         (b) The failure of any Lender to make any Loan on any Borrowing Date shall not relieve any other Lender of any obligation hereunder to make a Loan on such Borrowing Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on any Borrowing Date.

         2.14.  SHARING OF PAYMENTS, ETC.

         (a) If, except as and to the extent otherwise expressly provided elsewhere in this Agreement or in any of the other Loan Documents, any Lender shall obtain on account of any of the Obligations owing to it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its relevant Commitment Percentage of any payments on account of Obligations of the same kind obtained by Lenders, such Lender shall forthwith (i) notify the Administrative Agent of such fact, and (ii) purchase from other affected Lenders such participations in such Obligations held by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other affected Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's PRO RATA share (according to the proportion of (x) the amount of such paying Lender's required repayment, to (y) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased pursuant to this
SECTION 2.14 and will, in each case, notify the Lenders following any such purchases.

         (b) Each of the Principal Companies agrees that any Lender so purchasing a participation from another Lender pursuant to this SECTION 2.14 may, to the fullest extent permitted by Applicable Law, exercise all of its rights of payment (including all rights of set-off) with respect to such participation as fully as if such Lender were the direct creditor of each of the Parent Company and the Borrower in the amount of such participation.

         2.15. COLLATERAL AND SUBSIDIARY GUARANTY.

         (a) The Obligations of the Borrower to repay principal of the Loans, Letter of Credit Borrowings and other Obligations upon the terms contained herein, and the payment and performance of all of the other Obligations of each of the Parent Company, the Borrower and the other Credit Parties under this Agreement and all of the other Loan Documents shall be secured by security interests and Liens in and to certain of the tangible and intangible personal Property of each of the Parent Company, the Borrower and their Subsidiaries, all as provided by and in accordance with (i) the terms and conditions contained in the Collateral Documents, and (ii) the terms and provisions contained in SECTIONS 8.12 and 8.13 hereof.

         (b) The payment and performance of all of the Obligations of each of the Parent Company, the Borrower and the other Credit Parties under this Agreement and all of the other Loan Documents shall at all times be unconditionally and irrevocably guaranteed by each of the Subsidiaries of the Parent Company or of the Borrower pursuant to the Subsidiary Guaranty.

         2.16. PROCEDURE FOR INCREMENTAL COMMITMENT REQUESTS.

         (a) When the Borrower wishes to request the Lenders to provide an Incremental Facility to the Borrower, the Borrower may solicit such commitments by furnishing a request in writing to the Administrative Agent for (i) the provision by the Lenders of an Incremental Facility upon the terms and subject to the conditions contained in this Agreement, and (ii) information regarding the amount of the upfront fees to be charged by such Lenders in connection with the provision of such Incremental Facility ("INCREMENTAL UPFRONT FEES"). Upon the receipt by the Administrative Agent of written commitments from Lenders for an Incremental Facility, the Administrative Agent shall promptly notify the Borrower of (A) the Lenders which have issued written commitments for such Incremental Facility, and (B) all of the material terms and conditions of such commitments, including the amount of each of such commitments and, if applicable, the amount of each of the Incremental Upfront Fees. The Administrative Agent shall furnish such other information to the Borrower regarding such Incremental Facility as the Borrower may from time to time reasonably request. The Administrative Agent shall also furnish all of such information promptly to each of the Lenders. The Administrative Agent will make the final allocations of the Incremental Commitments among the Lenders which have issued written commitments therefor, and the Administrative Agent shall take all such other action on behalf of the Lenders as shall be then necessary or appropriate to implement the Incremental Facility.

         (b) Anything in SECTION 2.1(b) or in this SECTION 2.16 express or implied to the contrary notwithstanding, (i) the Administrative Agent shall have the exclusive rights to allocate Incremental Commitments among the Lenders providing the Incremental Facility, (ii) no Incremental Facility and no Incremental Commitments may become effective on or after the Incremental Commitment Termination Date, and no Incremental Loans may be made on or after such date, (iii) the Aggregate Incremental Commitment shall not exceed $50,000,000, and the aggregate principal amount of all Incremental Loans from time to time outstanding shall not at any time exceed $50,000,000, and (iv) the Incremental Facility, the Incremental Commitments and the Incremental Loans shall, except as otherwise expressly provided above with respect to the Incremental Upfront Fees, be subject to and governed by all of the terms and conditions contained herein.

                                  ARTICLE III.

                              THE LETTERS OF CREDIT
                              ---------------------

         3.1. LETTER OF CREDIT SUBFACILITY.

         (a) On the terms and conditions set forth herein (i) the Issuing Lender agrees (A) from time to time, on any Business Day during the period from the Closing Date to the date which is thirty (30) days prior to the Maturity Date to issue Letters of Credit for the account of the Borrower, and to amend or renew Letters of Credit previously issued by it, in accordance with SECTIONS 3.2(b) and SECTION 3.2(d), and (B) to honor drafts under the Letters of Credit; and
(ii) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower; PROVIDED, HOWEVER, that the Issuing Lender shall not issue any Letter of Credit if as of the date of, and immediately after giving effect to, the issuance of such Letter of Credit: (1) there shall be continuing any Event of Default of which the Issuing Lender shall have received written notice from the Principal Companies or the Administrative Agent; (2) the aggregate amount of all Letter of Credit Obligations, PLUS the aggregate principal amount of all Revolving Loans, shall exceed the Aggregate Revolving Commitment then in effect; or (3) the Letter of Credit Obligations shall exceed the Letter of Credit Commitment then in effect.

         (b) The Issuing Lender shall be under no obligation to issue any Letter of Credit if:

                  (i) any order, judgment or decree of any Governmental Authority shall by its terms purport to enjoin or restrain the Issuing Lender from issuing such Letter of Credit, or any Applicable Law or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Lender is not otherwise compensated hereunder) not in effect on the Effective Date or shall impose upon the Issuing Lender any unreimbursable loss, cost or expense which was not applicable on the Effective Date and which the Issuing Lender reasonably deems material to it;

                  (ii) the Issuing Lender shall have received written notice from any Lender or from the Borrower, on or prior to the requested date of issuance of such Letter of Credit, that one or more of the applicable conditions precedent contained in ARTICLE V is not then satisfied;

                  (iii) the expiry date of any requested Letter of Credit (A) is more than one (1) year after the date of issuance, unless the Required Lenders and the Issuing Lender have approved such expiry date in writing, or (B) is later than the Maturity Date;

                  (iv) any requested Letter of Credit is not in form and substance reasonably acceptable to the Issuing Lender, or the issuance of a Letter of Credit shall violate any applicable policies of the Issuing Lender; or

                  (v) such Letter of Credit is in a face amount less than $50,000 or to be denominated in a currency other than Dollars.

         3.2. ISSUANCE, AMENDMENT AND RENEWAL OF LETTERS OF CREDIT.

         (a) Each Letter of Credit shall be issued upon (x) the irrevocable written request of the Borrower received by the Issuing Lender (with a copy sent by the Borrower to the Administrative Agent) at least four (4) Business Days (or such shorter time as the Issuing Lender may agree in a particular instance in its sole discretion) prior to the proposed date of issuance, and (y) approval by the Administrative Agent of such request. Each request by the Borrower for issuance of a Letter of Credit shall be by facsimile, confirmed promptly in an original writing, in the form of a Letter of Credit Application, and shall specify in form and detail reasonably satisfactory to the Issuing Lender: (i) the proposed date of issuance of the Letter of Credit (which shall be a Business
Day); (ii) the face amount of the Letter of Credit; (iii) the expiry date of the Letter of Credit; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder; (vi) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; and (vii) such other matters as the Issuing Lender may reasonably require.

         (b) From time to time while a Letter of Credit is outstanding and prior to the Maturity Date, the Issuing Lender will, upon the written request of the Borrower received by the Issuing Lender (with a copy sent by the Borrower to the Administrative Agent) at least four (4) Business Days (or such shorter time as the Issuing Lender may agree in a particular instance in its sole discretion) prior to the proposed date of amendment, upon approval by the Administrative Agent of such request, amend any Letter of Credit issued by it. Each such request by the Borrower for amendment of a Letter of Credit shall be made by facsimile, confirmed promptly in an original writing, in the form of a Letter of Credit Amendment Application and shall specify in form and detail reasonably satisfactory to the Issuing Lender: (i) the Letter of Credit to be amended; (ii) the proposed date of amendment of the Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as the Issuing Lender may reasonably require. The Issuing Lender shall be under no obligation to amend any Letter of Credit if (A) the Issuing Lender would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed amendment to the Letter of Credit.

         (c) The Administrative Agent will promptly notify the Lenders of the receipt by it of any Letter of Credit Application or Letter of Credit Amendment Application.

         (d) The Issuing Lender and the Lenders agree that, while a Letter of Credit is outstanding and prior to the Maturity Date, at the option of the Borrower and upon the written request of the Borrower received by the Issuing Lender (with a copy sent by the Borrower to the Administrative Agent) at least four (4) Business Days (or such shorter time as the Issuing Lender may agree in a particular instance in its sole discretion) prior to the proposed date of notification of renewal, the Issuing Lender shall be entitled to authorize the automatic renewal of any Letter of Credit issued by it. Each such request for renewal of a Letter of Credit shall be made by facsimile, confirmed promptly in an original writing, in the form of a Letter of Credit Amendment Application, and shall specify in form and detail reasonably satisfactory to the Issuing
Lender: (i) the Letter of Credit to be renewed; (ii) the proposed date of notification of renewal of the Letter of Credit (which shall be a Business Day);
(iii) the revised expiry date of the Letter of Credit; and (iv) such other matters as the Issuing Lender may reasonably require. The Issuing Lender shall be under no obligation to renew any Letter of Credit if the Issuing Lender would have no obligation at such time to issue or amend such Letter of Credit in its renewed form under the terms of this Agreement. If any outstanding Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the Issuing Lender that such Letter of Credit shall not be renewed, and if at the time of renewal the Issuing Lender would be entitled to authorize the automatic renewal of such Letter of Credit in accordance with this SECTION 3.2(d) upon the request of the Borrower but the Issuing Lender shall not have received any Letter of Credit Amendment Application from the Borrower with respect to such renewal or other written direction from the Borrower with respect thereto, the Issuing Lender shall nonetheless be permitted to allow such Letter of Credit to be renewed, and the Borrower and the Lenders hereby irrevocably authorize each such renewal, and, accordingly, the Issuing Lender shall be deemed to have received a Letter of Credit Amendment Application from the Borrower requesting such renewal.

         (e) This Agreement shall control in the event of any conflict with any Letter of Credit Related Document (other than any Letter of Credit, the provisions of which shall control in any event). The Issuing Lender will also deliver to the Administrative Agent, concurrently or promptly following its delivery of a Letter of Credit, or any amendment to or renewal of a Letter of Credit, to a beneficiary, a true and complete copy of each such Letter of Credit or amendment to or renewal of a Letter of Credit.

         3.3. PARTICIPATIONS, DRAWINGS AND REIMBURSEMENT.

         (a) Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Lender a participation in such Letter of Credit and each drawing thereunder in an amount equal to the PRODUCT of (i) the Revolving Commitment Percentage of such Lender then in effect, TIMES (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively.

         (b) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Lender will promptly notify the Borrower. The Borrower shall reimburse the Issuing Lender prior to 12:00 p.m. (Boston, Massachusetts time), on each date that any amount is paid by the Issuing Lender under any Letter of Credit (each such date, a "DISBURSEMENT DATE"), in an amount equal to the amount so paid by the Issuing Lender, PROVIDED that if such drawing occurs after 12:00 p.m. (Boston, Massachusetts time), the Disbursement Date shall be deemed to be the day following the date of such drawing. In the event that the Borrower shall fail to reimburse the Issuing Lender for the full amount of any drawing under any Letter of Credit by 12:00 p.m. (Boston, Massachusetts time) on the Disbursement Date, the Issuing Lender will promptly notify the Administrative Agent and the Administrative Agent will promptly notify each Lender thereof, and the Borrower shall be deemed to have requested that Revolving Loans consisting of Base Rate Loans be made by the Lenders (and the Borrower hereby irrevocably consents to such deemed request) pursuant to SECTION 2.1(a) to be disbursed on the Disbursement Date under such Letter of Credit, SUBJECT ALWAYS to the satisfaction of the conditions set forth in SECTION 5.2. Any notice given by the Issuing Lender or the Administrative Agent pursuant to this SECTION 3.3(b) may be oral if immediately confirmed in writing (including by facsimile); PROVIDED, HOWEVER, that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

         (c) Each Lender shall upon receipt of any notice pursuant to SECTION 3.3(b) make available to the Administrative Agent for the account of the Issuing Lender an amount in Dollars and in immediately available funds equal to its Revolving Commitment Percentage of the amount of the drawing, whereupon the participating Lenders shall (subject to SECTION 3.3(d)) each be deemed to have made a Revolving Loan consisting of a Base Rate Loan to the Borrower in that amount. If any Lender so notified shall fail to make available to the Administrative Agent for the account of the Issuing Lender the amount of such Lender's Revolving Commitment Percentage of the amount of the drawing by no later than 1:00 p.m. (Boston, Massachusetts time) on the Disbursement Date, then interest shall accrue on such Lender's obligation to make such payment, from the Disbursement Date to the date such Lender makes such payment, at a rate per annum equal to (i) the Federal Funds Rate in effect from time to time during the period commencing on the Disbursement Date and ending on the date three (3) Business Days thereafter, and (ii) thereafter, at the Alternate Base Rate as in effect from time to time. The Administrative Agent will promptly give notice of each Disbursement Date, but failure of the Administrative Agent to give any such notice on the Disbursement Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligations under this SECTION 3.3.

         (d) With respect to any unreimbursed drawing which is not converted into Revolving Loans consisting of Base Rate Loans because the applicable conditions precedent set forth in SECTION 5.2 cannot be satisfied, the Borrower shall be deemed to have obtained from the Issuing Lender a Letter of Credit Borrowing in the amount of such drawing, which Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate PER ANNUM equal to the Alternate Base Rate, PLUS the Applicable Margin for Base Rate Loans, PLUS, in the case of any Letter of Credit Borrowing outstanding after the Disbursement Date, 2% per annum, and each Lender's payment to the Issuing Lender pursuant to SECTION 3.3(c) shall be deemed a payment in respect of its participation in such Letter of Credit Borrowing.

         (e) Each Lender's obligation in accordance with this Agreement to make Revolving Loans or to fund its participation in Letter of Credit Borrowings, as contemplated by this SECTION 3.3, as a result of any drawing under a Letter of Credit shall be absolute, unconditional irrevocable and without recourse to the Issuing Lender and shall not be affected by any circumstance, including: (i) any set-off, counterclaim, defense or other right which such Lender may have against the Issuing Lender, the Borrower or any other Person for any reason whatsoever;
(ii) the occurrence or continuation of any Default or any Materially Adverse Effect; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

         3.4. REPAYMENT OF PARTICIPATION.

         (a) Upon (and only upon) receipt by the Administrative Agent for the account of the Issuing Lender of funds from the Borrower (i) in reimbursement of any payment made by the Issuing Lender under the Letter of Credit with respect to which any Lender has paid the Administrative Agent for the account of the Issuing Lender for such Lender's participation in the Letter of Credit pursuant to SECTION 3.3, or (ii) in payment of interest on amounts described in CLAUSE
(i), the Administrative Agent will pay to each Lender, in the same funds as those received by the Administrative Agent for the account of the Issuing Lender, the amount of such Lender's Revolving Commitment Percentage of such funds, and the Issuing Lender shall receive the amount of the Revolving Commitment Percentage of such funds of any Lender that did not so pay the Administrative Agent for the account of the Issuing Lender.

         (b) If the Administrative Agent or the Issuing Lender is required at any time to return to the Borrower, or to any trustee, receiver, liquidator, custodian or any other similar official in any Insolvency Proceeding, any portion of the payments made by the Borrower to the Administrative Agent for the account of the Issuing Lender pursuant to SECTION 3.4(a) in reimbursement of a payment made under the Letter of Credit or interest or fees thereon, each Lender shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent or such Issuing Lender the amount of its Revolving Commitment Percentage of any amounts so returned by the Administrative Agent or the Issuing Lender plus interest thereon, from the date such demand is made to the date such amounts are returned by such Lender to the Administrative Agent or the Issuing Lender, at a rate PER ANNUM equal to the Federal Funds Rate in effect from time to time.

         3.5. ROLE OF ISSUING LENDER.

         (a) Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the Issuing Lender shall not have any responsibility to obtain any document (other than any sight draft and certificates expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

         (b) Neither the Issuing Lender nor any of the respective correspondents, participants or assignees of the Issuing Lender shall be liable to any Lender or the Borrower for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Required Lenders; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any Letter of Credit Related Document.

         (c) The Borrower hereby irrevocably assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit. Neither the Issuing Lender nor any of the respective correspondents, participants or assignees of the Issuing Lender shall be liable or responsible for any of the matters described in CLAUSES (a) through (f) of SECTION 3.6; PROVIDED, HOWEVER, that the Borrower may have a claim against the Issuing Lender, and the Issuing Lender may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower shall prove were caused by the Issuing Lender's willful misconduct or gross negligence or the Issuing Lender's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing: (i) the Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) the Issuing Lender shall not be responsible for the validity or sufficiency of any Instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

         3.6. OBLIGATIONS ABSOLUTE. The Obligations of the Borrower under this Agreement and any Letter of Credit Related Document to reimburse the Issuing Lender for each drawing under each Letter of Credit, to repay each Letter of Credit Borrowing and to repay each drawing under a Letter of Credit converted into Revolving Loans, shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other Letter of Credit Related Document under all circumstances, including the following:

         (a) any lack of validity or enforceability of this Agreement or any Letter of Credit Related Document;

         (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the Letter of Credit Related Documents;

         (c) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the Letter of Credit Related Documents or any unrelated transactions;

         (d) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

         (e) any payment by the Issuing Lender under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the Issuing Lender under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit; or

         (f) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any guarantor.

         3.7. CASH COLLATERAL PLEDGE. Upon (a) the request of the Administrative Agent, (i) if the Issuing Lender has honored any full or partial drawing request on any Letter of Credit, and such drawing has resulted in a Letter of Credit Borrowing hereunder, or (ii) if, as of the Maturity Date, any Letters of Credit shall for any reason remain outstanding and partially or wholly undrawn, or (b) the occurrence of any of the circumstances described in SECTION 2.7(a) requiring the Borrower to Cash Collateralize Letters of Credit, then the Borrower shall immediately Cash Collateralize the Letter of Credit Obligations in an amount equal to such Letter of Credit Obligations (or in the case of CLAUSE (b) above, the excess amount required pursuant to SECTION 2.7(a)), and such cash will be held as security for all Obligations of the Borrower to the Agents, the Issuing Lender and the Lenders hereunder in a cash collateral account to be established by the Administrative Agent, and, during the continuation of any Event of Default, the Administrative Agent may, and upon the request of the Required Lenders shall, apply such amounts so held to the payment of such outstanding Obligations; PROVIDED, HOWEVER, that on a date upon which no Letter of Credit Obligations remain outstanding, and so long as no Defaults are then continuing the Administrative Agent, at the request and expense of the Borrower, will duly release the cash held as Cash Collateral pursuant to this SECTION 3.7 and shall assign, transfer and deliver to the Borrower (without recourse and without any representation or warranty) such cash as is then being released and has not theretofore been applied or released pursuant to this Agreement.

         3.8. LETTER OF CREDIT FEES.

         (a) The Borrower shall pay to the Administrative Agent, for the ratable account of each Lender with a Revolving Commitment, letter of credit fees ("LETTER OF CREDIT FEES") with respect to all Letters of Credit equal to (i) the Applicable Margin for Revolving Loans that are Eurodollar Loans, TIMES (ii) the average daily Letter of Credit Obligations outstanding (determined as of the close of business on any date of determination), and such Letter of Credit Fees shall be due and payable in arrears on each Interest Payment Date for Base Rate Loans.

         (b) The Borrower shall pay directly to the Issuing Lender, for the Issuing Lender's own account, Letter of Credit fronting fees for all Letters of Credit issued by the Issuing Lender equal to 0.125% PER ANNUM TIMES the aggregate daily amount available to be drawn under all Letters of Credit from time to time outstanding (determined as of the close of business on any date of determination). Such Letter of Credit fronting fees shall be due and payable in arrears on each Interest Payment Date for Base Rate Loans.

         (c) The Borrower shall also pay directly to the Issuing Lender from time to time, on demand by the Issuing Lender and for its own account, such other reasonable issuance, presentation, payment, amendment, transfer and other processing fees, and other standard and reasonable charges, of the Issuing Lender relating to letters of credit as are in accordance with the Issuing Lender's standard schedule for such fees and charges in effect from time to time.

         3.9. UNIFORM CUSTOMS AND PRACTICE. The Uniform Customs and Practice for Documentary Credits as most recently published by the International Chamber of Commerce shall in all respects be deemed a part of this ARTICLE III as if incorporated herein and (unless otherwise expressly provided in the Letters of Credit) shall apply to the Letters of Credit.

                                   ARTICLE IV.

                     TAXES, YIELD PROTECTION AND ILLEGALITY
                     --------------------------------------

         4.1. TAXES.

         (a) Any and all payments by the Parent Company, the Borrower or any other Credit Party to any of the Lenders, the Issuing Lender or the Agents under this Agreement or any of the other Loan Documents shall be made free and clear of, and without any deduction or withholding for or on account of, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each of the Lenders, the Issuing Lender and the Agents, as the case may be, such taxes (including income taxes or franchise taxes) as are imposed on or measured by such Person's net income by the jurisdiction under the laws of which such Person is organized or has its principal office or maintains a Lending Office or by any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being herein called, collectively, "TAXES").

         (b) In addition, each of the Principal Companies and the other Credit Parties shall pay any and all present or future stamp or documentary taxes and any other excise or Property taxes, charges or similar levies which arise from any payment made by such Credit Party under any of the Loan Documents or from the execution, delivery, registration or recording of, or otherwise with respect to, this Agreement or any of the other Loan Documents (herein called, collectively, "OTHER TAXES").

         (c) Each of the Principal Companies and other Credit Parties shall indemnify and hold harmless each of the Lenders, the Issuing Lender and the Agents for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under SECTION 4.1(d)) payable by such Credit Party and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted.

         (d) If the Parent Company, the Borrower or any other Credit Party shall be required by Applicable Law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable by such Credit Party under this Agreement or any of the other Loan Documents to any of the Lenders, the Issuing Lender or the Agents, then:

                  (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 4.1(d)) such Lender, Issuing Lender or Agent, as the case may be, shall receive an amount equal to the sum it would have received had no such deductions or withholdings been made;

                  (ii) such Credit Party shall make such deductions; and

                  (iii) such Credit Party shall pay the full amount deducted to the relevant taxation authority or other Governmental Authority in accordance with Applicable Law.

         (e) Within thirty (30) days after the date of any payment by the Parent Company, the Borrower or any other Credit Party of Taxes or Other Taxes, such Credit Party shall furnish to the Administrative Agent, at its address referred to in SECTION 12.2, the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment reasonably satisfactory to the Administrative Agent.

         (f) Each Lender which is organized under the laws of a jurisdiction outside of the United States agrees that:

                  (i) it shall, no later than the Effective Date (or, in the case of a Lender which becomes a party hereto pursuant to SECTION 12.7 after the Effective Date, the date upon which such Lender becomes a party hereto) deliver to the Borrower through the Administrative Agent two accurate and complete signed originals of Internal Revenue Service Form W-8BEN or any successor thereto ("FORM W-8BEN"), or two accurate and complete signed originals of Internal Revenue Service Form W-8ECI or any successor thereto ("FORM W-8ECI"), as appropriate, in each case indicating that such Lender is on the date of delivery thereof entitled to receive all payments under this Agreement and the other Loan Documents free from withholding of United States Federal income tax;

                  (ii) if at any time such Lender makes any changes, including a change of a Lending Office or its principal office, place of incorporation or fiscal residence, necessitating a new Form W-8BEN or Form W-8ECI, it shall, to the extent it is legally entitled to do so, promptly deliver to the Borrower through the Administrative Agent in replacement for, or in addition to, the forms previously delivered by it hereunder, two accurate and complete signed originals of Form W-8BEN or Form W-8ECI, as appropriate, in each case indicating that such Lender is on the date of delivery thereof entitled to receive all payments under this Agreement and the other Loan Documents free from any withholding of any United States Federal income tax;

                  (iii) it shall, to the extent it is legally entitled to do so, before or promptly after the occurrence of any event (including the passing of time but excluding any event mentioned in CLAUSE (ii) above) requiring a change in or renewal of the most recent Form W-8BEN or Form W-8ECI previously delivered by such Lender, deliver to the Borrower through the Administrative Agent two accurate and complete signed originals of Form W-8BEN or Form W-8ECI in replacement for the forms previously delivered by such Lender indicating that such Lender continues to be entitled to receive all payments under this Agreement and the other Loan Documents free from any withholding of any United States Federal income tax;

                  (iv) it shall, to the extent it is legally entitled to do so, promptly upon the reasonable request of the Borrower or the Administrative Agent to that effect, deliver to the Borrower or the Administrative Agent (as the case may be) such other forms or similar documentation as may be required from time to time by any Applicable Law, in order to establish such Lender's complete exemption from withholding on all payments under this Agreement or any of the other Loan Documents;

                  (v) if such Lender claims or is entitled to claim exemption from withholding tax under a United States tax treaty by providing a Form W-8ECI and such Lender sells or grants a participation in all or part of its rights under this Agreement, such Lender shall notify the Administrative Agent of the percentage amount in which it is no longer the beneficial owner under this Agreement. To the extent of such percentage amount, the Administrative Agent shall treat such Lender's Form W-8ECI as no longer in compliance with this SECTION 4.1(f). In the event a Lender claiming exemption from United States withholding tax by filing Form W-8BEN with the Administrative Agent sells or grants a participation in its rights under this Agreement, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code; and

                  (vi) without limiting or restricting any Lender's right to increased amounts under SECTION 4.1(d) from the Principal Companies or any of the other Credit Parties upon satisfaction of such Lender's obligations under the provisions of this SECTION 4.1(f), if such Lender is entitled to a reduction in the applicable withholding tax, the Administrative Agent may (but shall not be obligated to) withhold from any interest to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction.

If the forms or other administrative documentation required by CLAUSE (i) are not delivered to the Administrative Agent, then the Administrative Agent shall withhold from any interest payment to a Lender not providing such forms or other documentation, an amount equivalent to the applicable withholding tax and, in addition, the Administrative Agent shall also withhold against periodic payments other than interest payments to the extent United States withholding tax is not eliminated by obtaining Form W-8BEN or Form W-8ECI. Each of the Principal Companies and other Credit Parties shall indemnify and hold harmless the Administrative Agent and each of its officers, directors, employees, counsel, agents and attorneys-in-fact from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including Attorney Costs) of any kind whatsoever from time to time incurred as a result of or in connection with the Administrative Agent's failure to withhold as provided pursuant to the preceding sentence, unless such failure constitutes gross negligence or willful misconduct of the Administrative Agent itself as the same is determined by a final judgment of a court of competent jurisdiction, and the Obligations of each of the Principal Companies and other Credit Parties under this sentence shall survive payment of all other Obligations.

         (g) None of the Principal Companies or other Credit Parties shall be required to pay any additional amounts in respect of Taxes imposed by any United States Federal Governmental Authority pursuant to SECTIONS 4.1(a) or 4.1(d) to any Lender:

                  (i) if and to the extent the obligation to pay such additional amounts would not have arisen but for a failure by such Lender to comply with its obligations under SECTION 4.1(f) in respect of its Lending Office;

                  (ii) if such Lender shall have delivered to the Borrower a Form W-8BEN in respect of its Lending Office pursuant to SECTION 4.1(f)(i)-(iii) or such other forms or other similar documentation pursuant to SECTION 4.1(f)(iv), to the extent such Lender shall not at any time be entitled to exemption from all deductions or withholding of United States Federal income tax in respect of payments by the Principal Companies or other Credit Parties under this Agreement or any of the other Loan Documents for the account of such Lending Office for any reason other than a change in United States Applicable Law or in the official interpretation of any such Applicable Law by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form W-8BEN or such other forms or other similar documentation; or

                  (iii) if such Lender shall have delivered to the Borrower a Form W-8ECI in respect of its Lending Office pursuant to SECTION 4.1(f)(i)-(iii) or such other forms or similar documentation pursuant to SECTION 4.1(f)(iv), to the extent such Lender shall not at any time be entitled to exemption from all deductions or withholding of United States Federal income tax in respect of payments by the Principal Companies or other Credit Parties under this Agreement or any of the other Loan Documents for the account of such Lending Office for any reason other than a change in United States Applicable Law or in the official interpretation of any such Applicable Law by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form W-8ECI or such other forms or other similar documentation.

         (h) Each Lender agrees that it shall, at any time upon reasonable advance request in writing by the Borrower or the Administrative Agent, promptly deliver such certification or other documentation as may be required under Applicable Law in any applicable jurisdiction and which such Lender is entitled to submit to avoid or reduce withholding taxes on amounts to be paid by the Parent Company, the Borrower or any other Credit Party and received by such Lender pursuant to this Agreement or any of the other Loan Documents.

         (i) Each of the Principal Companies and other Credit Parties shall indemnify each Lender, Issuing Lender and Agent, to the extent required by this
SECTION 4.1, within thirty (30) days after receipt of written request from such Person therefor accompanied by a written statement describing in reasonable detail the Taxes or Other Taxes that are the subject of the basis for such indemnity and the computation of the amount payable.

         (j) If any Lender, Issuing Lender or Agent shall become aware that it is entitled to claim a refund of any withholding Taxes or Other Taxes paid by any of the Principal Companies or other Credit Parties under this SECTION 4.1 from the taxing or other Governmental authority imposing such Taxes or Other Taxes, such Lender, Issuing Lender or Agent, as the case may be, shall, at the expense of such Principal Company or (as the case may be) such other Credit Party, use reasonable efforts to obtain such refund and, upon actual receipt thereof, shall promptly pay to such Principal Company or such other Credit Party the amount so received.

         (k) If the Parent Company, the Borrower or any other Credit Party is required to pay additional amounts to any Lender, Issuing Lender or Agent pursuant to SECTION 4.1(d), then such Lender, Issuing Lender or Agent shall, upon such Credit Party's request, use its reasonable best efforts (consistent with policy considerations of such Lender, Issuing Lender or Agent) to change the jurisdiction of its Lending Office or other office so as to reduce or eliminate any such additional payment which may thereafter accrue if such change, in the reasonable judgment of such Lender, Issuing Lender or Agent is not otherwise disadvantageous to such Person.

         (l) Each of the Lenders, the Issuing Lender and the Agents agrees that it will (i) take all reasonable actions reasonably requested by the Borrower (consistent with policy considerations of such Person) to maintain all exemptions, if any, available to it from withholding taxes (whether available by treaty or existing administrative waiver), and (ii) to the extent reasonable, otherwise cooperate with Principal Companies and other Credit Parties to minimize any amounts payable by the Parent Company, the Borrower or other Credit Parties under this SECTION 4.1, in any case described in the preceding CLAUSES
(i) and (ii), however, only if such action or cooperation is not disadvantageous to such Person in the reasonable judgment of such Person.

         4.2. ILLEGALITY.

         (a) If any Lender shall determine that (i) the introduction of any Applicable Law, or any change in any Applicable Law, or in the interpretation or administration thereof, has made it unlawful, or (ii) any central bank or other Governmental Authority has asserted that it is unlawful, for such Lender or its Lending Office to make a Eurodollar Loan or to convert any Base

Rate Loan to a Eurodollar Loan, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, the obligation of such Lender to make or convert any such Loan shall be suspended, and any such Loan to be made or converted by such Lender shall instead be made or converted as a Base Rate Loan, until such Lender shall have notified the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist.

         (b) If any Lender shall determine that it is unlawful for such Lender to maintain any Eurodollar Loan, all Eurodollar Loans of such Lender then outstanding shall be automatically converted to Base Rate Loans, either on the last day of each of the Interest Periods applicable thereto if such Lender may lawfully continue to maintain such Eurodollar Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Loans, and the Borrower shall pay any amounts required to be paid in connection therewith pursuant to SECTION 4.4.

         (c) Before giving any notice to the Administrative Agent pursuant to this SECTION 4.2, the affected Lender shall designate a different Lending Office with respect to its Eurodollar Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the reasonable judgment of such Lender, be illegal, inconsistent with the policies of such Lender or otherwise disadvantageous to such Lender.

         4.3. INCREASED COSTS AND REDUCTIONS OF RETURN.

         (a) If any Lender or the Issuing Lender shall determine that, due to either (i) the introduction of or any change in or in the interpretation or administration of any Applicable Law (other than any Applicable Law relating to taxes, including those relating to Taxes or Other Taxes) after the Effective Date, or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) made after the Effective Date, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Eurodollar Loans or participating in any Letter of Credit Obligations, or any increase in the cost to the Issuing Lender of agreeing to issue, issuing or maintaining any Letter of Credit or of agreeing to make or making, funding or maintaining any unpaid drawing under any Letter of Credit, then the Borrower shall be liable for, and shall from time to time, within thirty (30) days after receipt of any written request therefor from such Lender or the Issuing Lender, as the case may be (accompanied by a written statement describing such increased costs in reasonable detail) (with a copy of such request to the Administrative Agent), pay to the Administrative Agent, for the account of such Lender or the Issuing Lender, all such additional amounts as are sufficient to compensate such Lender or such Issuing Lender for such increased costs.

         (b) If any Lender or the Issuing Lender shall determine that (i) the introduction of any Capital Adequacy Regulation after the Effective Date, (ii) any change in any Capital Adequacy Regulation after the Effective Date, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof after the Effective Date, or (iv) compliance by any Lender (or its Lending Office) or the Issuing Lender, as the case may be, or any corporation controlling such Lender or the Issuing Lender, as the case may be, with any Capital Adequacy Regulation adopted after the Effective Date, affects or would affect the amount of capital required or expected to be maintained by such Lender or the Issuing Lender or any corporation controlling such Lender or the Issuing Lender and (taking into consideration such Lender's, the Issuing Lender's or such corporation's policies with respect to capital adequacy and the Lender's, such Issuing Lender's or such corporation's desired return on capital) determines that the amount of such capital is (or is required to be) increased as a consequence of its Commitments, Loans, participations in Letters of Credit, or obligations under this Agreement, then, within thirty (30) days after receipt of any written request therefor from such Lender or the Issuing Lender (accompanied by a written statement describing such increase) (with a copy of such request to the Administrative Agent), the Borrower shall be liable for and shall immediately pay to such Lender or the Issuing Lender, from time to time as specified by such Lender or the Issuing Lender, additional amounts sufficient to compensate such Lender or the Issuing Lender for such increase.

         4.4. FUNDING LOSSES. Each of the Parent Company and the Borrower shall reimburse each Lender for, and shall hold each Lender harmless from, each loss, cost or expense which such Lender shall sustain or incur as a consequence of:

         (a) any failure by the Borrower to make any payment of principal of or interest on any Eurodollar Loan punctually when such principal shall become due and payable in accordance with the terms hereof (whether at maturity, upon acceleration, or otherwise);

         (b) any failure by the Borrower to borrow a Eurodollar Loan, continue a Eurodollar Loan or convert a Base Rate Loan to a Eurodollar Loan after the Borrower has given a Notice of Borrowing or a Notice of Conversion/Continuation, as the case may be;

         (c) any failure by the Borrower to make any payment of principal of or interest on any Eurodollar Loan punctually when such principal and interest shall become subject to prepayment in accordance with any notice of prepayment given by the Borrower in accordance with the terms hereof; or

         (d) any payment or prepayment of principal of any Eurodollar Loan for any reason whatsoever (whether pursuant to SECTION 2.6 or SECTION 2.7 or upon acceleration, or otherwise) on a day which is not the last day of the Interest Period, applicable thereto;

including any such loss, cost or expense arising from the liquidation or reemployment of funds obtained by such Lender to maintain any Eurodollar Loan hereunder or arising from fees payable by such Lender to terminate deposits from which such funds were obtained.

         4.5. INABILITY TO DETERMINE RATES. Notwithstanding any provisions herein to the contrary, if, in relation to any Eurodollar Loan, (a) the Administrative Agent shall determine (which determination shall be conclusive and binding upon all parties hereto) that by reason of circumstances affecting the interbank markets adequate and fair means do not exist for ascertaining the Eurodollar Rate to be applicable to such Eurodollar Loan, or (b) the Administrative Agent shall receive notice from the Required Lenders that the Eurodollar Rate determined or to be determined for any Interest Period applicable to any Eurodollar Loans will not adequately and fairly reflect the cost to the Lenders of making or maintaining the affected Eurodollar Loans during such affected Interest Period, then, the obligation of the Lenders to make, continue or maintain Eurodollar Loans or to convert Base Rate Loans into Eurodollar Loans shall be suspended until the Administrative Agent, upon the instruction of the Required Lenders, as applicable, revokes such notice in writing. If, notwithstanding the provisions of this SECTION 4.5, any Lender has made available to the Borrower its PRO RATA share of any such proposed Eurodollar Loan, then the Borrower shall immediately repay the amount so made available to it by such Lender, together with accrued interest thereon, if any, or shall convert such proposed Eurodollar Loan to a Base Rate Loan.

         4.6. RESERVES ON EURODOLLAR LOANS. The Borrower shall pay to each Lender, if and so long as such Lender shall be required under regulations of the Federal Reserve Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "EUROCURRENCY LIABILITIES"), additional costs on the unpaid principal amount of each Eurodollar Loan equal to costs of such reserves allocated to such Loan by such Lender (as determined by such Lender, which determination shall be conclusive absent manifest error), payable on each date on which interest is payable on such Loan.

         4.7. CERTIFICATES OF LENDERS. Any Lender or the Issuing Lender claiming reimbursement or compensation pursuant to this ARTICLE IV shall deliver to the Borrower (with a copy to the Administrative Agent) a certificate setting forth in reasonable detail the amount payable to such Person hereunder and such certificate shall be conclusive and binding on each of the Parent Company, the Borrower and the other Credit Parties in the absence of manifest error.

         4.8. CHANGE OF LENDING OFFICE. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of SECTION 4.2 or SECTION
4.3 with respect to such Lender, it will, if so requested by the Borrower, use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Lending Office for any Loans affected by such event with the object of avoiding the consequence of the event giving rise to the operation of such SECTION; PROVIDED, HOWEVER, that such designation would not, in the sole judgment of such Lender, be otherwise disadvantageous to such Lender. Nothing in this SECTION 4.8 shall operate so as to affect, diminish or postpone any of the Obligations of the Parent Company, the Borrower or any other Credit Parties or any of the rights of any Lender provided in SECTION 4.2 or
SECTION 4.3.

                                   ARTICLE V.

                              CONDITIONS PRECEDENT
                              --------------------

         5.1. CONDITIONS TO MAKING FIRST CREDIT EXTENSIONS. The obligations of each of the Lenders and the Issuing Lender to make its first Credit Extensions hereunder on the Closing Date are subject to the fulfillment of each of the following conditions precedent prior to or simultaneously with the making of the first Credit Extensions on the Closing Date:

         5.1.1. EXECUTION AND DELIVERY OF THIS AGREEMENT AND NOTES. The Administrative Agent shall have received (a) counterparts of this Agreement, dated as of the Effective Date, duly executed and delivered by each of the Principal Companies, the Agents, the Issuing Lender and the Lenders (or, in the case of any party from which an executed counterpart shall not have been received, the Administrative Agent shall have received in form reasonably satisfactory to it a facsimile or other written confirmation from such party of the execution and delivery of a counterpart hereof by such party), and (b) for the account of each Lender that has made a request therefor, such Lender's Revolving Credit Note, each dated as of the Effective Date, duly executed and delivered by the Borrower and containing appropriate insertions and conforming to the requirements of SECTION 2.2.

         5.1.2. PLEDGE AGREEMENT. The Administrative Agent shall have received counterparts of the Pledge Agreement, dated as of the Effective Date, duly executed and delivered by each of the Credit Parties and the Collateral Agent, together with:

         (a) all stock certificates and other Instruments representing Pledged Collateral then to be pledged thereunder;

         (b) an undated stock power for each such stock certificate or other such Instrument duly executed in blank by a Responsible Officer of the pledgor thereof;

         (c) with respect to Pledged Collateral, if any, consisting of book-entry shares, evidence that all actions described in the Pledge Agreement which are necessary to create and perfect the security interests and Liens therein pursuant to the Pledge Agreement in accordance with Article 8 of the Uniform Commercial Code have been taken;

         (d) evidence that all such actions have been taken as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests and Liens purported to be created by the Pledge Agreement in partnerships or limited liability companies (including evidence that security interests and Liens created by the Pledge Agreement in partnerships or limited liability companies have been duly recorded in the books and records of such Persons); and

         (e) each of the promissory notes or other Instruments required to be pledged thereunder, endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank reasonably satisfactory to the Administrative Agent) by the pledgor thereof.

         5.1.3. SECURITY AGREEMENT; UCC FILINGS; ETC. The Administrative Agent shall have received counterparts of the Security Agreement, dated as of the Effective Date, duly executed and delivered by each of the Credit Parties and the Collateral Agent, together with:

         (a) executed copies of financing statements (Form UCC-1) in appropriate form for filing under the Uniform Commercial Code of each jurisdiction as may be necessary to perfect the security interests and Liens purported to be created by the Security Agreement;

         (b) certified copies of requests for information or copies (Form UCC-11), or equivalent reports, each of recent date, listing all effective financing statements that name each Credit Party as debtor and that are filed in the jurisdictions referred to in CLAUSE (a), together with copies of such financing statements (none of which shall cover the Collateral, EXCEPT (i) those with respect to which appropriate termination statements executed by the secured party thereunder have been delivered to the Administrative Agent, and (ii) to the extent evidencing Liens permitted pursuant to SECTION 9.3); and

         (c) evidence that all other action necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect and protect the security interests and Liens purported to be created by the Pledge Agreement or by the Security Agreement have been properly taken by the Credit Parties.

Any other action, including the taking of possession of specific Collateral by the Collateral Agent, reasonably required by the Collateral Agent to create a perfected security interest and Lien in the Collateral described in the Collateral Documents and other Security Instruments referred to in SECTION 5.1.2 or in this SECTION 5.1.3 shall have been properly taken in order to create such a perfected security interest and Lien.

         5.1.4. OTHER LOAN DOCUMENTS AND RELATED DOCUMENTS.

         (a) Each of the other Loan Documents shall have been duly and properly authorized, executed and delivered by the respective party or parties thereto and shall be in full force and effect.

         (b) The Administrative Agent shall have received original counterparts of each Loan Document (other than the Notes) in sufficient number for distribution to each Lender. Each such Loan Document shall, where applicable, be substantially in the form of an EXHIBIT attached hereto, and all of such other Loan Documents shall be in form and substance reasonably satisfactory to the Required Lenders and the Administrative Agent. All exhibits, schedules or other attachments to any of the Collateral Documents or other Loan Documents shall be in form and substance reasonably satisfactory to the Administrative Agent.

         5.1.5. SHAREHOLDERS' AGREEMENT; TAX SHARING AGREEMENTS; ETC. On or prior to the Effective Date, there shall have been delivered to the Administrative Agent true, correct and complete copies, certified as true and complete by an Authorized Officer of each Principal Company, of: (a) the Stockholder Agreement and all other material agreements entered into by the Parent Company, the Borrower or any of their Subsidiaries governing the terms and relative rights of its Equity Interests and, to the extent known to the Parent Company, the Borrower or any of their Subsidiaries, any agreements entered into by shareholders or other equity holders relating to any such entity with respect to its Equity Interests (collectively, the "SHAREHOLDERS' AGREEMENTS"); (b) all material agreements with senior members of, or with respect to, the management of the Parent Company, the Borrower or any of their Subsidiaries (collectively, the "MANAGEMENT AGREEMENTS"); (c) any material employment contracts entered into by the Parent Company, the Borrower or any of their Subsidiaries (collectively, the "EMPLOYMENT AGREEMENTS"); and (d) all agreements relating to the sharing of tax liabilities and benefits among the Parent Company and/or the Parent Company's Subsidiaries (each a "TAX SHARING AGREEMENT" and, collectively, the "TAX SHARING AGREEMENTS"); all of which Shareholders' Agreements, Management Agreements, Employment Agreements and Tax Sharing Agreements shall be in form and substance reasonably satisfactory to the Administrative Agent and shall be in full force and effect on or as of the Effective Date and the Closing Date.

         5.1.6. CONSUMMATION OF CERTAIN TRANSACTIONS.

         (a) On or prior to the Closing Date, either (i) the IPO shall have been consummated, or (ii) the Forever Acquisition or (alternatively) the New Wave Acquisition shall have been consummated.

         (b) If any of the Transactions referred to in PARAGRAPH (a) of this
SECTION 5.1.6 shall be consummated on or prior to the Closing Date, then the conditions precedent applicable to such Transaction set forth in SECTION 5.2.5 or in SECTION 5.2.6 shall also be satisfied on or prior to the Closing Date.

         5.1.7. CERTAIN FINANCIAL CONDITIONS.

         (a) If both of the Forever Acquisition and the New Wave Acquisition shall have been consummated on or prior to the Closing Date, then the Consolidated Adjusted EBITDA of the Parent Company and its Subsidiaries for the Fiscal Year ended December 31, 1999, determined on a Pro Forma Basis after giving effect to the completion of both of such Pending Acquisitions, shall not be less than $10,000,000.

         (b) If either (but not both) of the Forever Acquisition or the New Wave Acquisition shall have been consummated on or prior to the Closing Date, then the Consolidated Adjusted EBITDA of the Parent Company and its Subsidiaries for the Fiscal Year ended December 31, 1999, determined on a Pro Forma Basis after giving effect to the Pending Acquisition consummated on or prior to the Closing Date, shall not be less than the Consolidated Adjusted EBITDA identified in the table below opposite the Pending Acquisition so completed:

                  --------------------------- --------------------------
                  PENDING ACQUISITION         MINIMUM CONSOLIDATED
                  COMPLETED ON OR PRIOR TO    ADJUSTED EBITDA
                  CLOSING DATE
                  --------------------------- --------------------------
                  Forever Acquisition         $8,350,000
                  --------------------------- --------------------------
                  New Wave Acquisition        $6,500,000
                  --------------------------- --------------------------

         (c) The RATIO of (i) the Consolidated Total Debt of the Parent Company and its Subsidiaries, determined as of the Closing Date after giving effect on a Pro Forma Basis to the completion of each of the Transactions completed or to be completed on or prior to the Closing Date, to (ii) the Consolidated Adjusted EBITDA of the Parent Company and its Subsidiaries for the Fiscal Year ended December 31, 1999, determined on a Pro Forma Basis after giving effect to the completion of each of the Transactions completed or to be completed on or prior to the Closing Date, shall not be greater than 6.65:1.00.

         5.1.8.  REFINANCINGS.

         (a) On or prior to the Closing Date, all of the commitments in respect of the Indebtedness to be Refinanced shall have been terminated, and all loans and notes with respect thereto shall have been repaid in full, together with interest thereon, all letters of credit issued thereunder shall have been terminated, and all other amounts (including premiums) owing pursuant to the Indebtedness to be Refinanced shall have been repaid in full, and all Instruments in respect of the Indebtedness to be Refinanced and all guarantees with respect thereto shall have been terminated (except as to indemnification provisions which may survive to the extent provided therein) and shall be of no further force and effect.

         (b) On or prior to the Closing Date, the creditors in respect of the Indebtedness to be Refinanced shall have terminated and released, or (as the case may be) shall have made binding commitments in writing to terminate and release, any and all security interests and Liens on the Property owned by the Parent Company, the Borrower or any of their Subsidiaries. The Administrative Agent shall have received all such releases of security interests in and Liens on the Property owned by the Parent Company, the Borrower or any of their Subsidiaries as may have been reasonably requested by the Administrative Agent, which releases shall be in form and substance reasonably satisfactory to the Administrative Agent. Without limiting the foregoing, there shall have been delivered (i) proper termination statements (Form UCC-3 or the appropriate equivalent) for filing under the Uniform Commercial Code of each jurisdiction where a financing statement (Form UCC-1 or the appropriate equivalent) was filed with respect to the Indebtedness to be Refinanced and the documentation related thereto, (ii) termination or reassignment of any security interest in, or Lien on, any patents, trademarks, copyrights or similar interests of the Parent Company, the Borrower or any of their Subsidiaries on which filings have been made, (iii) terminations of, or (as the case may be) binding commitments in writing to terminate, all mortgages, leasehold mortgages, deeds of trust and leasehold deeds of trust created with respect to Property of the Parent Company, the Borrower or any of their Subsidiaries, in each case, to secure the obligations in respect of the Indebtedness to be Refinanced, all of which shall be in form and substance reasonably satisfactory to the Administrative Agent, and (iv) all collateral owned by the Parent Company, the Borrower or any of their Subsidiaries in the possession of any of the creditors in respect of the Indebtedness to be Refinanced or any collateral agent or trustee under any related security document shall have been returned to the Parent Company, the Borrower or their Subsidiaries, as the case may be.

         (c) On the Closing Date and after giving effect to the Transactions completed on or prior to the Closing Date, the Parent Company, the Borrower and their Subsidiaries shall have no Indebtedness outstanding other than (i) the Loans, and (ii) the Indebtedness listed on SECTION 5.1.8. of the DISCLOSURE SCHEDULE (with the Indebtedness described in this CLAUSE (ii) being herein called the "EXISTING INDEBTEDNESS"). On and as of the Closing Date, all of the Existing Indebtedness shall remain outstanding after giving effect to the Transactions and the other transactions contemplated hereby without any default or event of default existing thereunder or arising as a result of the Transactions and the other transactions contemplated hereby (except to the extent amended or waived by the parties thereto on terms and conditions reasonably satisfactory to the Administrative Agent).

         5.1.9. FINANCIAL STATEMENTS. The Parent Company shall have furnished to each of the Agents, the Issuing Lender and the Lenders (a) the unaudited consolidated financial statements of the Parent Company and its Subsidiaries for the period ending September 30, 1999 together with internally generated estimates for the fourth quarter of 1999, which shall have been prepared in accordance with GAAP (except for the absence of footnotes and subject to normal year-end adjustments), (b) the projections identified in SECTION 6.8(b), and (c) the PRO FORMA consolidated balance sheet of the Parent Company and its Subsidiaries as at the Closing Date, together with the related PRO FORMA consolidated statements of operations and of cash flows for the twelve fiscal months ended December 31, 1999, all of such financial statements to be prepared on a Pro Forma Basis to reflect the consummation of each of the Transactions completed or to be completed on or prior to the Closing Date, and to be in form and substance reasonably satisfactory to the Required Lenders and the Administrative Agent.

         5.1.10. CERTIFICATE. The Administrative Agent shall have received (with copies for each Lender) a duly executed and completed certificate of the Principal Companies, dated as of the Closing Date, duly executed on behalf of each Principal Company by its chief financial officer, demonstrating compliance with the applicable conditions precedent set forth in SECTION 5.1.7.

         5.1.11. SOLVENCY CERTIFICATE. The Administrative Agent shall have received a duly executed and completed Solvency Certificate, dated as of the Closing Date, in or substantially in the form of EXHIBIT N, duly executed on behalf of each Principal Company by its chief financial officer.

         5.1.12. CERTIFICATES OF INSURANCE. The Administrative Agent shall have received certificates of insurance from the insurance brokers for the Principal Companies, or other evidence reasonably satisfactory to the Administrative Agent, dated as of a recent date, identifying insurers, types of insurance, insurance limits and policy terms, and otherwise describing all of the insurance required to be maintained by the Principal Companies and their Subsidiaries in accordance with the terms the Loan Documents, and certifying that the Administrative Agent has been named as additional insured or (as the case may be) loss payee under all of such insurance.

         5.1.13. RESOLUTIONS, ETC. The Administrative Agent shall have received:

         (a) from each of the Credit Parties, a certificate, dated as of the Closing Date, of its secretary or any assistant secretary as to:

                  (i) resolutions of its board of directors or (as the case may be) managers or general partners then in full force and effect authorizing the execution, delivery and performance of, in each case, to the extent such Credit Party is a party thereto, this Agreement and each of the other Loan Documents;

                  (ii) the incumbency and signatures of the Responsible Officers of each such Credit Party (the "AUTHORIZED OFFICERS") authorized to act with respect to (in each case, to the extent such Credit Party is a party thereto) this Agreement and each of the other Loan Documents, (upon which certificate each of the Agents, the Issuing Lender and the Lenders may conclusively rely until the Administrative Agent shall have received a further certificate of such Credit Party canceling or amending such prior certificate, which further certificate shall be reasonably satisfactory to the Administrative Agent); and

                  (iii) each Governing Document of such Credit Party; and

         (b) such other similar documents (certified as of the Closing Date) as the Administrative Agent may reasonably request with respect to any matter relevant to this Agreement, the other Loan Documents, the Ancillary Documents or the transactions contemplated hereby or thereby.

Each of such documents shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders.

         5.1.14. CERTIFICATES OF GOOD STANDING, ETC. The Administrative Agent shall have received (a) the Governing Documents and other organizational documents of each Credit Party as in effect on the Closing Date, certified as of a recent date by the Secretary of State (or other similar applicable Governmental Authority) of the jurisdiction of incorporation or organization of such Credit Party, and (b) a good standing certificate as of a recent date for each Credit Party from the Secretary of State of the jurisdiction of incorporation or organization of such Credit Party and each State or other jurisdiction where the failure of such Credit Party to be qualified to do business as a foreign corporation or other entity could reasonably be expected to have a Materially Adverse Effect, together with (by telephonic or facsimile transmission) a bring-down certificate, dated on or as of the Closing Date, from the Secretary of State of the jurisdiction of incorporation or organization of such Credit Party.

         5.1.15. NO MATERIALLY ADVERSE EFFECT; ETC.

         (a) No events or developments shall have occurred since December 31, 1999 which, individually or in the aggregate, have had or could reasonably be expected to have a Materially Adverse Effect.

         (b) On or prior to the Closing Date, all necessary governmental and third party approvals and/or consents in connection with the Transactions completed or to be completed on or prior to the Closing Date and the other transactions contemplated by the Transaction Documents relating to such Transactions and otherwise referred to herein or therein shall have been obtained and remain in effect, and all applicable waiting periods with respect thereto shall have expired without any action being taken by any competent Governmental Authority which restrains, prevents or imposes materially adverse conditions upon the consummation of such Transactions or the other transactions contemplated by such Transaction Documents or otherwise referred to herein or therein. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunction or other restraint pending or notified prohibiting or imposing materially adverse conditions upon, or materially delaying or making economically unfeasible the consummation of, such Transactions or the other transactions contemplated by such Transaction Documents or otherwise required to be consummated hereby or thereby.

         5.1.16.  AFFILIATE TRANSACTIONS; OTHER CORPORATE TRANSACTIONS.

         (a) AFFILIATE TRANSACTIONS. Since December 31, 1999, no Credit Party shall have made any Restricted Payments or entered into, performed or completed any Affiliate Transactions, EXCEPT the payments and transactions described in
SECTION 5.1.16 to the DISCLOSURE SCHEDULE.

         (b) OTHER CORPORATE TRANSACTIONS. Since December 31, 1999, neither of the Principal Companies nor any of their Subsidiaries shall have (i) merged or consolidated with any other Person, or (ii) sold, transferred or otherwise disposed of all or any substantial part of its Property otherwise than in the ordinary course of business, EXCEPT the mergers, Sales and other dispositions described in SECTION 5.1.16 to the DISCLOSURE SCHEDULE.

         (c) CHANGE OF CONTROL. No Change of Control shall have occurred since December 31, 1999.

         5.1.17. FEES AND EXPENSES. The Administrative Agent shall have received from the Borrower on the Effective Date payment in full of all of the Fees required to be paid on or prior to the Effective Date in accordance with SECTION
2.9 and (as the case may be) in accordance with Fee Letter referred to in
SECTION 12.10, and the Administrative Agent shall have received from the Borrower payment in full of all of its reasonable out-of-pocket costs and expenses (including Attorney Costs) payable in accordance with SECTION 12.4 for which invoices shall have been submitted at least one (1) Business Day prior to the Effective Date.

         5.1.18. OPINIONS OF COUNSEL. The Administrative Agent shall have received opinions, dated the Closing Date addressed to each of the Agents, the Issuing Lender and the Lenders, from (a) special counsel to the Principal Companies, in or substantially in the form of EXHIBIT O, and otherwise in form and substance reasonably satisfactory to the Administrative Agent, (b) Latham & Watkins, special FCC counsel to the Principal Companies, in or substantially in the form of

EXHIBIT P, and otherwise in form and substance satisfactory to the Administrative Agent, and (c) Bingham Dana LLP, special counsel to the Administrative Agent, in or substantially in the form of EXHIBIT Q, and otherwise in form and substance reasonably satisfactory to the Administrative Agent.

         5.2. ALL CREDIT EXTENSIONS. The obligations of each of the Lenders and the Issuing Lender to make each of its Credit Extensions hereunder (including its first Credit Extensions to be made on the Closing Date) shall also be subject to the satisfaction of each of the additional following conditions precedent set forth in this SECTION 5.2.

         5.2.1. COMPLIANCE WITH WARRANTIES; NO DEFAULT; ETC. The representations and warranties of each of the Parent Company, the Borrower and the other Credit Parties set forth in ARTICLE VI, in the Collateral Documents and in the other Loan Documents shall have been true and correct in all material respects on and as of each of the respective dates made; and, both immediately before and immediately after giving effect to each of such Credit Extensions:

         (a) such representations and warranties shall be true and correct in all material respects with the same full force and effect as if then made (except for any such representation or warranty that relates solely to a prior date); and

         (b) no Default shall have occurred and then be continuing.

         5.2.2. NOTICE OF BORROWING; CONTINUATION/CONVERSION NOTICE. The Administrative Agent shall have received a Notice of Borrowing in compliance with SECTION 2.3 or a Notice of Continuation/Conversion, as the case may be, for such Credit Extension. The delivery of such Notice of Borrowing or such Notice of Continuation/Conversion shall constitute a representation and warranty by each of the Parent Company and the Borrower that, on and as of the requested date of such Credit Extension, and both immediately before and immediately after giving effect to such Credit Extension, all representations and warranties required by SECTION 5.2.1 are true and correct.

         5.2.3. LEGALITY OF TRANSACTIONS. It shall not be unlawful (a) for the Administrative Agent, the Issuing Lender or any Lender to perform any of its obligations under any of the Loan Documents, or (b) for any Credit Party to pay or perform any of its Obligations under any of the Loan Documents.

         5.2.4. SATISFACTORY LEGAL FORM, ETC. All Instruments and other documents executed and delivered or submitted pursuant hereto by or on behalf of any of the Credit Parties shall be reasonably satisfactory in form and substance to the Administrative Agent and its special counsel; the Administrative Agent and its special counsel shall have received all such information, and such counterpart originals or such certified or other copies of all such other materials, as the Administrative Agent or its special counsel shall have reasonably requested; and all legal matters incident to the transactions contemplated by this Agreement shall be reasonably satisfactory to special counsel to the Administrative Agent.

         5.2.5. COMPANY FINANCINGS.

         (a) If the IPO shall have been consummated on or prior to the date of such Credit Extension, then each of the following conditions precedent shall have been satisfied with respect to the IPO:

                  (i) the Parent Company shall have received an aggregate gross amount of not less than $80,000,000 from the IPO; and

                  (ii) on or prior to the date of such Credit Extension, there shall have been delivered to the Administrative Agent true, correct and complete copies of the IPO Documents, and all of the material terms and conditions of the IPO Documents, to the extent materially different than as filed with the SEC on or prior to the date of this Agreement, shall be reasonably satisfactory in form and substance to the Administrative Agent; all material conditions precedent to the consummation of the IPO, as set forth in the SEC Form S-1 filed with the SEC, as amended, shall have been satisfied, and not waived unless consented to by the Administrative Agent (which consent shall not be unreasonably withheld or delayed), to the reasonable satisfaction of the Administrative Agent; and the IPO shall have been consummated in all material respects in accordance with the material terms and conditions of the applicable IPO Documents and all Applicable Law.

         (b) If the Bridge Financing shall have been consummated on or prior to the date of such Credit Extension, then each of the following conditions precedent shall have been satisfied with respect to the Bridge Financing:

                  (i) the Parent Company shall have contributed or caused to be contributed to the capital of the Borrower all of the proceeds of the Bridge Financing, net of all transaction expenses and other related expenses; and

                  (ii) on or prior to the date of such Credit Extension, there shall have been delivered to the Administrative Agent true, correct and complete copies of the Bridge Financing Documents, and all of the material terms and conditions of the Bridge Financing Documents shall be reasonably satisfactory in form and substance to the Administrative Agent; all material conditions precedent to the consummation of the Bridge Financing, as set forth in the Bridge Financing Documents, shall have been satisfied, and not waived unless consented to by the Administrative Agent (which consent shall not be unreasonably withheld or delayed), to the reasonable satisfaction of the Administrative Agent; and the Bridge Financing shall have been consummated in all material respects in accordance with the material terms and conditions of the applicable Bridge Financing Documents and all Applicable Law.

         5.2.6. PENDING ACQUISITIONS. If any Pending Acquisition shall have been consummated on or prior to the date of such Credit Extension, then each of the following conditions precedent shall have been satisfied with respect to such Pending Acquisition:

         (a) on or prior to the date of such Credit Extension, there shall have been delivered to the Administrative Agent true, correct and complete copies of the Pending Acquisition Documents applicable to such Pending Acquisition, and all of the materials terms and conditions of such Pending Acquisition Documents shall be reasonably satisfactory in form and substance to the Administrative Agent;

         (b) such Pending Acquisition shall have been consummated in all material respects in accordance with the Pending Acquisition Documents applicable to such Pending Acquisition and all Applicable Law; and all material conditions precedent to the consummation of such Pending Acquisition, as set forth in such Pending Acquisition Documents, shall have been satisfied, and not waived in any material respect, except with the prior consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed), to the reasonable satisfaction of the Administrative Agent; and

         (c) the material terms and conditions of each such Pending Acquisition Document shall be in all material respects the same as and consistent with the terms and conditions contained in the form of such Pending Acquisition Document previously delivered to the Administrative Agent and shall continue to be in full force and effect on and as of the date of such Credit Extension, and no material provision of any such Pending Acquisition Document shall have been modified or waived in any respect reasonably determined by the Administrative Agent to be material, in each case, without the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed).

         5.2.7. CONSUMMATION OF CERTAIN TRANSACTIONS. Either the IPO shall have been consummated, or the Bridge Financing shall have been consummated.

         5.2.8. COMPLIANCE CERTIFICATE. Upon the earlier of (a) February 15, 1999, or (b) the first Credit Extension hereunder, the Administrative Agent shall have received (with copies for each Lender) a duly executed and completed Compliance Certificate, dated as of the date of delivery, in or substantially in the form of EXHIBIT L, duly executed on behalf of each Principal Company by its chief financial officer.

                                   ARTICLE VI.

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

         Each of the Principal Companies, jointly and severally, represents and warrants to each of the Lenders, the Issuing Lender and the Agents as set forth below in this ARTICLE VI:

         6.1. CORPORATE EXISTENCE AND POWER, ETC. Each of the Principal Companies and its Subsidiaries:

         (a) is a duly organized and validly existing corporation, partnership or limited liability company, as the case may be, and is in good standing under the laws of the jurisdiction of its organization;

         (b) has the power and authority, and the legal right, to own or hold under lease its Property, conduct its business and execute, deliver and perform its Obligations under each of the Loan Documents to which it is or is to become a party as contemplated hereby;

         (c) is duly qualified to do business as a foreign entity, and is licensed and in good standing, under the Applicable Law of each jurisdiction where its ownership, lease or operation of Property or the nature or conduct of its business requires such qualification or license, EXCEPT (in each case) where the failure so to be qualified or licensed has not had and could not reasonably be expected to have a Materially Adverse Effect; and

         (d) is in all material respects in compliance with all Applicable Law, EXCEPT (in each case) to the extent that the failure to comply therewith has not had and could not reasonably be expected to have a Materially Adverse Effect.

         6.2. CORPORATE AUTHORIZATION; ETC. The execution, delivery and performance by each of the Principal Companies and its Subsidiaries of each of the Loan Documents to which it is or is to become a party as contemplated hereby, and, in the case of the Borrower, to make the Borrowings contemplated hereby, have been duly authorized by all necessary corporate, limited liability company or partnership action, as the case may be, and do not and will not:

         (a) contravene in any material respect any of the terms or other provisions of any of the Governing Documents of any such Person;

         (b) conflict in any material respect with or result in any material breach or contravention of, or the creation of any Liens under, any Instrument or other document creating, governing or evidencing any material Contractual Obligation to which such Person is a party or by which such Person or any of its Property is bound or any order, injunction, writ or decree of any Governmental Authority to which such Person or any of its Property is subject; or

         (c) violate any Applicable Law in any material respect.

         6.3. GOVERNMENTAL AUTHORIZATION. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except filings necessary to perfect the Liens granted pursuant to the Security Agreements, and except such as will have been obtained or made on or prior to the Closing Date), or exemption by, any Governmental Authority, or any subdivision thereof, is required to authorize, or is required in connection with, (a) the execution, delivery or performance of any Transaction Document, or
(b) the legality, validity, binding effect or enforceability of any such Transaction Document, EXCEPT where the failure to so obtain or make could not reasonably be expected to have a Materially Adverse Effect; PROVIDED, HOWEVER, that: (i) subsequent to the date of execution of the Transaction Documents, copies of certain of the Transaction Documents are required to be filed with the FCC; (ii) the Parent Company and its Subsidiaries will be required from time to time to obtain certain authorizations of, or to make certain filings with, the FCC that are required in connection with the ordinary course of business of the Parent Company and its Subsidiaries; (iii) under the Communications Act and the FCC rules, FCC approval is required prior to the transfer of control of the Parent Company, the Borrower or any of their Subsidiaries or the assignment of any of the FCC Authorizations or prior to the exercise of any voting rights or management authority over the Parent Company, the Borrower or any of their respective Subsidiaries; and (iv) prior to the exercise of certain rights or remedies under the Security Agreements by the Agents or the Lenders, or their respective successors and assigns, FCC consents and notifications with respect to such exercise may be required to be timely obtained or made.

         6.4. BINDING EFFECT. Each of the Principal Companies has duly executed and delivered this Agreement, the Security Agreement, the Pledge Agreement and each of the other Loan Documents required to be executed and delivered by such Principal Company in accordance with the terms hereof. Each of the Parent Company's Subsidiaries will, by the Closing Date, have duly executed and delivered the Security Agreement, the Pledge Agreement and each of the other Loan Documents required to be executed and delivered by it in accordance with the terms hereof. Each of the Loan Documents to which the Parent Company, the Borrower or any of their Subsidiaries is a party constitutes, and each of the other Loan Documents upon execution and delivery thereof by any Credit Party, will constitute, the legal, valid and binding Obligation of each Credit Party thereto, enforceable against each such Credit Party in accordance with its terms, EXCEPT (in each case) as enforceability may be limited by applicable bankruptcy, insolvency or other similar Applicable Law affecting the enforcement of creditors' rights generally or by equitable principles of general applicability.

         6.5. COLLATERAL DOCUMENTS. The provisions of the Collateral Documents will, from and after the execution and delivery thereof by each Credit Party party thereto, be effective to create in favor of the Collateral Agent, for the benefit of each of the Lenders, the Issuing Lender and the Agents, legal, valid and enforceable security interests in and Liens upon the Property of such Credit Party constituting Collateral described therein and in the proceeds thereof. The representations and warranties made by each of the Credit Parties in the Collateral Documents, including representations and warranties relating to the perfection of security interests in and Liens upon the Collateral described therein and representations and warranties relating to the priority of such security interests and Liens, will, from the date on which such representations and warranties are made, be true and correct in all material respects with the same full force and effect as if set forth in full herein.

         6.6. NO DEFAULT. No Default is continuing, and no Default will result from the making of any Credit Extensions to the Borrower. None of the Principal Companies or any of their Subsidiaries is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, has had or could reasonably be expected to have a Materially Adverse Effect.

         6.7. USE OF PROCEEDS; MARGIN REGULATIONS. The proceeds of each of the Credit Extensions are intended to be and shall be used solely for the purposes set forth in and permitted by SECTION 8.10, and are intended to be and shall be used in compliance with SECTION 9.14. None of the Principal Companies or any of their Subsidiaries shall purchase Margin Stock other than purchases made in compliance with Regulations T, U and X of the Federal Reserve Board.

         6.8. FINANCIAL STATEMENTS, ETC.

         (a) All balance sheets, statements of operations and other financial data which have been or shall from time to time hereafter be furnished by the Principal Companies or any of their Subsidiaries to any of the Agents or Lenders for the purposes of or in connection with this Agreement or any of the transactions contemplated hereby do and will present fairly, in all material respects, the financial condition of the Persons involved as of the dates thereof and the results of their operations for the periods covered thereby.

         (b) The projected consolidated statements of operations and of cash flows of the Parent Company and its Subsidiaries for each of Fiscal Years 2000 through 2006, all of which have been delivered to each of the Lenders and the Agents prior to the date of this Agreement, have been prepared on the basis of the reasonable assumptions accompanying them and reflect, as of the date of preparation, the good faith estimates made on a reasonable basis by the Parent Company of the performance of the Parent Company and its Subsidiaries for the periods covered thereby based on such assumptions. Nothing in this PARAGRAPH (b) shall be deemed a representation or assurance that such projections will, in fact, be achieved.

         6.9. MATERIALLY ADVERSE EFFECT.

         (a) For purposes of the Credit Extensions to be made on the Closing Date, no events or developments have occurred since December 31, 1999 which, individually or in the aggregate, have had or could reasonably be expected to have any Materially Adverse Effect.

         (b) For purposes of each Credit Extension requested to be made after the Closing Date, no events or developments have occurred since the Closing Date which, individually or in the aggregate, have had or could reasonably be expected to have any Materially Adverse Effect.

         6.10. EXISTING INDEBTEDNESS; ABSENCE OF DEFAULTS; ETC.

         (a) The Existing Indebtedness of each of the Parent Company and its Subsidiaries as of the Closing Date is identified in SECTION 6.10(a) of the DISCLOSURE SCHEDULE. With respect to each item of Existing Indebtedness identified in SECTION 6.10(a) of the DISCLOSURE SCHEDULE, the outstanding principal amount of which is $5,000,000 or more on or as of the Closing Date, the Parent Company has delivered or otherwise made available to the Administrative Agent a true and complete copy of each Instrument evidencing such Existing Indebtedness or pursuant to which such Existing Indebtedness was issued or secured (including each amendment, consent, waiver or other Instrument executed and/or delivered in respect thereof), as the same is in effect on or as of the Closing Date. Except as otherwise disclosed in SECTION 6.10(a) of the DISCLOSURE SCHEDULE, neither the Parent Company nor any of its Subsidiaries is in default in the payment of any Existing Indebtedness, which payments, in the aggregate, exceed $500,000, or in default or breach, in any material respect, in the performance of any other material obligation under any Instrument evidencing or governing any Existing Indebtedness (in an aggregate amount exceeding $500,000) or pursuant to which any such Existing Indebtedness (in an aggregate amount exceeding $500,000) was issued or secured.

         (b) SECTION 6.10(b) of the DISCLOSURE SCHEDULE identifies all of the Liens upon Property of the Parent Company or of any of its Subsidiaries that secure Existing Indebtedness of the Parent Company or of any of its Subsidiaries and that are in existence on or as of the Closing Date and either (i) are known to the Parent Company or to any of its Subsidiaries on or as of the Closing Date, or (ii) are of record on and as of the Closing Date.

         (c) SECTION 6.10(c) of the DISCLOSURE SCHEDULE sets forth a true and complete list of all Indebtedness of the Parent Company and its Subsidiaries which is to be repaid in full on the Closing Date (including, in any event, the Existing BMO Credit Facilities) (the "INDEBTEDNESS TO BE REFINANCED"), in each case, showing the aggregate principal amount thereof, the name of the respective borrower and any other Person which directly or indirectly guaranteed such Indebtedness.

         (d) SECTION 6.10(d) of the DISCLOSURE SCHEDULE also identifies each Investment of the Parent Company or the Borrower or of any of their Subsidiaries that is owned or held or is outstanding or in effect on or as of the Closing Date, other than insubstantial and immaterial Investments and other than Investments of the kind described in any of CLAUSES (b) through (e) or in CLAUSE
(g) of the definition of the term "PERMITTED INVESTMENTS".

         6.11. TRANSACTIONS WITH AFFILIATES. SECTION 6.11 of the DISCLOSURE
SCHEDULE identifies (a) all (if any) Indebtedness of the Borrower or of any of its Subsidiaries to any Affiliate of the Borrower on or as of the Closing Date, material Contractual Obligations of the Borrower or of any of its Subsidiaries to any Affiliate of the Borrower on or as of the Closing Date, and Investments in the Borrower or in any of its Subsidiaries owned, held or controlled by any Affiliate of the Borrower on or as of the Closing Date, and (b) all (if any) Indebtedness of any Affiliate of the Borrower to the Parent Company or to any of its Subsidiaries on or as of the Closing Date, material Contractual Obligations of any Affiliate of the Borrower to the Parent Company or to any of its Subsidiaries on or as of the Closing Date, and Investments in any

Affiliate of the Borrower owned, held or controlled by the Parent Company or by any of its Subsidiaries on or as of the Closing Date.

         6.12. CORPORATE STRUCTURE, ETC.

         (a) SECTION 6.12 of the DISCLOSURE SCHEDULE identifies, as of the Effective Date, each Subsidiary of the Parent Company and of the Borrower, each Subsidiary Guarantor and each Inactive Subsidiary. SECTION 6.12 of the DISCLOSURE SCHEDULE identifies, with respect to each of the Principal Companies and its Subsidiaries identified in SECTION 6.12 of the DISCLOSURE SCHEDULE, as of the Effective Date, (i) the State or other jurisdiction of organization of each such Person, (ii) the number of authorized and outstanding shares of each class of Capital Stock and all other Equity Interests of each such Person, and
(iii) with respect to each Subsidiary of the Parent Company or of the Borrower,
(A) each Person which owns or controls (whether legally or beneficially) any of the Capital Stock or other Equity Interests of each such Subsidiary, and (B) the number of shares or units of each class or kind of Capital Stock or other Equity Interests so owned or controlled by each such Person.

         (b) Except as set forth in Section 6.12 of the DISCLOSURE SCHEDULE, the Parent Company engages in no business activities and has no significant assets or Property (other than Equity Interests in the Borrower) or liabilities (other than its Guaranty provided in ARTICLE VII, its obligations in respect of the Bridge Financing, the IPO and certain of the Existing Indebtedness and such other liabilities as are otherwise permitted or contemplated by this Agreement).

         6.13. TITLE TO PROPERTIES. All Real Property owned or leased by the Parent Company or the Borrower or by any of their Subsidiaries as of the Closing Date, and the nature of the interest therein, is identified in SECTION 6.13 of the DISCLOSURE SCHEDULE. Each of the Parent Company, the Borrower and their Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all Real Property necessary or used in the ordinary conduct of its businesses, including all Real Property identified in SECTION
6.13 to the DISCLOSURE SCHEDULE or in the financial statements referred to in
SECTION 6.8. None of such Real Property is subject to any Liens, EXCEPT for Permitted Liens, other Liens permitted by SECTION 9.3, and such defects in title as, individually or in the aggregate, have not had and could not reasonably be expected to have a Materially Adverse Effect.

         6.14. TRADEMARKS, ETC. Each of the Parent Company, the Borrower and their Subsidiaries owns (or is licensed to use) and possesses all trademarks, trademark rights, tradenames, tradename rights, servicemarks, servicemark rights, copyrights, patents and patent rights necessary or used in the ordinary conduct of its businesses without any infringement upon any rights of any other Persons, EXCEPT for such infringements as, individually or in the aggregate, have not had and could not reasonably be expected to have a Materially Adverse Affect.

         6.15. LITIGATION. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Principal Companies, threatened at law, in equity, in arbitration or before any Governmental Authority, against the Parent Company, the Borrower, any of their Subsidiaries or any of their Properties which:

         (a) purport to affect or pertain to this Agreement or any of the other Loan Documents or Transaction Documents or any of the transactions contemplated hereby or thereby; or

         (b) have had or could reasonably be expected to have a Materially Adverse Effect.

No injunction, writ, temporary restraining order or any other order of any nature has been issued by any Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any of the other Loan Documents or Transaction Documents, or directing that any transaction provided for herein or therein not be consummated as herein provided.

         6.16. COMPLIANCE WITH APPLICABLE LAW, ETC. All transactions contemplated by this Agreement and the other Loan Documents comply in all material respects with (a) Regulations T, U and X of the Federal Reserve Board, and (b) all other Applicable Law, EXCEPT where any failure to comply, in the case of this CLAUSE (b), has not had and could not reasonably be expected to have a Materially Adverse Effect.

         6.17. GOVERNMENTAL REGULATION. None of the Principal Companies or any of their Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company of a holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         6.18. TAXES. None of the Principal Companies or any of their Subsidiaries is delinquent in the filing of any Federal or other tax returns and reports required to be filed by it and each such Person has paid the tax thereon shown to be due, and has paid all other material taxes, assessments, fees or other charges levied or imposed upon it or its Properties or income, EXCEPT (in each case) those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. To the best knowledge of the Principal Companies or of any of their Subsidiaries, no claim is being asserted by any Governmental Authority with respect to any tax, fee or other charge, and there is no proposed tax assessment, against the Parent Company, the Borrower or any of their Subsidiaries which, individually or in the aggregate, has had or could reasonably be expected to have a Materially Adverse Effect.

         6.19. ERISA COMPLIANCE.

         (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Applicable Law. There are no pending or, to the best knowledge of the Principal Companies, threatened claims, actions or lawsuits, or actions by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Materially Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Materially Adverse Effect. No ERISA Event has occurred or could reasonably be expected to occur with respect to any Pension Plan or Multiemployer Plan. No Pension Plan has an Unfunded Pension Liability. None of the Principal Companies or any of their Subsidiaries or any ERISA Affiliate has incurred, nor reasonably expects to incur, any material liability under Title IV of ERISA with respect to any Pension Plan.

         (b) None of the Principal Companies or any of their Subsidiaries or any ERISA Affiliate has incurred, nor reasonably expects to incur, any material liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such material liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan.

None of the Principal Companies or any of their Subsidiaries or any ERISA Affiliate has transferred any Unfunded Pension Liability to any Person or otherwise engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

         6.20. HAZARDOUS MATERIALS. None of the Principal Companies or any of their Subsidiaries has caused or permitted any Hazardous Material to be disposed of or otherwise released, to the knowledge of the Principal Companies, either from, on or under any Property currently or formerly legally or beneficially owned or operated by, or otherwise used by, the Parent Company, the Borrower or any of their Subsidiaries, in any manner which, individually or in the aggregate, has had or could reasonably be expected to have a Materially Adverse Effect. To the knowledge of the Principal Companies, except as set forth in
Section 6.20 of the DISCLOSURE SCHEDULE, no such Property has ever been used as a dump site or storage site for any Hazardous Materials or otherwise contains or contained Hazardous Materials, the effect of any of which, individually or in the aggregate, has had or could reasonably be expected to have a Materially Adverse Effect. The failure, if any, of the Parent Company or the Borrower or of any of their Subsidiaries, in connection with its current and former Properties or its businesses, to be in compliance with any Environmental Law or to obtain any permit, certificate, license, approval or other authorization under any Environmental Law has not had, and could not reasonably be expected to have, a Materially Adverse Effect. None of the Principal Companies or any of their Subsidiaries has entered into, has agreed to or is subject to any judgment, decree or order or other similar requirement of any Governmental Authority under any Environmental Law, including relating to compliance or to investigation, cleanup, remediation or removal of Hazardous Materials, the effect of any of which, individually or in the aggregate, has had or could reasonably be expected to have a Materially Adverse Effect. None of the Principal Companies or any of their Subsidiaries has contractually assumed any material liabilities or obligations under any Environmental Law which, individually or in the aggregate, have had or could reasonably be expected to have a Materially Adverse Effect. There are no facts or circumstances known to the Principal Companies that could give rise to material liabilities with respect to Hazardous Materials or any Environmental Law which, individually or in the aggregate, have had or could reasonably be expected to have a Materially Adverse Effect.

         6.21. LABOR CONTROVERSIES. There are no labor controversies pending or, to the knowledge of the Principal Companies, threatened against the Parent Company, the Borrower or any of their Subsidiaries which, individually or in the aggregate, have had or could reasonably be expected to have a Materially Adverse Affect.

         6.22. YEAR 2000 COMPLIANCE. To the knowledge of the Principal Companies, all computer applications that are material to its businesses and operations are able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "YEAR 2000 COMPLIANT"), EXCEPT (in any case) to the extent that any failure to be Year 2000 Compliant has not had and could not reasonably be expected to have a Materially Adverse Effect.

         6.23. FCC AUTHORIZATIONS. The Parent Company and its Subsidiaries hold such validly issued FCC main station and associated auxiliary, translator and booster radio licenses and authorizations (collectively, the "FCC AUTHORIZATIONS"), as are necessary to operate the Radio Stations as they are currently operated, each of which is in full force and effect. The FCC main station licenses for Radio Stations held or to be held by the Parent Company, the Borrower or their Subsidiaries, after giving effect to all elements of the Transactions that are closing or being consummated on or as of the Closing Date (collectively, the "MAIN STATION LICENSES"), are listed in SECTION 6.23 of the DISCLOSURE SCHEDULE, each of which FCC Authorizations has the expiration date indicated in SECTION 6.23 of the DISCLOSURE SCHEDULE. Neither the Parent Company nor the Borrower has knowledge of any material adverse condition imposed by the FCC as part of any FCC Authorization which is neither set forth on the face thereof as issued by the FCC nor contained in the rules and regulations of the FCC applicable generally to radio stations of the type, nature, class or location of each Radio Station. Each Radio Station is operated by the Borrower or its Subsidiaries in all material respects (i) in accordance with the terms and conditions of the FCC Authorizations applicable to it, and (ii) in accordance with the rules and regulations of the FCC and the Communications Act of 1934, as amended (the "COMMUNICATIONS ACT"). Except as otherwise described in
SECTION 6.23 of the DISCLOSURE SCHEDULE, no proceedings are pending or, to the knowledge of the Parent Company or the Borrower, threatened which may reasonably be expected to result in the revocation, modification, non-renewal or suspension of any of the FCC Authorizations, the denial of any pending applications, the issuance of any cease and desist orders or the imposition of any material fines, forfeitures or other administrative actions by the FCC with respect to the Radio Stations or their operation, other than proceedings affecting the radio broadcasting industry in general. Reports, applications and other documents required to be filed by any Credit Party or any Subsidiary of the Parent Company or of the Borrower with the FCC with respect to the Radio Stations have in all material respects been timely filed and all such reports, applications and documents are true, correct and complete in all material respects, and, except as otherwise described in SECTION 6.23 of the DISCLOSURE SCHEDULE, neither the Parent Company nor the Borrower has knowledge of any matters (A) which could reasonably be expected to result in the suspension or revocation of or the refusal to renew any of the FCC Authorizations or the imposition of any material fines or forfeitures by the FCC upon any Credit Party or any Subsidiary of the Parent Company or of the Borrower, or (B) which could reasonably be expected to result in the modification or revocation of any Radio Stations' authorization to operate as currently authorized under the rules and regulations of the FCC. Except as otherwise described in SECTION 6.23 of the DISCLOSURE SCHEDULE, there are no unsatisfied or otherwise outstanding notices of apparent liability or violations issued by the FCC with respect to any Radio Station or its operations.

                                  ARTICLE VII.

                             PARENT COMPANY GUARANTY
                             -----------------------

         7.1. THE GUARANTY. In order to induce the Lenders to enter into this Agreement and to make Credit Extensions hereunder, and in recognition of the direct and indirect benefits received or to be received by the Parent Company from proceeds of Loans and from the issuance of Letters of Credit, and to induce the Lenders or their Affiliates to enter into Interest Rate Protection Agreements, the Parent Company hereby absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all of the Guaranteed Obligations of the Borrower and of each of the other Credit Parties. If any or all of the Guaranteed Obligations of the Borrower or of any of the other Credit Parties shall at any time become and be due and payable, the Parent Company hereby absolutely, unconditionally and irrevocably promises to pay such Guaranteed Obligations to the Lenders and other Secured Creditors, or order, on demand, together with any and all reasonable fees, costs and other expenses which may be incurred or sustained by the Administrative Agent or by any of the other Secured Creditors in enforcing or collecting all or any of the Guaranteed Obligations. The Guaranty of the Parent Company set forth in this ARTICLE VII constitutes a guaranty of payment and not of collection.

         7.2. INSOLVENCY PROCEEDINGS. Additionally, the Parent Company absolutely, unconditionally and irrevocably guarantees the immediate payment in full of any and all of the Guaranteed Obligations of the Borrower and of each of the other Credit Parties (whether or not any of such Guaranteed Obligations are then due or payable by the Borrower or by any of the other Credit Parties) upon the occurrence in respect of the Borrower or any of the other Credit Parties of any of the Events of Default specified in SECTION 10.1.6 or SECTION 10.1.7, and the Parent Company absolutely, unconditionally and irrevocably promises to pay all of such Guaranteed Obligations to the Secured Creditors, or order, on demand, in lawful money of the United States.

         7.3. NATURE OF LIABILITY.

         (a) The Obligations and other liabilities of the Parent Company under its Guaranty are in addition to and independent of any security or other Collateral for or other guaranties of all or any part of the Guaranteed Obligations, whether executed and delivered by the Parent Company, any other guarantor or any other Person, and the Obligations and other liabilities of the Parent Company under its Guaranty shall not be affected or impaired by (i) any direction as to application of any payment by the Borrower or any other Credit Party or by any other Person, (ii) any other continuing or other guaranty, undertaking or maximum liability of any other guarantor or of any other Person as to all or any part of the Guaranteed Obligations, (iii) any payment on or any reduction of any such other guaranty or undertaking, (iv) any payment made to the Administrative Agent or to any of the other Secured Creditors on the Guaranteed Obligations which the Administrative Agent or such other Secured Creditors shall repay to the Borrower or to any other Credit Parties in any Insolvency Proceeding or other legal proceeding, and the Parent Company irrevocably waives any right to the deferral or modification of any of its Obligations under its Guaranty by reason of any such Insolvency Proceeding or other legal proceeding, (v) any action or inaction by any of the Secured Creditors of the kind referred to in SECTION 7.5, or (vi) any invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any Collateral or other security therefor.

         (b) If any claim is ever made upon the Administrative Agent or upon any other Secured Creditor for the repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations, and any of such Secured Creditors repays all or any part of such amount by reason of (i) any judgment, decree or order of any court or other Governmental Authority having jurisdiction over such Secured Creditor or any of its Property, or (ii) any settlement or compromise of any such claim effected by such Secured Creditor with any such claimant (including the Borrower), then, and in any such event, the Parent Company agrees that any such judgment, decree, order, settlement or compromise shall be binding upon the Parent Company, and, notwithstanding the termination or cancellation of any Instrument evidencing any Obligations or other liabilities of the Borrower or of any other Credit Party, the Parent Company shall nevertheless be and remain liable to such Secured Creditor under its Guaranty for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such Secured Creditor.

         7.4. INDEPENDENT OBLIGATIONS, ETC. The Obligations of the Parent Company under its Guaranty are independent of the obligations of any other guarantor or of the Borrower, and a separate action or actions may be brought and prosecuted against the Parent Company, whether or not any action is brought against any other guarantor or against the Borrower, and whether or not any other guarantor or the Borrower shall be joined in any such action or actions. The Parent Company irrevocably waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its Obligations or other liabilities under its Guaranty or the enforcement thereof. Any payment by the Borrower or by any other Credit Party or any other circumstance which operates to toll any statute of limitations as to the Borrower or any such other Credit Party shall operate to toll the statute of limitations as to the Parent Company. The Guaranty of the Parent Company set forth in this ARTICLE VII is a continuing and irrevocable guaranty, and all of the Guaranteed Obligations and other liabilities to which such Guaranty applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance on such Guaranty.

         7.5. AUTHORIZATION, ETC.

         (a) The Parent Company hereby irrevocably authorizes each of the Administrative Agent, the Lenders and the other Secured Creditors, in each case, without the consent of the Parent Company, and without any notice to the Parent Company or demand upon the Parent Company (except such as shall be required by Applicable Law and cannot be waived), and without affecting or impairing any of the Obligations or other liabilities of the Parent Company under its Guaranty, from time to time to:

                  (i) change the manner, place or terms of payment of, and/or change or extend the time of payment of, or renew, increase, accelerate or alter, all or any part of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any Collateral or other security therefor, or any liability incurred directly or indirectly in respect thereof, and the Guaranty of the Parent Company herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered from time to time;

                  (ii) take and hold any security for the payment of all or any part of the Guaranteed Obligations, and/or sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any Property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, all or any part of the Guaranteed Obligations or any other liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof;

                  (iii) exercise or refrain from exercising any rights or remedies against the Borrower, any other guarantor, any other Credit Party or any other Person;

                  (iv) settle or compromise all or any part of the Guaranteed Obligations, any Collateral or other security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, or subordinate the payment of all or any part thereof to the payment of any liability of the Borrower or of any other Credit Party to any of its creditors;

                  (v) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower or of any other Credit Party to the Secured Creditors regardless of what Guaranteed Obligations of the Borrower or of any other Credit Party shall then remain unpaid;

                  (vi) release or substitute any one or more endorsers, guarantors, the Borrower, any other Credit Parties or any other obligors;

                  (vii) consent to or waive any breach of any act, omission or default under this Agreement, any of the other Loan Documents or any of the Instruments referred to herein or therein, or otherwise amend, modify, supplement, terminate or cancel any provision of this Agreement, any of the other Loan Documents or any of such other Instruments; and/or

                  (viii) take any other action which would, under otherwise Applicable Law, give rise to a legal or equitable discharge of the Parent Company from any of its Obligations or other liabilities under its Guaranty.

         (b) The Obligations of the Parent Company under its Guaranty are absolute, unconditional and irrevocable in every respect and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise impaired or affected by, any of the circumstances or occurrences described or referred to in PARAGRAPH (a) of this
SECTION 7.5 or in CLAUSES (i) through (x) of SECTION 17(a) of the Pledge Agreement. The Parent Company hereby absolutely, unconditionally and irrevocably waives all suretyship and other similar defenses to the payment and performance by the Parent Company of any of its Obligations and other liabilities to the Administrative Agent or to any of the other Secured Creditors under its Guaranty.

         (c) The agreements and Obligations of the Parent Company under its Guaranty are separate and independent from and in addition to the agreements and Obligations of each of the other Guarantors and shall be enforceable by the Administrative Agent against the Parent Company notwithstanding (i) the failure of any other Guarantor to execute and deliver a counterpart of the Subsidiary Guaranty, (ii) the invalidity, unenforceability or inadmissibility in evidence of the Subsidiary Guaranty against any one or more of the Subsidiary Guarantors,
(iii) the release by the Administrative Agent of all or any of the Subsidiary Guarantors from all or any part of their Obligations under the Subsidiary Guaranty, or the release by the Administrative Agent of all or any part of the Collateral granted by all or any of the other Guarantors to the Administrative Agent under any of the Loan Documents, or (iv) any waiver, termination or cancellation by the Administrative Agent of, or any consent by the Administrative Agent to any departure from, any of the agreements or obligations of any of the Subsidiary Guarantors under the Subsidiary Guaranty on any occasion or occasions, or any failure by the Administrative Agent to enforce any of the agreements or Obligations of any of the Subsidiary Guarantors under the Subsidiary Guaranty on any occasion or occasions.

         7.6. SUBORDINATION. Any of the Indebtedness of the Borrower or of any other Credit Party now or hereafter owing to or held by the Parent Company is hereby subordinated to the Guaranteed Obligations of the Borrower or of any such other Credit Party to the Administrative Agent and the other Secured Creditors; and, if the Administrative Agent shall so request when any Event of Default shall be continuing, all of such Indebtedness of the Borrower or of any other such Credit Party to the Parent Company shall be collected, enforced and received by the Parent Company as trustee and in trust for the benefit of the Secured Creditors and shall be paid over to the Administrative Agent on behalf of the Secured Creditors on account of the Guaranteed Obligations of the Borrower and of such other Credit Parties to the Secured Creditors, but without affecting or impairing in any manner the Obligations of the Parent Company under its Guaranty. Prior to the transfer by the Parent Company of any promissory note or other Instrument evidencing any of the Indebtedness of the Borrower or of any other Credit Parties to the Parent Company, the Parent Company shall mark such note or other Instrument with a legend that the same is subject to subordination upon the terms contained herein.

         7.7. ADDITIONAL WAIVERS.

         (a) The Parent Company irrevocably waives any right (except such as shall be required by Applicable Law and cannot be waived) to require the Administrative Agent or any of the other Secured Creditors to (i) proceed against the Borrower, any Guarantor or any other Person, (ii) proceed against or exhaust any Collateral or other security received from the Borrower, any Subsidiary Guarantor or any other Person, or (iii) pursue any other remedy available to the Administrative Agent or to any of the other Secured Creditors. The Parent Company irrevocably waives any defense based on or arising out of any defense available to the Borrower, any Subsidiary Guarantor or any other Person, other than payment in full of the Guaranteed Obligations, including, without limitation, any defense based on or arising out of the disability of the Borrower, any other guarantor or any other Person, or based on the unenforceability of all or any part of the Guaranteed Obligations from any cause, or the cessation from any cause of the liabilities of the Borrower or of any other Credit Party, other than payment in full of all the Guaranteed Obligations. The Administrative Agent and the other Secured Creditors may, at their election, foreclose on any Collateral or other security held by the Administrative Agent, the Collateral Agent or any of the other Secured Creditors by one or more judicial or nonjudicial Sales, whether or not any aspect of any such Sale is commercially reasonable, or exercise any other right or remedy that the Administrative Agent or any of the other Secured Creditors may have against the Borrower, any other Credit Party or any other Person, or against any Collateral or other security, without affecting or impairing in any way the liability of the Parent Company hereunder, EXCEPT to the extent that the Guaranteed Obligations have been paid in full in cash. The Parent Company irrevocably waives any defense arising out of any such election by the Administrative Agent or by any of the other Secured Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Parent Company against the Borrower, any other Credit Party or any other Person, or against any Collateral or other security.

         (b) The Parent Company irrevocably waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of its Guaranty, and notices of the existence, creation or incurrence of any new or additional Guaranteed Obligations. The Parent Company assumes all responsibility for being and keeping itself informed of the financial condition and Property of the Borrower and of each of the other Credit Parties, and of all other circumstances bearing upon the risk of nonpayment of any of the Guaranteed Obligations and the nature, scope and extent of the risks which the Parent Company assumes and incurs hereunder, and agrees that the Administrative Agent and the other Secured Creditors shall have no duty to advise the Parent Company of any information known to them regarding any of such circumstances or risks.

         7.8. EFFECTIVENESS OF GUARANTY. The Guaranty of the Parent Company, and all of the Obligations of the Parent Company under its Guaranty, shall be irrevocable and shall remain in full force and effect from and after the date of this Agreement and until all of the Commitments, the Letter of Credit Commitment and the Letters of Credit shall have terminated and all of the Obligations shall have been paid and performed in full.

                                  ARTICLE VIII.

                              AFFIRMATIVE COVENANTS
                              ---------------------

         Each of the Principal Companies, jointly and severally, agrees with each of the Lenders and the Agents and warrants that, from and after the date of this Agreement and until all of the Commitments, the Letter of Credit Commitment and the Letters of Credit shall have terminated and all of the Obligations shall have been paid and performed in full, each of the Principal Companies will, and will cause each of its Subsidiaries to:

         8.1. FINANCIAL INFORMATION, ETC. Deliver to the Administrative Agent, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders, with sufficient copies for each Lender:

         (a) as soon as available, but not later than 90 days after the end of each Fiscal Year: (i) a copy of the audited consolidated balance sheet of the Parent Company and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of operations, stockholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, and accompanied by the opinion of the Independent Public Accountant, which opinion shall state that such consolidated financial statements present fairly, in all material respects, the financial position and the results of operations for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for changes agreed upon by the Parent Company and such auditors which are disclosed and described in such statements). Such opinion shall be issued by the Independent Public Accountant without Impermissible Qualification; and (ii) copies of consolidating balance sheets as at the end of such Fiscal Year, and related consolidating statements of operations for such Fiscal Year of the Parent Company and its Subsidiaries (with comparable information as at the end of and for the previous Fiscal Year) certified as to fairness of presentation by the chief financial officer of the Parent Company;

         (b) as soon as available, but not later than 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year: (i) a copy of the unaudited consolidated balance sheet of the Parent Company and its consolidated Subsidiaries as at the end of such quarter and the related consolidated statements of operations, stockholders' equity and cash flows for such quarter and for the portion of the Fiscal Year then ended, and certified by the chief financial officer of the Parent Company as being complete and correct in all material respects and fairly presenting in all material respects, in accordance with GAAP (except for the absence of footnotes and subject to normal year-end adjustments), the financial position and the results of operations of the Parent Company and its consolidated Subsidiaries; and (ii) copies of consolidating balance sheets as at the end of such Fiscal Quarter, and related consolidating statements of operations for such Fiscal Quarter and for the portion of the Fiscal Year then ended of the Parent Company and its Subsidiaries (with comparable information as at the end of and for the corresponding Fiscal Quarter of the prior Fiscal Year and for the corresponding portion of such prior Fiscal
Year) certified as to fairness of presentation by the chief financial officer of the Parent Company;

         (c) as soon as available, but not later than 30 days after the end of each calendar month, such financial information regarding the results of the operations of the Radio Stations in each Market, as the Administrative Agent shall from time to time request; and

         (d) not later than January 31 of each Fiscal Year of the Parent Company, a copy of the annual business plan and budget for such Fiscal Year for the Parent Company and its Subsidiaries, including, in each case, budgeted results for each Fiscal Quarter and for the Fiscal Year as a whole, together with an explanation of any differences between the sum of the individual budgets and the consolidated totals, and upon the delivery of any financial statements relating to any period included in such budget, a summary comparing the actual financial performance of the Parent Company and its Subsidiaries during such period to that provided for in such budget.

         8.2. CERTIFICATES; OTHER INFORMATION. Furnish to the Administrative Agent, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders, with sufficient copies for each Lender:

         (a) concurrently with the delivery of the financial statements referred to in SECTION 8.1(a) and SECTION 8.1(b), a Compliance Certificate properly completed in compliance with the terms hereof and duly executed by the chief financial officer of each Principal Company;

         (b) concurrently with the delivery of the financial statements referred to in SECTION 8.1(a) and SECTION 8.1(b), a Leverage Ratio Certificate properly completed in compliance with the terms hereof and duly executed by the chief financial officer of each Principal Company;

         (c) promptly after the same are first sent, true and complete copies of all financial statements and other reports which the Parent Company shall send to its shareholders; and, promptly after the same are first filed, copies of all financial statements and regular, periodic or special reports which the Parent Company shall make to, or file with, the Securities and Exchange Commission; and

         (d) promptly, such additional business, financial and other information with respect to the Parent Company, the Borrower or any of their Subsidiaries as the Administrative Agent, at the request of any Lender, may from time to time reasonably request.

         8.3. NOTICES. Upon any Responsible Officer of the Parent Company or of the Borrower first obtaining knowledge thereof, give written notice (accompanied by a reasonably detailed written explanation with respect thereto) promptly to the Administrative Agent and to each Lender of:

         (a) the occurrence of any Default;

         (b) any litigation, arbitration or governmental investigation or proceeding not previously disclosed by the Parent Company or by the Borrower to the Administrative Agent and to each of the Lenders which has been instituted or, to the best knowledge of the Principal Companies, has been threatened against the Parent Company, the Borrower or any of their Subsidiaries or to which any of their Properties is subject and (i) which has had or could reasonably be expected to have a Materially Adverse Effect, or (ii) which seeks to enjoin, limit or restrict the performance by any of the Credit Parties of any of its Obligations under, or challenges the validity, binding effect or enforceability of, this Agreement, any of the other Loan Documents or any of the transactions contemplated hereby or thereby;

         (c) any development which shall have occurred in any litigation, arbitration or governmental investigation or proceeding previously disclosed by the Principal Companies to the

Administrative Agent and to each of the Lenders and which has had or could reasonably be expected to have a Materially Adverse Effect;

         (d) any of the following events affecting the Parent Company, the Borrower or any ERISA Affiliate, together with a copy of any notice with respect to any such event that may be required to be filed with any Governmental Authority and any notice delivered by any Governmental Authority to the Parent Company, the Borrower, any of their Subsidiaries or any ERISA Affiliate with respect to such event: (i) an ERISA Event; or (ii) if any of the representations and warranties in SECTION 6.19 shall cease to be true and correct in any material respect; or

         (e) the occurrence of any Change of Control.

         8.4. MAINTENANCE OF CORPORATE EXISTENCE, ETC. Cause to be done at all times all things necessary to maintain and preserve its separate existence as a corporation, limited liability company or partnership, as the case may be, EXCEPT, in each case, as and to the extent otherwise expressly permitted by
SECTION 9.5.

         8.5. FOREIGN QUALIFICATION, ETC. Cause to be done at all times all things necessary to maintain and preserve its material rights and franchises and to be duly qualified to do business and to be in good standing as a foreign corporation or (as the case may be) foreign limited liability company, foreign partnership or other foreign entity in each jurisdiction where the nature of such business makes such qualification necessary and where the failure so to maintain and preserve its material rights and franchises or so to qualify will have or could reasonably be expected to have a Materially Adverse Effect.

         8.6. PAYMENT OF TAXES; ETC. Pay and discharge, as the same become due and payable or before the same become delinquent, as the case may be, all material federal, state and local taxes, assessments and other governmental charges or levies against or on any of its income, profits or Property, as well as all material claims of any kind, which, if unpaid, might become a Lien upon any of its Properties, and pay (before they become delinquent) all other material obligations and liabilities; PROVIDED, HOWEVER, that the foregoing shall not require the Parent Company, the Borrower or any of their Subsidiaries to pay or discharge any such tax, assessment, charge, levy, Lien, obligation or liability (a) so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves in accordance with GAAP with respect thereto, or (b) if the failure to make such payment or to effect such discharge will not have and could not reasonably be expected to have a Materially Adverse Effect.

         8.7. MAINTENANCE OF PROPERTY; INSURANCE. Keep all of its material tangible Property, systems and facilities that are useful and necessary in its business in such condition as is sufficient for the operation of its business in the ordinary course, ordinary wear and tear and obsolescence excepted, and maintain with financially sound and reputable insurance companies insurance on all of its Property in at least such amounts and against at least such risks as are usually insured against by companies engaged in the same or similar businesses.

         8.8. COMPLIANCE WITH LAWS, ETC.

         (a) Obtain all such material approvals and take all such other action with respect to any Governmental Authority (including the FCC) as shall from time to time be required for the execution, delivery or performance by the Parent Company or the Borrower or by any of their Subsidiaries of this Agreement or any of the other Loan Documents, and duly perform and comply in all material respects with all of the material terms and conditions of all approvals so obtained.

         (b) Comply in all material respects with all Applicable Laws, including, without limitation, all Environmental Laws, the Communications Act, all rules and regulations promulgated by the FCC and all FCC Authorizations, EXCEPT, in each case, where the failure so to comply will not have and could not reasonably be expected to have a Materially Adverse Effect and could not reasonably be expected to result in the loss, cancellation, rescission, termination or revocation of any material FCC Authorization granted to the Parent Company, the Borrower or any of their Subsidiaries. Within ten (10) Business Days after the Effective Date, the Principal Companies shall have made all (if any) necessary filings with the FCC in connection with the execution, delivery and performance of the Loan Documents or the transactions contemplated thereby, including, without limitation, the applicable FCC filings identified and described in SECTION 6.3 of the DISCLOSURE SCHEDULE.

         8.9. BOOKS AND RECORDS. Keep proper books and records reflecting all of its material business affairs and transactions in accordance with GAAP and Applicable Law, and permit the Administrative Agent or any of its representatives, and each of the Lenders and their representatives, upon reasonable notice at reasonable times and intervals during ordinary business hours, to visit and inspect any of its offices and Properties, discuss financial matters relating to the Parent Company, the Borrower or any of their Subsidiaries with any of their officers and the Independent Public Accountant (and each of the Principal Companies hereby irrevocably authorizes the Independent Public Accountant to discuss financial matters pertaining to the Principal Companies with the Administrative Agent or any of the Administrative Agent's representatives), and examine and make abstracts or photocopies from any of its books or other corporate records. Except as otherwise provided by the last sentence of this SECTION 8.9, all costs and expenses incurred by the Administrative Agent or any of its representatives or by the Lenders or their representatives shall be for the account of the Person incurring such cost or expense unless any Event of Default shall be continuing, in which event all of such costs and expenses shall be for the account of the Parent Company and the Borrower. The Administrative Agent shall have the right to perform a collateral audit at the offices and at the business and Property locations of each of the Parent Company, the Borrower and their Subsidiaries once during each Fiscal Year so long as no Events of Default shall be continuing, and, if any Events of Default shall be continuing, at such additional time or times during each Fiscal Year as the Administrative Agent shall in its sole discretion determine to be necessary or appropriate. All of the reasonable out-of-pocket costs and expenses incurred or sustained by the Administrative Agent in connection with the conduct of such collateral audits shall be for the account of the Parent Company and the Borrower; PROVIDED, HOWEVER, that the Parent Company and the Borrower shall not be responsible for the costs and expenses of more than one (1) such collateral audit per Fiscal Year conducted by the Administrative Agent while no Events of Default are continuing.

         8.10. USE OF PROCEEDS. Use the proceeds of (a) the Revolving Loans to
(i) finance, in part, the Refinancing and the Pending Acquisitions, (ii) to pay fees and expenses incurred in connection with the Pending Acquisitions, and
(iii) for working capital and general corporate requirements of the Parent Company, the Borrower and their Subsidiaries, and (b) the Incremental Loans to finance Acquisitions and to pay fees and expenses incurred in connection therewith, in each case, if and to the extent permitted hereunder.

         8.11. INTEREST RATE PROTECTION. In the case of the Borrower, if the IPO shall not have been consummated by April 30, 2000, enter into by May 31, 2000 and maintain in effect for a period of not less than two (2) consecutive years thereafter, one or more Interest Rate Protection Agreements providing interest rate protection reasonably satisfactory to the Administrative Agent with respect to an aggregate notional amount of principal that shall at no time during such two (2) year period be less than fifty percent (50%) of the aggregate principal amount of all of the Loans from time to time outstanding. Each of the Interest Rate Protection Agreements entered into by the Borrower from time to time pursuant to this SECTION 8.11 shall contain terms and conditions reasonably satisfactory to the Administrative Agent.

         8.12.  IDENTIFICATION OF SUBSIDIARIES; PROVISION OF COLLATERAL.

         (a) If and whenever any direct or indirect Subsidiary of the Parent Company or of the Borrower (other than an Inactive Subsidiary) shall be created, formed or acquired by the Parent Company or the Borrower or by any of their Subsidiaries at any time after the date hereof, and if and whenever any Inactive Subsidiary shall cease to be an Inactive Subsidiary:

         (i) furnish promptly to the Administrative Agent a written notice identifying such Subsidiary and setting forth with respect to such Subsidiary the information required by SECTION 6.12 with respect to the Subsidiaries of the Parent Company and of the Borrower as of the Closing Date; and

         (ii) promptly comply with, and cause such Subsidiary to comply with, the applicable terms of PARAGRAPH (b).

         (b) Promptly after the consummation of any Acquisition or the creation, formation or acquisition of any new Subsidiary of the Parent Company or of the Borrower (other than an Inactive Subsidiary), and promptly after any Inactive Subsidiary shall cease to be an Inactive Subsidiary:

                  (i) in the case of any acquisition of Equity Interests of any such Subsidiary by the Parent Company or the Borrower or by any of their Subsidiaries, whether in connection with the creation, formation or acquisition of a Subsidiary or otherwise: (A) deliver or cause to be delivered to the Collateral Agent in pledge all of the stock certificates representing such Equity Interests, such Equity Interests to be held by the Collateral Agent in pledge in accordance with the terms of the Pledge Agreement, or (as the case may be) otherwise comply with the terms of the Pledge Agreement applicable to the creation and perfection of security interests in such Equity Interests; and (B) cause such Subsidiary to execute and deliver to the Administrative Agent (1) accession agreements in form and substance reasonably satisfactory to the Administrative Agent upon the terms of which such Subsidiary shall become a party to and bound by each of the Subsidiary Guaranty, the Security Agreement and the Pledge Agreement, the effect of which shall be that, as of the date set forth in such accession agreements, such Subsidiary shall become a party to each such Instrument and be bound by the terms thereof, (2) if such Subsidiary owns any U.S. registered trademarks, a Trademark Security Agreement covering such trademarks, (3) if such Subsidiary owns any U.S. registered copyrights, a Copyright Security Agreement covering such copyrights, and (4) such Uniform Commercial Code financing statements as shall be required to perfect the security interests and Liens in Collateral being pledged and assigned by such Subsidiary pursuant to the Security Agreement and the Pledge Agreement;

                  (ii) in the case of any Acquisition of tangible or intangible personal Property by the Parent Company or the Borrower or by any of their Subsidiaries, deliver or cause to be delivered to the Administrative Agent, duly executed by the Persons acquiring such Property (A) such Uniform Commercial Code financing statements as shall be required to perfect the security interest and Liens in the Property so acquired, (B) if such Property includes any U.S. registered trademarks, a Trademark Security Agreement covering such trademarks, and (C) if such Property includes any U.S. registered copyrights, a Copyright Security Agreement covering such copyrights; and

                  (iii) in each such case, comply with all of the other applicable provisions of SECTION 8.13 and provide to the Administrative Agent all such other documentation, including, without limitation, one or more opinions of counsel reasonably satisfactory to the Administrative Agent, Governing Documents, and resolutions, as the Administrative Agent shall reasonably deem necessary or advisable in connection with such Acquisition of Property or the creation, formation or acquisition of such Subsidiary.

         (c) Each of the Principal Companies understands and agrees that time is of the essence of the covenants of each of the Principal Companies under PARAGRAPHS (a) and (b) of this SECTION 8.12, and, accordingly, each of the Principal Companies covenants that it will, and will cause its Subsidiaries to, comply in all material respects with each reasonable request or requirement of the Administrative Agent, Collateral Agent or (as the case may be) Required Lenders made pursuant to such paragraphs of this SECTION 8.12, each such request or requirement to be complied with promptly but, in any event, within sixty (60) days after the date on which the Parent Company or the Borrower shall have first received from the Administrative Agent written notice of such request or requirement.

         (d) Within seven (7) days after the issuance by the FCC of its Consent for the Pro Forma Transfer of Control, and in any event not later than March 31, 2000, the Parent Company will transfer to the Borrower (by way of a contribution to the capital of the Borrower) all of the Equity Interests of every description in Subsidiaries of the Parent Company directly held by it, and each of the Principal Companies agrees to take all steps necessary to create and deliver replacement stock certificates and stock powers for each of the Subsidiaries effected by the transfer of ownership from the Parent Company to the Borrower. Additionally, the Parent Company, the Borrower and each of their Subsidiaries agree to provide to the Administrative Agent all such other documentation, and take all additional steps, as the Administrative Agent shall reasonably deem necessary or advisable.

         8.13. ADDITIONAL SECURITY; FURTHER ASSURANCES.

         (a) Grant to the Collateral Agent, for the benefit of each of the Lenders, the Issuing Lender and the Agents, security interests and Liens in such personal Property of the Parent Company, the Borrower and their Subsidiaries as are not covered by the Collateral Documents and as may be requested from time to time by the Administrative Agent or by the Required Lenders. All such security interests and Liens shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent (collectively, "ADDITIONAL SECURITY DOCUMENTS"), and shall be effective to create in favor of the Collateral Agent, for the benefit of each of the Lenders, the Issuing Lender and the Agents, legal, valid and enforceable security interests in and Liens upon the Collateral described therein and in the proceeds thereof. The Additional Security Documents or Instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by Applicable Law in order to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Security Documents, and all taxes, fees and other charges payable in connection therewith shall be punctually paid in full by the Parent Company and the Borrower.

         (b) Make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or Instruments and take such further steps relating to the Collateral covered by any of the Collateral Documents as the Collateral Agent may from time to time reasonably require. Furthermore, the Principal Companies shall cause to be delivered to the Collateral Agent such opinions of counsel and other related documents as may be reasonably requested from time to time by the Collateral Agent.

         (c) Each of the Principal Companies understands and agrees that time is of the essence of the covenants of the Principal Companies under PARAGRAPHS (a) and (b) of this SECTION 8.13, and, accordingly, each of the Principal Companies covenants that it will, and will cause its Subsidiaries to, comply in all material respects with each reasonable request or requirement of the Administrative Agent, Collateral Agent or (as the case may be) Required Lenders made pursuant to such paragraphs of this SECTION 8.13, each such request or requirement to be complied with promptly but, in any event, within sixty (60) days after the date on which the Parent Company or the Borrower shall have first received from the Administrative Agent written notice of such request or requirement.

         8.14. YEAR 2000 COMPLIANCE. Perform all acts reasonably necessary to ensure that each of the Principal Companies and its Subsidiaries shall remain Year 2000 Compliant and use all commercially reasonable efforts to ensure that none of the Principal Companies or their Subsidiaries shall be materially adversely affected as a consequence of the failure by any material supplier, vendor or customer of the Parent Company, the Borrower or their Subsidiaries to remain Year 2000 Compliant, EXCEPT (in each case) to the extent that any failure to be Year 2000 Compliant will not have and could not reasonably be expected to have any Materially Adverse Effect.

                                   ARTICLE IX.

                               NEGATIVE COVENANTS
                               ------------------

         Each of the Principal Companies, jointly and severally, agrees and covenants with each of the Lenders, the Issuing Lender and the Agents and warrants that, from and after the date of this Agreement and until all of the Commitments, the Letter of Credit Commitment and Letters of Credit shall have terminated and all of the Obligations shall have been paid and performed in full, neither of the Principal Companies will, and neither of the Principal Companies will cause or permit any of its Subsidiaries to:

         9.1. LIMITATIONS ON LINES OF BUSINESS. At any time undertake, conduct or transact, directly or indirectly, any businesses EXCEPT businesses which are primarily in the Line of Business.

         9.2. INDEBTEDNESS. Incur or permit to exist, or otherwise assume or become or be liable in respect of or be responsible for, any Indebtedness;
EXCEPT:

         (a) Indebtedness of the Parent Company or the Borrower or of any of their Subsidiaries under any of the Loan Documents or in respect of any of the Credit Extensions or any of the other Obligations;

         (b) Permitted Indebtedness;

         (c) Indebtedness of the Parent Company or of the Borrower consisting of dividends or other distributions on or with respect to its Equity Interests declared but yet not paid, but only if and to the extent that such dividends or other distributions are, at the time of declaration, expressly permitted by
SECTION 9.7;

         (d) Indebtedness of any of the Subsidiaries of the Borrower to the Borrower or to any of the Borrower's other Subsidiaries;

         (e)      Indebtedness of the Borrower to any of its Subsidiaries;

         (f) Indebtedness of the Borrower or of any of its Subsidiaries to the Parent Company; PROVIDED, HOWEVER, that: (i) such Indebtedness shall be evidenced and governed by a promissory note or other Instrument, satisfactory in form and substance to the Administrative Agent, which shall be pledged to the Collateral Agent pursuant to and upon the terms contained in the Pledge Agreement; (ii) neither the Borrower nor any of its Subsidiaries shall at any time be obligated or otherwise required to make any Restricted Payments of or on account of any such Indebtedness; and (iii) no part of such Indebtedness shall be secured by any security interests or Liens on any Property of the Borrower or of any of its Subsidiaries;

         (g) Interest Rate Protection Agreements entered into by the Borrower pursuant to SECTION 8.11;

         (h) Indebtedness (including Capital Lease Obligations) created or incurred by the Borrower or by any of its Subsidiaries from time to time after the date hereof in connection with the acquisition, lease, construction or improvement by such Person from time to time after the date hereof and in the ordinary course of business of Property used or to be used in the ordinary course of the business of the Borrower or of any of its Subsidiaries; PROVIDED, HOWEVER, that (i) any Liens on such Property securing any such Indebtedness of any such Person constitute Liens permitted by CLAUSE (c) of SECTION 9.3; and
(ii) in the case of Indebtedness described in this CLAUSE (h), the aggregate amount of all of such Indebtedness of the Borrower or of any of its Subsidiaries (determined on a consolidated basis) shall not at any time exceed (A) $5,000,000, so long as the Consolidated Leverage Ratio, determined as of the then most recent Covenant Determination Date is greater than 4.50:1.00, or (B) if the Consolidated Leverage Ratio so determined is 4.50:1.00 or less, then $10,000,000;

         (i) Permitted Acquisition Debt;

         (j) Permitted Subordinated Debt;

         (k) other Indebtedness of the Borrower or of any of its Subsidiaries not otherwise permitted by any of the other CLAUSES of this SECTION 9.2; PROVIDED, HOWEVER, that the aggregate amount of all of such other Indebtedness of the Borrower and its Subsidiaries (determined on a consolidated basis) incurred pursuant to this CLAUSE (k) shall not at any time exceed $2,000,000;

         (l) Indebtedness of the Parent Company under or in respect of the Bridge Notes and the Exchange Notes; PROVIDED, HOWEVER, that the aggregate original principal amount of all of such Indebtedness shall not exceed $25,500,000; and

         (m) Guaranty Obligations of any of the Subsidiary Guarantors under or with respect to the Bridge Notes; PROVIDED, HOWEVER, that all of such Guaranty Obligations shall at all times remain unsecured and be expressly subordinated and made junior in right of payment to the Obligations upon terms and conditions reasonably satisfactory to the Administrative Agent.

         9.3. LIENS. Create, incur or assume, or permit to exist, any Liens upon any of its Property (including any Equity Interests of any of its Subsidiaries), whether now owned or hereafter created, arising or acquired; EXCEPT:

         (a) Liens created by any of the Collateral Documents or other Loan Documents and securing the payment or performance of any of the Credit Extensions or any of the other Obligations;

         (b) Permitted Liens;

         (c) Liens created or incurred by the Borrower or by any of its Subsidiaries from time to time after the date hereof to secure the payment of the cost of Property acquired, leased, constructed or improved by such Person from time to time after the date hereof and in the ordinary course of business, and which Liens are created or incurred substantially contemporaneously with or within 360 days after the acquisition, lease, construction or improvement of the Property subject thereto (all Liens of the type described in this CLAUSE (c) being hereinafter called "PURCHASE MONEY LIENS"); PROVIDED, HOWEVER, that:

                  (i) any Property subject to any such Purchase Money Lien created or incurred by any such Person shall be used in the ordinary course of business of the Borrower or of any of its Subsidiaries; and

                  (ii) no such Purchase Money Lien on any such Property shall extend to or cover any other Property of the Person creating such Lien or any Property of any other Person except as and only to the extent usual and customary in such financing arrangements;

PROVIDED, FURTHER, HOWEVER, that, in the case of the Liens described in this CLAUSE (c) the aggregate amount of all of the Indebtedness (including Capital Lease Obligations) from time to time secured by any of such Liens (determined on a consolidated basis) shall at no time exceed the amounts permitted by CLAUSE
(h) of SECTION 9.2; and

         (d) other Liens; PROVIDED, HOWEVER, that, in the case of the Liens described in this CLAUSE (d) of SECTION 9.3, the aggregate amount of all of the Indebtedness (including Capital Lease Obligations) of the Borrower and its Subsidiaries (determined on a consolidated basis) from time to time secured by any of such Liens shall not at any time exceed $2,000,000.

         9.4. FINANCIAL COVENANTS.

         (a) MAXIMUM LEVERAGE RATIO. Permit the Consolidated Leverage Ratio as of the last day of any Fiscal Quarter during any period below to exceed the ratio set forth opposite such period below:

         PERIOD                                               RATIO
         ------                                               -----

         Effective Date through 03/31/00                      6.90:1.00

         04/01/00 through 09/30/00                            6.75:1.00

         10/01/00 through 03/31/01                            6.50:1.00

         04/01/01 through 09/30/01                            6.25:1.00

         10/01/01 through 03/31/02                            6.00:1.00

         04/01/02 through 09/30/02                            5.75:1.00

         10/01/02 through 03/31/03                            5.50:1.00

         04/01/03 through 09/30/03                            5.25:1.00

         10/01/03 through 03/31/04                            5.00:1.00

         04/01/04 through 09/30/04                            4.75:1.00

         10/01/04 through 03/31/05                            4.50:1.00

         04/01/05 and thereafter                              4.00:1.00

PROVIDED, HOWEVER, that if the IPO shall be consummated on or prior to March 31, 2000, the maximum Consolidated Leverage Ratio as of the last day of the Fiscal Quarter ending March 31, 2000 shall be 6.75:1.00 instead of 6.90:1.00.

         (B) MINIMUM INTEREST COVERAGE RATIO. Permit the Consolidated Interest Coverage Ratio as of the last day of any Fiscal Quarter during any period below to be less than the ratio set forth opposite such period below:

         PERIOD                                               RATIO
         ------                                               -----

         Effective Date through 3/31/01                       1.50:1.00

         6/30/01 through 12/31/01                             1.75:1.00

         3/31/02 through 12/31/02                             2.00:1.00

         3/31/03 and thereafter                               2.25:1.00

PROVIDED, HOWEVER, that if the IPO shall be consummated, then the Consolidated Interest Coverage Ratio as of the last day of any Fiscal Quarter during any period below shall not be less than the ratio set forth opposite such period below:

         PERIOD                                               RATIO
         ------                                               -----

         Date of IPO through 9/30/00                          1.75:1.00

         12/31/00 through 9/30/01                             2.00:1.00

         12/31/01 through 9/30/02                             2.25:1.00

         12/31/02 and thereafter                              2.50:1.00

         (C) MINIMUM FIXED CHARGE COVERAGE RATIO. Permit the Consolidated Fixed Charge Coverage Ratio as of the last day of any Fiscal Quarter during any period below to be less than the ratio set forth opposite such period below:

         PERIOD                                               RATIO
         ------                                               -----

         Effective Date through the Maturity Date             1.10:1.00

         (D) MAXIMUM CONSOLIDATED CORPORATE OVERHEAD. Permit the Consolidated Corporate Overhead for any Fiscal Year below to exceed the amount set forth opposite such Fiscal Year below:

         FISCAL YEAR           MAXIMUM CONSOLIDATED CORPORATE OVERHEAD
         -----------           ---------------------------------------

            2000                              $2,900,000

            2001                              $3,500,000

            2002                              $3,700,000

            2003                              $3,900,000

            2004                              $4,100,000

            2005                              $4,200,000

            2006                              $4,300,000

PROVIDED, HOWEVER, that the amount of the maximum Consolidated Corporate Overhead shown above for any Fiscal Year: (i) shall be increased by the amount equal to the product of $50,000 multiplied by the EXCESS of (A) the number of all Radio Stations acquired by the Borrower and its Subsidiaries in any Acquisitions (other than the Pending Acquisitions) during the period from the Effective Date through the last day of such Fiscal Year ("REFERENCE PERIOD") ("ACQUIRED STATION NUMBER"), OVER (B) the number of all Radio Stations sold or otherwise disposed of by the Borrower and its Subsidiaries during such Reference Period ("SOLD STATION NUMBER"); (ii) shall be decreased by the amount equal to the product of $50,000 multiplied by the EXCESS of (A) the Sold Station Number for such Reference Period, OVER (B) the Acquired Station Number for such Reference Period; and (iii) shall be increased by $200,000 if the IPO shall be consummated.

         9.5. CONSOLIDATIONS, MERGERS, SALES, ETC. Wind up, liquidate or dissolve, or consolidate or amalgamate with or merge into or with any other Person, or engage in any Sale of all or any part of its Property (whether in one transaction or in a series of related transactions); EXCEPT:

         (a) any Subsidiary of the Borrower may merge with or into, or may be dissolved or liquidated into the Borrower, so long as (i) the Borrower is the surviving Person of any such merger, dissolution or liquidation, and (ii) the security interests granted to the Collateral Agent pursuant to the Collateral Documents in the Property of such Subsidiary shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, dissolution or liquidation);

         (b) any Subsidiary of the Borrower may merge with or into, or may be dissolved or liquidated into, any other Subsidiary of the Borrower, so long as
(i) such Subsidiary of the Borrower is the surviving Person of any such merger, dissolution or liquidation and, immediately after giving effect thereto, the Borrower continues to own the same percentage of all of the Equity Interests of the surviving Subsidiary as the percentage owned by the Borrower immediately prior to completion of such merger, dissolution or liquidation, and (ii) the security interests granted to the Collateral Agent pursuant to the Collateral Documents in the Property of such Subsidiary shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, dissolution or liquidation);

         (c) any Subsidiary of the Borrower may merge with or into another Person in connection with the completion of an Acquisition of such Person permitted by SECTION 9.6 so long as the security interests granted to the Collateral Agent pursuant to the Collateral Documents in the Property of such Subsidiary shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger);

         (d) any Permitted Dispositions; and

         (e) Asset Sales; PROVIDED, HOWEVER, that (i) the portion of the Consolidated Adjusted EBITDA attributable to all of the Property of the Parent Company or the Borrower or of any of their Subsidiaries (including Equity Interests of Subsidiaries) sold pursuant to this CLAUSE (e) (A) in any Fiscal Year, shall not exceed 15% of Consolidated Adjusted EBITDA, as determined on a Pro Forma Basis for the Measurement Period as of the then most recent Covenant Determination Date after giving effect to all of such Sales in such Fiscal Year, and (B) during the period from the Effective Date through the Maturity Date, shall not exceed 30% of Consolidated Adjusted EBITDA, as determined on a Pro Forma Basis for the Measurement Period as of the then most recent Covenant Determination Date after giving effect to all of such Sales in such period, (ii) at least ten (10) Business Days prior to the date of any such proposed Sale, the Principal Companies shall have delivered to the Administrative Agent an officers' certificate duly executed by a Responsible Officer of each Principal Company, which certificate shall contain (A) projections determined on a Pro Forma Basis for the period from the end of the immediately preceding Fiscal Quarter to the Maturity Date demonstrating compliance for such period with
SECTION 9.4(a), (b) and (c), and (B) a statement that all representations and warranties of the Parent Company, the Borrower and their Subsidiaries set forth in this Agreement or in any of the other Loan Documents will be true and correct in all material respects immediately after giving effect to such Asset Sale (except for any such representation or warranty that relates solely to a prior date), and that no Default will be continuing immediately after giving effect to such Asset Sale, and (iii) both immediately before and immediately after giving effect thereto, no Defaults shall then be continuing or shall result therefrom.

         9.6. INVESTMENTS AND ACQUISITIONS. Make, incur or assume, or permit to exist, or make any offer or commitment to make, or enter into any agreement to make, any Investments in any other Person or any Acquisitions; EXCEPT:

         (a) Permitted Investments;

         (b) Investments by any Subsidiary of the Borrower in the Borrower or in any other Subsidiary of the Borrower;

         (c) subject always to the restrictions and limitations contained in
SECTION 9.2(f), Investments (including capital contributions) by the Parent Company in any Subsidiary of the Parent Company, and Investments by the Borrower in any Subsidiary of the Borrower;

         (d) Permitted Acquisitions;

         (e) Acquisitions (including Acquisitions of Equity Interests) by the Borrower or its Subsidiaries, in a single transaction or in a series of related transactions, for total consideration paid (exclusive of consideration paid in the form of Permitted Equity Interests of the Parent Company) in an Amount not exceeding $5,000,000 in the aggregate for any such single transaction or series of related transactions; PROVIDED, HOWEVER, that: (i) the aggregate Amount of all of the consideration paid (exclusive of consideration paid in the form of Permitted Equity Interests of the Parent Company) by Parent Company or the Borrower or by any of their Subsidiaries for all of such Acquisitions pursuant to this CLAUSE (e) (determined on a consolidated basis) during any Fiscal Year shall not exceed $5,000,000; and (ii) both immediately before and immediately after giving effect to any such Acquisition, no Defaults shall then be continuing or shall result therefrom;

         (f) Acquisitions by the Borrower or by any of its Subsidiaries, if and to the extent that all or substantially all of the consideration payable therefore is in the form of Permitted Equity Interests of the Parent Company; PROVIDED, HOWEVER, that (i) prior to completing any such Acquisition, the Principal Companies shall have furnished to the Administrative Agent true and complete copies of all Acquisition Documentation relating to such Acquisition, and (ii) both immediately before and immediately after giving effect to any such Acquisition, no Defaults shall then be continuing or shall result therefrom; and

         (g) each of the Pending Acquisitions to be completed pursuant to the applicable Pending Acquisition Documents.

         9.7. RESTRICTED PAYMENTS. Make, extend or enter into any offer or commitment to make, or enter into any agreement to make, any Restricted Payments; EXCEPT:

         (a) the declaration and payment by the Parent Company of dividends or other distributions on its Equity Interests in the form of Permitted Equity Interests of the Parent Company;

         (b) the declaration and payment by the Borrower of dividends or other distributions on its Equity Interests in the form of Permitted Equity Interests of the Borrower;

         (c) Restricted Payments in the form of cash dividends declared or paid by the Borrower on its Equity Interests:

                  (i) for the purpose of paying, so long as all of the proceeds thereof are promptly used by the Parent Company to pay, its operating expenses incurred in the ordinary course of its business and other corporate overhead costs and expenses (including, without limitation, legal and accounting expenses and other similar expenses) in a maximum principal amount of $250,000 per Fiscal Year;

                  (ii) for the purpose of paying, so long as all of the proceeds thereof are promptly used by the Parent Company to pay, franchise taxes and federal, state and local income taxes and interest, and penalties with respect thereto, payable by the Parent Company; PROVIDED that all tax refunds shall be promptly returned by the Parent Company to the Borrower; and

                  (iii) for the purpose of making, so long as all of the proceeds thereof are promptly used by the Parent Company to make, regularly scheduled interest payments in cash on the Exchange Notes; PROVIDED, HOWEVER, that (A) the making of such regularly scheduled cash interest payments on the Exchange Notes shall at the time be permitted by the terms of subordination applicable to the Guaranty Obligations of Subsidiary Guarantors with respect to such notes, and (B) no such cash interest payments on the Exchange Notes shall be made prior to January 31, 2005;

PROVIDED, HOWEVER, that at the time of the declaration of any such cash dividends the proceeds of which are to be used for any of the purposes identified in CLAUSE (i), (ii) or (iii), no Material Event of Default shall be continuing or shall result therefrom;

         (d) payments by the Parent Company or the Borrower or by any of their Subsidiaries to any then present or former director, manager, officer or employee of the Parent Company or the Borrower or of any of their Subsidiaries in connection with the repurchase of Equity Interests of the Parent Company from any such Person made in the ordinary course of business and on terms and conditions that are in all material respects consistent with the Parent Company's usual and customary business practices; PROVIDED, HOWEVER, that the aggregate amount of all of such payments made in any Fiscal Year shall not exceed $2,500,000;

         (e) Restricted Payments by the Parent Company made upon completion of the IPO, out of the Net Issuance Proceeds from the IPO, in the form of (i) the purchase by the Parent Company from Pru Bridge or its Affiliates of certain of the Parent Company's Equity Interests in such amounts or shall be necessary to permit Pru Bridge or its Affiliates to comply with certain NASD regulations applicable to compensation of underwriters, (ii) the redemption by the Parent Company of its Series B Preferred Stock for an aggregate amount in cash which shall not exceed $5,900,000, and (iii) the declaration and payment by the Parent Company of accrued unpaid dividends on its outstanding preferred Capital Stock of any class, which dividend payments shall not exceed an aggregate amount in cash equal to $7,300,000; and

         (f) payments, not otherwise permitted by any of the other CLAUSES of this SECTION 9.7 and not otherwise prohibited by any of the other covenants in this ARTICLE IX or by any of the other provisions contained in this Agreement, by the Borrower or any of its Subsidiaries to any Affiliates of the Borrower, but, in each case, only to the extent expressly permitted by SECTION 9.10.

         9.8. LIMITATIONS ON NEGATIVE PLEDGE CLAUSES. Enter into or cause or permit to exist or become effective any Instrument which prohibits or limits the ability of the Parent Company or the Borrower or of any of their Subsidiaries to create, incur, assume or permit to exist any Liens in favor of the Administrative Agent or the Collateral Agent in connection with this Agreement or the Collateral Documents upon any of its Property or revenues, whether now owned or from time to time hereafter created, arising or acquired, EXCEPT for
(a) this Agreement and the other Loan Documents, and (b) any agreements governing any Purchase Money Liens (as defined in SECTION 9.3(c) or Capital Lease Obligations otherwise permitted hereby (in which case, any such prohibition or limitation shall only be permitted hereunder to the extent it affects the Property financed thereby).

         9.9. LIMITATION ON RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS. Enter into or cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the Parent Company or of the Borrower to (a) make any dividends or other distributions in respect of any Equity Interests of such Subsidiary held by, or pay any Indebtedness owed to, the Parent Company, the Borrower or any of their Subsidiaries, (b) make Investments in the Parent Company, the Borrower or any of their Subsidiaries, or
(c) transfer any of its Property to the Parent Company, the Borrower or any of their Subsidiaries, EXCEPT for such encumbrances or restrictions existing under or by reason of: (i) any restrictions under the Loan Documents; (ii) any restrictions with respect to any Subsidiary of the Borrower imposed pursuant to an agreement which has been entered into in connection with the Sale of all or substantially all of the Equity Interests or Property of such Subsidiary; (iii) any restrictions with respect to any Subsidiary of the Borrower imposed pursuant to an agreement which has been entered into in connection with a joint venture involving such Subsidiary, PROVIDED that any such restrictions, together with all other similar restrictions applicable to Subsidiaries of the Borrower, shall not have, and could not reasonably be expected to have, a Materially Adverse Effect; and (iv) any restrictions on the ability of the Borrower or any of its Subsidiaries to transfer any such Property imposed by the provisions of the documentation pursuant to which there shall have been created a Lien on such Property expressly permitted by SECTION 9.3.

         9.10. TRANSACTIONS WITH AFFILIATES. Enter into, engage in or perform any Affiliate Transaction or any transaction or series of related transactions (whether or not in the ordinary course of business) with any Affiliate (other than the Borrower and its Subsidiaries) of the Parent Company, make any offer or commitment to do so, or enter into any agreement to do so; EXCEPT:

         (a) Restricted Payments by the Parent Company or by the Borrower, if and only to the extent expressly permitted by SECTION 9.7;

         (b) loans or advances to any director, manager, officer or employee of the Parent Company or the Borrower or of any of their Subsidiaries made in the ordinary course of business and on terms and conditions that are in all material respects consistent with the Parent Company's or the Borrower's usual and customary business practices; PROVIDED, HOWEVER, that the aggregate principal amount of all of such loans or advances from time to time outstanding shall not exceed $500,000 at any time;

         (c) customary fees, indemnification and reimbursement of expenses paid by the Parent Company to its directors, and executive compensation paid by the Parent Company to its executive officers and other senior management;

         (d) Investments by the Parent Company if and to the extent permitted by
SECTION 9.2 or by SECTION 9.6, and Permitted Investments of the kind described in PARAGRAPH (f) of the definition of the term "PERMITTED INVESTMENTS";

         (e) each of the Affiliate Transactions described in SECTION 5.1.16 of the DISCLOSURE SCHEDULE or in SECTION 6.11 of the DISCLOSURE SCHEDULE;

         (f) any other Affiliate Transaction not otherwise permitted by any of the other provisions of this SECTION 9.10; PROVIDED, HOWEVER, that (i) such Affiliate Transaction is not otherwise expressly prohibited by the terms of this Agreement or any of the other Loan Documents; (ii) such Affiliate Transaction is made or undertaken in the ordinary course of business by the Borrower or by any of its Subsidiaries and on terms and conditions that are in all material respects consistent with the Borrower's usual and customary business practices;
(iii) the terms of such Affiliate Transaction, taken as a whole, are no less favorable to the Borrower or to any of its Subsidiaries than would be the case if such Affiliate Transaction had been entered into on an arm's length basis with a Person that is not an Affiliate of the Borrower; and (iv) both immediately before and immediately after giving effect thereto, no Defaults shall then be continuing or shall result therefrom; and

         (g) any other transaction between the Parent Company, on the one hand, and one or more of its Affiliates (other than the Borrower and its Subsidiaries), on the other hand, not otherwise permitted by any of the other provisions of this SECTION 9.10; PROVIDED, HOWEVER, that (i) such transaction is not otherwise prohibited by the terms of this Agreement or any of the other Loan Documents; (ii) such transaction is made or undertaken in the ordinary course of business by the Parent Company and on terms and conditions that are in all material respects consistent with the Parent Company's usual and customary business practices; (iii) the terms of such transaction, taken as a whole, are no less favorable to the Parent Company than would be the case if such transaction had been entered into on an arm's length basis by the Parent Company with a Person that is not an Affiliate of the Parent Company; and (iv) at the time of the completion of such transaction, and after giving effect thereto, no Default shall occur or be continuing.

         9.11. SALE OF CAPITAL STOCK, ETC. Issue, sell, transfer or otherwise dispose of any shares of any Capital Stock or other Equity Interests of the Parent Company or the Borrower or of any of their Subsidiaries; EXCEPT:

         (a) the pledge from time to time, in accordance with the terms of this Agreement and the Collateral Documents, of Capital Stock and other Equity Interests now owned or from time to time hereafter acquired by the Parent Company or the Borrower or by any of their Subsidiaries;

         (b) the issuance and Sale by the Parent Company or by any of its Subsidiaries of Permitted Equity Interests of the Parent Company as consideration in, or in connection with the formation of any acquisition vehicle to be used in, any Acquisition permitted by SECTION 9.6;

         (c) the issuance and Sale by any Subsidiary of the Borrower of any of its Permitted Equity Interests in connection with the implementation of any Asset Sale then permitted pursuant to SECTION 9.5(e);

         (d) the issuance and Sale by the Parent Company of its Permitted Equity Interests; PROVIDED, HOWEVER, that (i) no breach of SECTION 9.12 shall occur as a result of such Sale, and (ii) no Event of Default under SECTION 10.1.10 shall result therefrom; and

         (e) the issuance by the Parent Company of Permitted Equity Interests pursuant to the exercise of options, warrants, and other convertible securities.

         9.12. CHANGE OF CONTROL. Enter into or undertake any transaction, arrangement or agreement (whether a consolidation, merger, issue or Sale of Capital Stock or other Securities, reorganization, voting agreement or otherwise) that will result or could reasonably be expected to result in an Event of Default under SECTION 10.1.10.

         9.13.  LIMITATIONS ON OPTIONAL PAYMENTS; ETC.

         (a) Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of, or otherwise voluntarily or optionally defease any Permitted Subordinated Debt, Permitted Acquisition Debt or any other Indebtedness governed or otherwise evidenced by any Ancillary Documents, or segregate funds for any such payment, prepayment, repurchase, redemption or defeasance, (b) amend, modify or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms governing the payment, prepayment, repurchase or redemption of any Permitted Subordinated Debt, Permitted Acquisition Debt or any other Indebtedness governed or otherwise evidenced by any Ancillary Documents (other than any such amendment, modification, waiver or other change which (i) would extend the maturity or reduce the amount of any payment of principal thereof, reduce the rate or extend the date for payment of interest thereon or relax any covenant or other restriction applicable to the Parent Company or any of its Subsidiaries, and
(ii) does not involve the payment of a consent fee), or (c) designate any Indebtedness (other than the Obligations) as "senior indebtedness" or "senior debt" for the purposes of any Instrument or Instruments governing or otherwise evidencing any Permitted Subordinated Debt.

         9.14. MODIFICATION OF OTHER ANCILLARY DOCUMENTS, ETC. Consent to or enter into or permit any material amendment, supplement or other modification of any of the Governing Documents of the Parent Company or of any of its Subsidiaries or any of the other Ancillary Documents, if such amendment, supplement or modification (a) shall have, or (as the case may be) could reasonably be expected to have, any Materially Adverse Effect, or (b) shall include any term, covenant or other provision, or shall otherwise effect any change, that conflicts with or otherwise contravenes any of the terms, covenants or other provisions of this Agreement or any of the other Loan Documents. The covenant of each of the Principal Companies in SECTION 9.13 is separate from and in addition to the covenant in this SECTION 9.14.

         9.15. MAINTENANCE OF SEPARATENESS. Fail at any time to satisfy customary corporate formalities, including the holding of regular board of directors' and shareholders' meetings and the maintenance of corporate records, or take any action or conduct its affairs in any manner which is likely to result in the corporate existence of the Parent Company being ignored, or in the assets and liabilities of the Borrower or of any of its Subsidiaries being substantively consolidated with those of the Parent Company in any Insolvency Proceeding.

         9.16. USE OF CREDITS; COMPLIANCE WITH MARGIN REGULATIONS. Use all or any portion of the proceeds of any of the Loans, other Credit Extensions or Letters of Credit, directly or indirectly, to purchase or carry Margin Stock other than in compliance with Regulations T, U and

X of the Federal Reserve Board. At no time shall the value of the Margin Stock owned by the Parent Company, the Borrower and their Subsidiaries (as determined in accordance with Regulation U of the Federal Reserve Board) exceed 25% of the aggregate value (as determined in accordance with Section 221.2(g)(2) of Regulation U of the Federal Reserve Board) of all of the Property of the Parent Company, the Borrower and their Subsidiaries.

         9.17. ENVIRONMENTAL LIABILITIES. Violate any Environmental Law, dispose of any Hazardous Material into or onto, or (except in accordance with Applicable
Law) from, any real Property owned, operated or otherwise used by the Parent Company, the Borrower or any of their Subsidiaries, or allow any Lien imposed pursuant to any Environmental. Law to be imposed or to remain on such real Property, in each case, if any Materially Adverse Effect shall, or could reasonably be expected to, result therefrom.

                                   ARTICLE X.

                                EVENTS OF DEFAULT
                                -----------------

         10.1. EVENTS OF DEFAULT. The term "EVENT OF DEFAULT" shall mean any of the following events set forth in this SECTION 10.1 occurring or existing at any time on or after the Effective Date:

         10.1.1. NON-PAYMENT OF OBLIGATIONS. The Parent Company, the Borrower or any of their Subsidiaries shall default:

         (a) in the payment or prepayment when due under this Agreement or the Notes of any principal of any of the Loans, Letter of Credit Obligations or other Obligations, and any such default shall continue unremedied for a period of more than one (1) Business Day;

         (b) in the payment or prepayment when due under this Agreement, the Notes or any of the other Loan Documents of (i) any interest on any of the Loans, Letter of Credit Obligations or other Obligations, or (ii) any Fees payable under SECTION 2.9 or SECTION 3.8, and any such default under SUBCLAUSE
(i) or (ii) of this CLAUSE (b) shall continue unremedied for a period of more than three (3) Business Days; or

         (c) in the payment when due under this Agreement or any of the other Loan Documents of any other sum (other than any sum referred to in CLAUSE (a) or (b)), and any such default shall continue unremedied for a period of more than five (5) Business Days.

         10.1.2. NON-PERFORMANCE OF CERTAIN OBLIGATIONS. The Parent Company or the Borrower shall default in the due performance or observance of any of its Obligations under any of the following SECTIONS: SECTION 8.3(a), SECTION 8.12,
SECTION 8.13 or ARTICLE IX (including SECTIONS 9.1 through 9.17, inclusive).

         10.1.3. NON-PERFORMANCE OF OTHER OBLIGATIONS. The Parent Company, the Borrower or any of their Subsidiaries shall default in the due performance or observance of any of its Obligations under any of the Loan Documents (other than any of the Obligations specified in SECTION 10.1.1 or 10.1.2), and any such default shall continue unremedied for more than thirty (30) days after written notice thereof shall have been given to the Parent Company or the Borrower by the Administrative Agent or by any Lender.

         10.1.4. BREACH OF REPRESENTATION OR WARRANTY. Any representation or warranty by the Parent Company or the Borrower or by any of their Subsidiaries at any time made or deemed to be made in any Loan Document, or which is contained in any certificate, document or financial or other statement furnished by or on behalf of the Parent Company, the Borrower or any of their Subsidiaries at any time pursuant to any of the Loan Documents or in connection with any of the Credit Extensions, shall prove to have been untrue or incorrect in any material respect on or as of the date made or deemed made.

         10.1.5. CROSS-DEFAULT. The Parent Company, the Borrower or any of their Subsidiaries (a) shall fail to make any payment when due under or with respect to any Indebtedness having an aggregate outstanding principal amount of $2,000,000 or more (whether such payment is due by reason of scheduled maturity, required prepayment, acceleration, demand, or otherwise), and any such failure shall continue after the applicable grace or notice period, if any, specified in the Instrument relating thereto on the date of such failure; or (b) shall fail to perform or observe any other condition or covenant, or any other event shall occur or condition shall exist, under any Instrument relating to any Indebtedness having an aggregate outstanding principal amount of $2,000,000 or more, and (i) such failure shall continue after the applicable grace or notice period, if any, specified in the Instrument relating thereto on the date of such failure, and (ii) the effect of such failure, event or condition shall be to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, such Indebtedness to be declared to be due and payable prior to its stated maturity.

         10.1.6. INSOLVENCY; VOLUNTARY PROCEEDINGS. The Parent Company or Borrower or any of their Subsidiaries: (a) shall commence any Insolvency Proceeding with respect to itself or any of its Subsidiaries; or (b) shall take any action to effectuate or authorize any of the foregoing.

         10.1.7. INVOLUNTARY PROCEEDINGS. (a) Any involuntary Insolvency Proceeding shall be commenced or filed against the Parent Company, the Borrower or any of their Subsidiaries, or any writ, judgment, warrant of attachment, execution or other similar process shall be issued or levied against any substantial part of the Properties of the Parent Company, the Borrower or any of their Subsidiaries, and any such Insolvency Proceeding shall not be dismissed, or any such writ, judgment, warrant of attachment, execution or other similar process shall not be released, vacated or fully bonded, within sixty (60) days after commencement, filing, issuance or levy; (b) the Parent Company, the Borrower or any of their Subsidiaries shall admit the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or any similar order under non-U.S. law) shall be ordered in any Insolvency Proceeding; or (c) the Parent Company, the Borrower or any of their Subsidiaries shall acquiesce in the appointment of any receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor) or any other similar Person for itself or for any substantial portion of its Property or business.

         10.1.8. ERISA. (a) Any ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which shall result or could reasonably be expected to result in liability of the Parent Company, the Borrower, any of their Subsidiaries or any ERISA Affiliate under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $5,000,000; (b) the commencement or increase of contributions to, or the adoption of or the amendment of, a Pension Plan by the Parent Company, the Borrower, any of their Subsidiaries or any ERISA Affiliate which shall result or could reasonably be expected to result in an increase in Unfunded Pension Liability among all Pension Plans with Unfunded Pension

Liabilities in an aggregate amount in excess of $10,000,000; (c) any of the representations and warranties contained in SECTION 6.19 shall cease to be true and correct in any material respect, and such breach shall result or could reasonably be expected to result in a Materially Adverse Effect; or (d) the Parent Company, the Borrower, any of their Subsidiaries or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan, and such failure shall result or could reasonably be expected to result in a Materially Adverse Effect.

         10.1.9. JUDGMENTS. One or more judgments, orders or decrees shall be entered against the Parent Company, the Borrower or any of their Subsidiaries involving in the aggregate liabilities as to any single or related series of transactions, incidents or conditions of $2,000,000 or more, and the same shall remain unsatisfied, unvacated or unstayed pending appeal for a period of more than sixty (60) days after the entry thereof.

         10.1.10. CHANGE OF CONTROL. Any Change of Control shall occur.

         10.1.11. SUBSIDIARY GUARANTY. Except as otherwise provided or permitted by or pursuant to the terms of this Agreement or the Subsidiary Guaranty, the Subsidiary Guaranty or any material provision thereof shall for any reason cease to be in full force and effect or valid and binding on and enforceable against any Subsidiary Guarantor, or any Subsidiary Guarantor shall so state in writing to the Administrative Agent or any Lender, or any Subsidiary Guarantor shall bring an action to limit its Obligations or liabilities thereunder.

         10.1.12. SECURITY DOCUMENTS. Otherwise (in any case) than in accordance with the terms of this Agreement or any of the other Loan Documents, any Collateral Documents or any material provisions of any of the Collateral Documents shall cease to be in full force and effect or shall cease to create valid security interests in and Liens upon the Collateral (other than in an insubstantial or immaterial portion of the Collateral) purported to be covered thereby, or such security interests and Liens shall cease to be a valid and perfected security interests and Liens (subject only to Permitted Liens) as required from time to time by the Collateral Documents; provided that if the Credit Parties have complied with all of their agreements and obligations under the Collateral Documents, including with respect to perfection of security interests, and the cessation of the validity or perfection of a security interest is due to the action or inaction of the Administrative Agent and/or any other Lender, such cessation of the validity or perfection of a security interest shall not be an Event of Default.

         10.1.13. MAIN STATION LICENSES. (a) Any Main Station License necessary for the ownership or essential for the operation of any of the Radio Stations by the Parent Company, the Borrower or any of their Subsidiaries shall expire, and, on or prior to such expiration, the same shall not have been or be in the process of being renewed or replaced by another Main Station License authorizing substantially the same operation of such Radio Station by the Parent Company, the Borrower or any of their Subsidiaries; or

         (b) (i) any Main Station License necessary for the ownership or essential for the operation of any of the Radio Stations by the Parent Company, the Borrower or any of their Subsidiaries (A) shall be cancelled, revoked, terminated, rescinded, annulled, suspended or modified in any materially adverse respect, or (B) shall no longer be in full force and effect and shall not be in the process of renewal or replacement, or (ii) the grant or the effectiveness of any such Main Station License shall have been stayed, vacated, reversed or set aside, and, in each case, such action shall no longer be subject to further administrative or judicial review; or

         (c) in any renewal or revocation proceeding involving any Main Station License necessary for the ownership or essential for the operation of any of the Radio Stations, any administrative law judge of the FCC (or any successor to the functions of an administrative law judge of the FCC) shall have issued an initial decision to the effect that the Parent Company, the Borrower or any of their Subsidiaries lacks the qualifications to hold any Main Station License, and such initial decision shall not have been timely appealed or shall otherwise have become an order that is final and no longer subject to further administrative or judicial review, or such administrative law judge shall issue a favorable determination on such matters, which determination shall subsequently be reversed on appeal;

PROVIDED, HOWEVER, that none of the foregoing events described in this SECTION
10.1.13 shall constitute an Event of Default if, assuming final non-appealable loss by the Parent Company, the Borrower or any of their Subsidiaries of any such Main Station License at the conclusion of all legal proceedings incident thereto, such loss would, individually or in the aggregate with all such other losses after Closing Date, not result in the loss of Main Station Licenses for Radio Stations which generate in the aggregate in excess of 5% of the Consolidated Broadcast Cash Flow of the Parent Company and its Subsidiaries, PROVIDED that such percentage shall be calculated for the Measurement Period ended immediately prior to the date on which any such loss of an Main Station License occurs and each such quarterly calculation shall be aggregated with all such other percentage calculations with respect to each of the other Main Station Licenses lost from and after the Closing Date.

         10.2. REMEDIES. If any Event of Default shall at any time occur and shall be continuing, the Administrative Agent shall at the request of, or may with the consent of, the Required Lenders:

         (a) declare the Commitment of each Lender and the Letter of Credit Commitment of the Issuing Lender to be terminated in full, whereupon all of such Commitments and such Letter of Credit Commitment shall forthwith be terminated in full;

         (b) declare the unpaid principal amount of all of the outstanding Loans, Letter of Credit Obligations and other Obligations, all interest accrued and unpaid thereon, and all of the other Obligations owing or payable under any of the Loan Documents to be immediately due and payable in full, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly and irrevocably waived by each of the Parent Company and the Borrower;

         (c) demand that the Borrower immediately Cash Collateralize all of the Letter of Credit Obligations to the extent of outstanding and wholly or partially undrawn Letters of Credit, whereupon the Borrower shall so Cash Collateralize all of such Letters of Credit to that extent;

         (d) exercise on behalf of itself, the other Agents, the Issuing Lender and the Lenders all or any of the rights and remedies available to it, the other Agents, the Issuing Lender and the Lenders under the Loan Documents or Applicable Law or with respect to all or any part of the Collateral;

         (e) apply cash collateral to the payment of outstanding Obligations, all as provided by SECTION 3.7; and/or

         (f) take any action to enforce all or any of the rights and remedies of the Collateral Agent under the Collateral Documents and other Loan Documents and with respect to all or any part of the Collateral;

PROVIDED, HOWEVER, that, upon the occurrence of any Event of Default specified above in SECTION 10.1.6 or in SECTION 10.1.7, the obligation of each Lender to make Loans and the obligation of the Issuing Lender to issue Letters of Credit shall in any event automatically terminate, and the unpaid principal amount of all of the outstanding Loans, Letter of Credit Obligations and other Obligations and all interest and other amounts as aforesaid shall automatically become and be immediately due and payable in full without any further act or notice by the Administrative Agent, the Issuing Lender or any Lender, all of which are hereby expressly and irrevocably waived by each of the Parent Company and the Borrower.

                                   ARTICLE XI.

                    THE ADMINISTRATIVE AGENT AND OTHER AGENTS
                    -----------------------------------------

         11.1. APPOINTMENT AND AUTHORIZATION.

         (a) Each of the Lenders and the Issuing Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document, and to exercise such powers and perform such duties, as are expressly delegated to it by the terms of this Agreement or any other Loan Document, and to exercise such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein or therein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or the Issuing Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

         (b) The Issuing Lender shall have all of the benefits and immunities
(i) provided to the Administrative Agent in this ARTICLE XI with respect to any acts taken or omissions suffered by the Issuing Lender in connection with Letters of Credit issued by it or proposed to be issued by it and the Letter of Credit Applications pertaining to such Letters of Credit, in each case, as fully as if the term "ADMINISTRATIVE AGENT" as used in this ARTICLE XI, included the Issuing Lender with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to the Issuing Lender.

         11.2. DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document or any of the Collateral by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

         11.3. LIABILITY OF ADMINISTRATIVE AGENT. None of the Administrative Agent, its Affiliates or any of their officers, directors, employees, agents or attorneys-in-fact (collectively, "ADMINISTRATIVE AGENT-RELATED PERSONS") shall
(a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement, any of the other Loan Documents or the Collateral (except for their own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Lenders or the Issuing Lender for any recital, statement, representation or warranty made by the Parent Company, the Borrower or any Subsidiary or Affiliate thereof, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or any of the Collateral, or for the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any of the Collateral, or for any failure of the Parent Company, the Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Administrative Agent-Related Person shall be under any obligation to any Lender, the Issuing Lender or any of the other Agents to ascertain or to inquire as to the observance or performance of any of the Obligations or any of the other agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect any of the Collateral or any of the Properties, books or records of the Parent Company, the Borrower or any of their Subsidiaries or Affiliates.

         11.4. RELIANCE BY ADMINISTRATIVE AGENT.

         (a) Each of the Lenders, the Issuing Lender and the other Agents agree that the Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Principal Companies), independent accountants and other experts selected by the Administrative Agent. Each of the Lenders, the Issuing Lender and the other Agents agree that the Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document or with respect to any Collateral unless it shall first receive all such advice or concurrence of the Required Lenders or, as required by SECTION 12.1, all of the Lenders as the Administrative Agent deems appropriate and, if it so requests, the Administrative Agent shall first be indemnified to its satisfaction by each of the Lenders and the Issuing Lender against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document or with respect to any Collateral in accordance with a request or consent of the Required Lenders or, as required by SECTION 12.1, all of the Lenders, and such request or consent and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders, the Issuing Lender and the other Agents.

         (b) For purposes of determining compliance with the conditions specified in SECTION 5.1 as it relates to the initial Borrowing and issuances of Letters of Credit on the Closing Date, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter either sent by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required by the terms hereof to be consented to or approved by or to be acceptable or satisfactory to such Lender, unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received written notice from such Lender prior to the initial Borrowing and issuances of Letters of Credit on the Closing Date specifying in reasonable detail its objection thereto and either such objection shall not have been withdrawn by written notice to the Administrative Agent to that effect or such Lender shall not have made available to the Administrative Agent such Lender's ratable portion of such Borrowing.

         11.5. NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to Defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders or the Issuing Lender, unless the Administrative Agent shall have received written notice from a Lender, the Parent Company or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a written notice, the Administrative Agent shall give notice thereof to the Lenders and the Issuing Lender. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be requested by the Required Lenders in accordance with ARTICLE X; PROVIDED, HOWEVER, that, unless and until the Administrative Agent shall have received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as the Administrative Agent shall deem advisable or in the best interests of the Lenders and the Issuing Lender.

         11.6. CREDIT DECISIONS. Each of the Lenders, the Issuing Lender and the other Agents expressly acknowledges that none of the Administrative Agent-Related Persons has made any representation or warranty to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Parent Company or the Borrower or of any of their Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any of the Lenders, the Issuing Lender or the other Agents. Each of the Lenders, the Issuing Lender and the other Agents represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the Collateral and the business, prospects, operations, Property, financial and other condition and creditworthiness of the Parent Company, the Borrower and their Subsidiaries, and all Applicable Laws relating to the transactions contemplated thereby, and made its own decision to enter into this Agreement and extend credit to the Borrower hereunder. Each of the Lenders, the Issuing Lender and the other Agents also represents that it will, independently and without reliance upon the Administrative Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents or with respect to any of the Collateral, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, Property, financial and other condition and creditworthiness of the Parent Company, the Borrower and their Subsidiaries and the Collateral. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders, the Issuing Lender or the other Agents by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any of the Lenders, the Issuing Lender or the other Agents with any credit or other information concerning the Collateral or the business, prospects, operations, Property, financial or other condition or creditworthiness of the Parent Company, the Borrower or of any of their Subsidiaries which may come into the possession of any of the Administrative Agent-Related Persons.

         11.7. INDEMNIFICATION. Whether or not any of the transactions contemplated hereby shall be consummated, each of the Lenders shall indemnify, upon demand, each of the Administrative Agent-Related Persons (to the extent not reimbursed by or on behalf of the Parent Company or the Borrower, and without limiting the Obligations of Parent Company or the Borrower to do so), ratably from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever which may at any time (including at any time following the expiration of the Letters of Credit and the repayment of the Loans and the resignation of the Administrative Agent) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement, any other Loan Document, any document contemplated by or referred to herein or therein, the Collateral, or the transactions contemplated hereby or thereby or any action taken or omitted by any such Person under or in connection with any of the foregoing; PROVIDED, HOWEVER, that none of the Lenders shall be liable for the payment to any of the Administrative Agent-Related Persons of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent arising from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each of the Lenders shall reimburse the Administrative Agent upon demand for such Lender's ratable share of any fees, costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, any document contemplated by or referred to herein or any of the Collateral, in each case, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Parent Company or the Borrower. Without limiting the generality of the foregoing, if the U.S. Internal Revenue Service or any other Governmental Authority of the United States or any other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent fully for all amounts paid as a result thereof, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this SECTION 11.7, together with all related fees, costs and expenses (including Attorney Costs). The obligations of each of the Lenders in this SECTION 11.7 shall survive the payment of all of the Obligations hereunder.

         11.8. ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. Fleet Bank and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory or other business with, the Parent Company, the Borrower and their Subsidiaries and Affiliates as though Fleet Bank were not the Administrative Agent, the Collateral Agent or the Issuing Lender hereunder and without notice to or consent of the Lenders or other Agents. With respect to its Loans and its participations in Letters of Credit, Fleet Bank shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not the Administrative Agent, the Collateral Agent or the Issuing Lender; and the terms "LENDER" and "LENDERS" shall include Fleet Bank, acting in its individual capacity as a Lender hereunder.

         11.9. SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign as Administrative Agent upon not less than thirty (30) days' prior written notice to the Lenders and the Borrower, such notice to specify the effective date of resignation. If the Administrative Agent shall resign as Administrative Agent under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders and the Issuing Lender, which successor agent shall be subject to the approval of the Borrower if no Event of Default is continuing, such approval not to be unreasonably withheld or delayed. If no successor agent is appointed prior to the effective date of resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders, and subject to the approval of the Borrower if no Event of Default is continuing, such approval not to be unreasonably withheld or delayed, a successor agent from among the Lenders or any Lender Affiliate. Any successor Administrative Agent appointed under this
SECTION 11.9 shall be a commercial bank organized under the laws of the United States or any State thereof, and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent; and the term "ADMINISTRATIVE AGENT" shall mean such successor agent, and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this ARTICLE XI and SECTIONS 12.4 and
12.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor agent has accepted appointment as Administrative Agent by the effective date of resignation specified in the retiring Administrative Agent's written notice of resignation, the retiring Administrative Agent's resignation shall nevertheless become effective upon the effective date of resignation so specified, and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

         11.10. COLLATERAL DOCUMENTS AND SUBSIDIARY GUARANTY.

         (a) Each of the Lenders, the Issuing Lender and the other Agents hereby further authorizes the Administrative Agent, on behalf of and for the benefit of Lenders, the Issuing Lender and the other Agents, to be the agent for and representative of Lenders, the Issuing Lender and the other Agents with respect to the Subsidiary Guaranty, the Collateral and the Collateral Documents.

         (b) Anything herein express or implied to the contrary notwithstanding, without any notice to or consent, approval or authorization from any of the Lenders, the Issuing Lender or the Agents, the Administrative Agent may at any time or from time to time execute any Instruments necessary to (i) release any Liens encumbering any item of Collateral, or (as the case may be) release from the Subsidiary Guaranty any Subsidiary Guarantor, that is (in each such case) the subject of a Sale or (as the case may be) Disposition permitted by any of the Loan Documents or to which Required Lenders (or such other Lenders as may be required to give such consent under SECTION 12.1) have otherwise consented, or
(ii) release any Subsidiary Guarantor from the Subsidiary Guaranty if and to the extent that such release is otherwise permitted by the terms of the Loan Documents.

         (c) Anything contained in any of the Loan Documents to the contrary notwithstanding, the Administrative Agent, each of the Lenders, the Issuing Lender and the other Agents hereby agree that (i) none of the Lenders or the Issuing Lender shall have any rights individually to realize upon any of the Collateral or to enforce the Subsidiary Guaranty, it being understood and agreed that all of the powers, rights and remedies with respect to the Collateral and the Subsidiary Guaranty may be exercised solely by the Administrative Agent for the benefit of the Lenders, the Issuing Lender and the Agents in accordance with the terms hereof and thereof, and (ii) in the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private Sale, the Administrative Agent or any Lender may be the purchaser of any or all of such Collateral at any such Sale, and the Administrative Agent, as agent for and representative of the Lenders (but not any Lender or Lenders in its or their respective individual capacities, unless the Required Lenders shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such Sale, to use and apply any of the Obligations as a credit on account of the purchase price payable by the Administrative Agent for any Collateral at such Sale.

         11.11. OTHER AGENTS. None of the Syndication Agent, in such capacity, the Documentation Agent, in such capacity, or the Lead Arranger, in such capacity, shall have any duties or responsibilities, or shall incur any obligations or liabilities, under this Agreement or any of the other Loan Documents. Each Lender acknowledges that it has not relied, and will not rely, on either the Syndication Agent, Documentation Agent or the Lead Arranger in deciding to enter into this Agreement or in making any Credit Extensions hereunder.

                                  ARTICLE XII.

                                  MISCELLANEOUS
                                  -------------

         12.1. AMENDMENTS AND WAIVERS.

         (a) Except as otherwise provided by PARAGRAPHS (b), (c) and (d) of this
SECTION 12.1, no amendment, termination or waiver of any provision of this Agreement or of any of the other Loan Documents, and no consent with respect to any departure by the Parent Company or the Borrower or by any other Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such amendment, termination, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         (b) Without the prior written consent of all of the Lenders, no such amendment, termination, waiver or consent shall be effective to:

                  (i) increase or extend the Aggregate Commitment, the Aggregate Revolving Commitment or the Aggregate Incremental Commitment; extend or postpone any of the Commitment Reduction Dates; reduce any of the Commitment Reduction Amounts by which the Aggregate Revolving Commitment shall be subject to automatic reduction on any Commitment Reduction Dates pursuant to SECTION 2.5(b); extend or postpone the Revolving Commitment Termination Date;

                  (ii) extend or postpone the Maturity Date, or extend, postpone or delay any Principal Payment Date; reduce the amount of principal of Incremental Loans required to be repaid on any such date; or extend or postpone any date for any payment of interest or Fees due to any of the Lenders under any of the Loan Documents;

                  (iii) extend the stated expiration date of any Letter of Credit beyond the Maturity Date;

                  (iv) reduce the principal of, or the rate of interest specified herein on, any Loan, Letter of Credit Borrowing or any other Obligation, reduce any Fees or other amounts payable hereunder or under any of the other Loan Documents, or reduce the Applicable Margin or the Applicable Commitment Fee Percentage provided for herein;

                  (v) reduce the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which shall be required for the Lenders or any of them to take any action under this Agreement or any of the other Loan Documents;

                  (vi) amend, terminate or waive this SECTION 12.1, change the percentage set forth in, or otherwise amend, the definition of the term "REQUIRED LENDERS", or amend, terminate or waive any provision of this Agreement expressly requiring the consent of all of the Lenders in order to take or to refrain from taking any action; or

                  (vii) release the guaranty or other Obligations of the Parent Company under the Parent Company Guaranty, release the guaranty or other Obligations of any Subsidiary Guarantor under the Subsidiary Guaranty, or release all or substantially all of the Collateral; EXCEPT, in each of such cases, (A) as necessary to release Liens encumbering Collateral, or (as the case may be) to release from the Subsidiary Guaranty any Subsidiary Guarantor, that is the subject of any Sale, Disposition or other transaction permitted by the Loan Documents or to which the Required Lenders have otherwise consented, or
         (B) otherwise in accordance with the express provisions of the Collateral Documents or the other Loan Documents; or

                  (viii) consent to the assignment or other transfer or delegation by the Parent Company or the Borrower of any of its rights or obligations under any of the Loan Documents.

         (c) Without the prior written consent of each Lender that will be directly affected thereby, no such amendment, termination, waiver or consent shall in any event be effective to increase or extend the Commitment of any Lender (or reinstate any Commitment of any Lender previously terminated pursuant to SECTION 10.2 or any other provision of this Agreement).

         (d) No such amendment, termination or waiver of any provision of any of the Loan Documents, or consent to any departure by any Credit Party therefrom, shall in any event be effective to:

                  (i) amend, terminate or waive any provision of ARTICLE XI as the same applies to any Agent, or any other provision of any of the Loan Documents as the same applies to the rights or obligations of any Agent, in each case, without the consent of such Agent;

                  (ii) affect the rights or duties of the Issuing Lender under this Agreement or any of the Letter of Credit Related Documents, in each case, without the consent of the Issuing Lender;

                  (iii) affect the rights or duties of the Administrative Agent under this Agreement or any of the other Loan Documents, in each case, without the consent of the Administrative Agent;

                  (iv) affect the rights or duties of the Collateral Agent under any of the Collateral Documents or any of the other Loan Documents, in each case, without the consent of the Administrative Agent; or

                  (v) amend, terminate or waive any obligations of the Lenders relating to the purchase of participations in Letters of Credit as provided in ARTICLE III, without the consent of each of the Administrative Agent and the Issuing Lender.

                  (e) The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, waivers or consents for and on behalf of such Lender. Any waiver or consent under this Agreement or any of the other Loan Documents shall in any event be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, termination, waiver or consent effected in accordance with this
SECTION 12.1 shall be binding upon each Lender at the time a party to this Agreement, each future Lender and, if signed by a Credit Party, on such Credit Party.

         12.2. NOTICES.

         (a) All notices, requests and other communications provided for hereunder shall be in writing (including, unless the context expressly otherwise provides, facsimile transmission) and mailed, transmitted by facsimile or delivered: (i) if to the Parent Company or the Borrower, to the address or facsimile number specified for notices on the applicable signature page hereof;
(ii) if to the Administrative Agent, the Issuing Lender or any Lender, to the notice address set forth on SCHEDULE I; or (iii) if to the Parent Company or the Borrower or to the Administrative Agent, to such other address as shall be designated by such party in a written notice to each of the other parties, and if to any other party, to such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent.

         (b) All such notices, requests and communications shall be effective when received or (as the case may be) transmitted by facsimile; PROVIDED, HOWEVER, that any matter transmitted by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on the applicable signature page hereof or on SCHEDULE I, and (ii) shall be followed promptly by a hard copy of the original thereof; EXCEPT that notices to the Administrative Agent shall not be effective until actually received by the Administrative Agent, and notices pursuant to ARTICLE III to the Issuing Lender shall not be effective until actually received by the Issuing Lender.

         (c) Each of the Principal Companies acknowledges and agrees that any agreement of the Administrative Agent, the Issuing Lender and the Lenders set forth in ARTICLES II and III herein to receive certain notices by telephone and facsimile is solely for the convenience and at the request of the Borrower. The Administrative Agent, the Issuing Lender and the Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrower to give such notice, and the Administrative Agent, the Issuing Lender and the Lenders shall not have any liability to the Borrower, the Parent Company or any other Person on account of any action taken or not taken by any of the Administrative Agent, the Issuing Lender or the Lenders in reliance upon any such telephonic or facsimile notice. The Obligations of the Borrower to repay the Loans, Letter of Credit Borrowings and other Credit Extensions shall not be affected in any way or to any extent by any failure by any of the Administrative Agent, the Issuing Lender or the Lenders to receive written confirmation of any telephonic or facsimile notice or the receipt by any of the Administrative Agent, the Issuing Lender or the Lenders of a confirmation which is at variance with the terms understood by the Administrative Agent, the Issuing Lender or the Lenders to be contained in the telephonic or facsimile notice.

         12.3. NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Administrative Agent, any of the Lenders, the Issuing Lender or any of the other Agents, any right, remedy, power or privilege under any of the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise by any such Person of any right, remedy, power or privilege under any of the Loan Documents preclude any other or further exercise thereof by such Person or by any of the other such Persons or the exercise of any other right, remedy, power or privilege by any of such Persons. The rights, powers and remedies given to each of the Administrative Agent, the Lenders, the Issuing Lender and the other Agents hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Loan Documents or any of the Interest Rate Protection Agreements.

         12.4. COSTS AND EXPENSES. The Parent Company and the Borrower shall, whether or not any of the transactions contemplated by this Agreement or any of the other Loan Documents shall be consummated:

         (a) pay or reimburse, on demand, all reasonable costs and expenses incurred or sustained by the Administrative Agent from time to time in connection with the development, preparation, delivery or syndication of the Commitments under, or execution and delivery of, or any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any of the other Loan Documents, any of the Collateral or any of the other Instruments or documents prepared in connection herewith or therewith, or the consummation of any of the transactions contemplated hereby or thereby, including the Attorney Costs incurred or sustained by the Administrative Agent in connection therewith or with respect thereto;

         (b) pay or reimburse each of the Lenders, the Issuing Lender and the Agents, on demand, for all reasonable costs and expenses incurred or sustained by them from time to time in connection with the enforcement, attempted enforcement or preservation of any rights or remedies (including in connection with any "workout" or restructuring relating to the Loans or any of the Obligations or Collateral, and including in connection with any Insolvency Proceedings involving the Parent Company, the Borrower or any of their Subsidiaries) under this Agreement, any of the other Loan Documents or any of such other Instruments or documents, or in relation to any of the Collateral, including Attorney Costs and all of the reasonable fees, costs and expenses of any consultants incurred by the Administrative Agent or by any of the Lenders; and

         (c) pay or reimburse the Administrative Agent and the Issuing Lender, on demand, for all reasonable appraisal (including, without duplication, the allocated cost of internal appraisal services), audit, environmental inspection and review (including, without duplication, the allocated costs of such internal services), search and filing fees, costs and expenses, incurred or sustained by the Administrative Agent from time to time in connection with any of the matters referred to under PARAGRAPHS (a) or (b) of this SECTION 12.4.

         12.5. INDEMNITY. Whether or not any of the transactions contemplated by this Agreement or any of the other Loan Documents shall be consummated, the Parent Company and the Borrower shall, on demand, pay, indemnify and hold each of the Lenders, the Issuing Lender, the Agents and each of their respective officers, directors, other Affiliates, employees, counsel, agents and attorneys-in-fact (each, an "INDEMNIFIED PERSON") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including Attorney Costs) of any kind or nature whatsoever with respect to each of (a) any investigation, litigation or proceeding (including any Insolvency Proceedings involving the Parent Company, the Borrower or any of their Subsidiaries) related to this Agreement or any of the other Loan Documents or any of the Collateral, Loans, Letter of Credit Borrowings, other Credit Extensions or the Letters of Credit, or the use of any of the proceeds thereof, whether or not any Indemnified Person is a party thereto, and (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Property owned or at any time operated by the Parent Company or the Borrower or by any of their Subsidiaries, the generation, storage, transportation, handling or disposal of Hazardous Materials at any location by the Parent Company, the Borrower or any of their Subsidiaries, whether or not owned or operated by the Parent Company, the Borrower or any of their Subsidiaries, the noncompliance of any such Property with Environmental Laws (including applicable permits thereunder) applicable to any such Property, or any Environmental Claim asserted against the Parent Company, the Borrower, any of their Subsidiaries or any Property owned or at any time operated by the Parent Company, the Borrower or any of their Subsidiaries (all the foregoing described in CLAUSES (a) and (b) above, collectively, the "INDEMNIFIED LIABILITIES"); PROVIDED, HOWEVER, that neither the Parent Company nor the Borrower shall have any obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnified Person. The obligations in this SECTION 12.5 shall survive payment of all of the other Obligations.

         12.6. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns; EXCEPT that neither the Parent Company nor the Borrower may in any event assign, transfer or delegate any of its rights or obligations under this Agreement or any of the other Loan Documents without (in each case) the prior written consent of the Administrative Agent and all of the Lenders.

         12.7. ASSIGNMENTS, PARTICIPATIONS, ETC.

         (a) Any Lender may at any time and from time to time assign and delegate all or any part of the Loans, the Obligations, the Commitments and the other rights and obligations of such Lender hereunder:

                  (i) to any Person meeting the criteria of CLAUSE (a) of the definition of the term "ELIGIBLE ASSIGNEE" upon the giving of notice to the Borrower and the Administrative Agent; and

                  (ii) to any Person meeting the criteria of clause (b) of the definition of the term "ELIGIBLE ASSIGNEE" upon the prior written consents of each of the Borrower (which consent shall not be required so long as any Event of Default shall be continuing) and the Administrative Agent (neither of which consents shall in any event be unreasonably withheld or delayed); PROVIDED, HOWEVER, that each such assignment pursuant to this CLAUSE (ii) shall be in an aggregate amount of not less than $5,000,000 (or such lesser amount as may be agreed to by the Administrative Agent or as shall constitute the aggregate amount of the Commitments, Loans and other Obligations of the assigning Lender);

PROVIDED, HOWEVER, that the Parent Company, the Borrower, the Issuing Lender and the Administrative Agent may continue to deal solely and directly with such Lender in connection with any interest so assigned to any such Person (each, an "ASSIGNEE") until (A) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrower and the Administrative Agent by such Lender and the Assignee; (B) such Lender and its Assignee shall have delivered to the Borrower and the Administrative Agent an Assignment and Assumption in the form of EXHIBIT M (an "ASSIGNMENT AND ASSUMPTION"); and (C) in the case of any assignment to an Assignee which is not already a Lender or a Lender Affiliate, the assignor Lender or Assignee shall have paid to the Administrative Agent a processing fee in the amount of $3,500.

         (b) From and after the date that the Administrative Agent notifies the assignor Lender that the requirements of PARAGRAPH (a) above are satisfied, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned to it pursuant to such Assignment and Assumption, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Assumption, relinquish its rights and be released from its obligations under the Loan Documents. Anything herein to the contrary notwithstanding, any Lender assigning all of its Loans, Commitments and other rights and obligations hereunder to an Assignee shall continue to have the benefit of all indemnities hereunder following such assignment.

         (c) Immediately upon each Assignee's making its payment under the Assignment and Assumption, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Aggregate Commitment arising therefrom. The Commitment allocated to an Assignee shall reduce the Commitment of the assigning Lender PRO TANTO.

         (d) Any Lender may at any time sell to one or more banks or other Persons that are not Credit Parties or Affiliates of any Credit Parties (a "PARTICIPANT") participating interests in any Loans, Revolving Commitment or Incremental Commitment of such Lender and the other interests of such Lender (the "ORIGINATING LENDER") hereunder and under the other Loan Documents; PROVIDED, HOWEVER, that (i) the Originating Lender's obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Parent Company, the Borrower, the Issuing Lender and the Administrative Agent shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant shall have rights to approve any amendment to, or any termination, waiver or consent with respect to, this Agreement or any other Loan Document; PROVIDED HOWEVER, that such Participant shall have the right to approve any amendment, consent or waiver described in CLAUSES (i), (ii) and (iii) of SECTION 12.1(b). In the case of any such participation, the Participant shall be entitled to the benefit of SECTIONS 4.1, 4.3, 12.4 and 12.5, subject to the same limitations, as though it were also a Lender hereunder, and, if amounts outstanding under this Agreement are due and payable and unpaid, or shall have been declared or shall have become due and payable during the continuation of any Event of Default, each Participant shall, to the extent permitted under Applicable Law, be deemed to have the rights of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

         (e) Notwithstanding any other provision contained in this Agreement or any other Loan Document to the contrary, any Lender may assign and pledge all or any portion of the Loans or other Obligations held by it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Federal Reserve Board and any Operating Circular issued by such Federal Reserve Bank; PROVIDED, HOWEVER, that any payment in respect of such assigned Loans or other Obligations made by the Borrower or any other Credit Party to or for the account of the assigning or pledging Lender in accordance with the terms of this Agreement shall satisfy the Obligations of the Borrower or such other Credit Party hereunder with respect to such assigned Loans to the extent of such payment. No such assignment shall release the assigning Lender from its obligations hereunder.

         12.8. CONFIDENTIALITY. Each Lender shall hold all non-public information obtained pursuant to the requirements hereof which has been identified as confidential by Parent Company or the Borrower in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with prudent banking practices, it being understood and agreed by the Principal Companies that, in any event, a Lender may make disclosures to Affiliates of such Lender or disclosures reasonably required by any BONA FIDE or potential assignee, transferee or participant in connection with the contemplated assignment, transfer or participation by such Lender of any Loans or any participations therein or disclosures required or requested by any Governmental Authority or representative thereof or pursuant to legal process; PROVIDED, HOWEVER, unless specifically prohibited by Applicable Law or court order, each Lender shall notify the Borrower of any request by any Governmental Authority or representative thereof (other than any such request in connection with any examination of such Lender by such Governmental Authority) for disclosure of any such non-public information prior to disclosure of such information; and, PROVIDED FURTHER, in no event shall any Lender be obligated or required to return any materials furnished by the Borrower or by the Parent Company or any of their Subsidiaries.

         12.9. SET-OFF. In addition to any other rights and remedies of the Lenders provided by law, and regardless of the adequacy of any Collateral, if any Event of Default shall be continuing, each Lender is authorized at any time and from time to time, without prior notice to the Parent Company or the Borrower, any such notice being irrevocably waived by each of the Principal Companies to the fullest extent permitted by law, to set off and apply, to the fullest extent permitted by Applicable Law, any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the Parent Company or the Borrower against any and all Obligations owing to such Lender, now or at any time hereafter created, arising or existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Parent Company, the Borrower and the Administrative Agent after any such set-off and application made by such Lender; PROVIDED, HOWEVER, that the failure to give any such notice shall not affect the validity of such set-off and application. The rights of each Lender under this SECTION 12.9 are in addition to all of the other rights and remedies (including other rights of set-off) which such Lender may have.

         12.10. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of each Credit Extension. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Credit Party set forth in SECTIONS 4.1, 4.3, 4.4, 12.4, 12.5 and 12.9 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination hereof. The agreements of the Principal Companies set forth
(a) in the fourth paragraph of Section 2 (SYNDICATION) of the Commitment Letter among Fleet National Bank and the Principal Companies, dated as of December 10, 1999, and (b) in the Fee Letter, dated as of December 7, 1999, executed in connection therewith, shall survive the execution and delivery of this Agreement and the making of each Credit Extension.

         12.11. MARSHALLING; PAYMENTS SET ASIDE. Neither the Administrative Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes any payment or payments to the Administrative Agent or Lenders (or to the Administrative Agent for the benefit of Lenders), or the Administrative Agent or the Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or set-off had not occurred.

         12.12. OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS' RIGHTS. The obligations of the Lenders hereunder are several, and no Lender shall be responsible for the obligations or Commitments of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by the Lenders pursuant hereto or thereto, shall be deemed to constitute the Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall, except as otherwise expressly provided hereby, be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and the other Loan Documents, and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.



              [REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

         12.13. NOTIFICATION OF ADDRESSES, LENDING OFFICES, ETC. Each Lender shall notify the Administrative Agent in writing of any changes in the address to which notices to such Lender should be directed, of addresses of its Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Administrative Agent shall reasonably request.

         12.14. COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same Instrument. A set of the copies of this Agreement signed by all of the parties shall be lodged with the Borrower and the Administrative Agent.

         12.15. SEVERABILITY. The illegality or unenforceability of any provision of this Agreement or any Instrument required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any Instrument required hereunder.

         12.16. NO THIRD PARTIES BENEFITED. This Agreement is made and entered into for the sole protection and legal benefit of the parties hereto and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. None of the Administrative Agent, the Issuing Lender or any the Lenders shall have any obligations to any Person not a party to this Agreement or any other Loan Document.

         12.17.  GOVERNING LAW AND JURISDICTION; WAIVER OF TRIAL BY JURY.

         (a) GOVERNING LAW. THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.



              [REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

         (b) JURISDICTION. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR OF THE UNITED STATES FOR THE DISTRICT OF MASSACHUSETTS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARENT COMPANY AND THE BORROWER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARENT COMPANY AND THE BORROWER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR OTHER DOCUMENT RELATED HERETO. EACH OF THE PARENT COMPANY AND THE BORROWER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY MASSACHUSETTS LAW.

         (c) WAIVER OF JURY TRIAL. THE PARTIES HERETO EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE PARTIES HERETO EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION 12.17 AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY PROVISIONS HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.



              [REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

         12.18. JOINDER OF ADDITIONAL LENDERS, ETC. The parties hereto have agreed to syndicate the credit facilities described herein within thirty (30) days after the Closing Date (the "Syndication Period"). Each Eligible Assignee which executes and delivers to the Administrative Agent an Assignment and Assumption in the form attached hereto as EXHIBIT M within the Syndication Period, which is executed and accepted by the Administrative Agent, shall become a signatory hereunder by executing additional signature pages to this Agreement. By executing and delivering such additional signature pages, each such Eligible Assignee shall become a party to this Agreement as a "LENDER" hereunder, and expressly assumes all obligations and liabilities of a Lender hereunder.

         In the event that either GE Capital Commercial Finance, Inc. or Dresdner Bank AG, New York and Grand Cayman Branches executes and delivers an Assignment and Assumption within the Syndication Period, each such Lender, in addition to becoming a party to this Agreement as a "LENDER" hereunder, shall become a party to this Agreement as a Syndication Agent (in the case of GE Capital Commercial Finance, Inc.) or a Documentation Agent (in the case of Dresdner Bank AG, New York and Grand Cayman Branches), as the case may be, subject always, in each case, to the provisions set forth in SECTION 11.11. In addition to executing signature pages to the Agreement as a Lender hereunder, each of GE Capital Commercial Finance, Inc. and Dresdner Bank AG, New York and Grand Cayman Branches shall execute signature pages to this Agreement as Syndication Agent or Documentation Agent, as the case may be.



              [REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, the parties hereto have caused this CREDIT AGREEMENT to be duly executed and delivered by their proper and duly authorized officers as of the day and in the year first above written.

                                        THE PARENT COMPANY:
                                        -------------------

                                        REGENT COMMUNICATIONS,
                                        INC., as the Parent Company and
50 East RiverCenter Boulevard           a Guarantor
Suite 180
Covington, Kentucky  41011
                                        By: /s/ Anthony A. Vasconcellos
                                           -------------------------------------
                                           Name:  Anthony A. Vasconcellos
                                           Title: Vice President and
                                                  Chief Financial Officer

                                        THE BORROWER:
                                        -------------

                                        REGENT BROADCASTING,
                                        INC., as Borrower


                                        By: /s/ Anthony A. Vasconcellos
                                           -------------------------------------
                                           Name:  Anthony A. Vasconcellos
                                           Title: Vice President and
                                                  Chief Financial Officer

                                        THE ADMINISTRATIVE AGENT:
                                        -------------------------

PAYMENT OFFICE ADDRESS:                 FLEET NATIONAL BANK, as
-----------------------                 Administrative Agent

100 Federal Street
Boston, MA 02110
                                        By: /s/ Robert F. Milordi
                                           -------------------------------------
                                           Name:  Robert F. Milordi
                                           Title: Managing Director



                                        THE LENDERS:
                                        ------------

                                        FLEET NATIONAL BANK, as
                                        the Issuing Lender and a Lender


                                        By: /s/ Robert F. Milordi
                                           -------------------------------------
                                           Name:  Robert F. Milordi
                                           Title: Managing Director

                                        THE SYNDICATION AGENT:

                                        GENERAL ELECTRIC CAPITAL
                                        CORPORATION, as Syndication Agent


                                        By:_____________________________________
                                           Name:
                                           Title:

                                        THE DOCUMENTATION AGENT:
                                        ------------------------

                                        DRESDNER BANK AG, NEW YORK
                                        AND GRAND CAYMAN BRANCHES, as
                                        Documentation Agent


                                        By:_____________________________________
                                           Name:
                                           Title:


                                        By:_____________________________________
                                           Name:
                                           Title:


                                        THE LENDERS:
                                        ------------

                                        GENERAL ELECTRIC CAPITAL
                                        CORPORATION


                                        By:_____________________________________
                                           Name:
                                           Title:

                                        DRESDNER BANK AG, NEW YORK
                                        AND GRAND CAYMAN BRANCHES


                                        By:_____________________________________
                                           Name:
                                           Title:


                                        By:_____________________________________
                                           Name:
                                           Title:

                                        MERCANTILE BANK NATIONAL
                                        ASSOCIATION


                                        By:_____________________________________
                                           Name:
                                           Title:

                                        U.S. BANK NATIONAL ASSOCIATION


                                        By:_____________________________________
                                           Name:
                                           Title:

                                        SUMMIT BANK


                                        By:_____________________________________
                                           Name:
                                           Title:

                                        MICHIGAN NATIONAL BANK


                                        By:_____________________________________
                                           Name:
                                           Title:

                                        THE CIT GROUP/EQUIPMENT
                                        FINANCING, INC.


                                        By:_____________________________________
                                           Name:
                                           Title: